Prospectus Supplement for use with Prospectus dated November 30, 2006

$608,438,000 (Approximate)
Renaissance Home Equity Loan Trust 2006-4
Issuing Entity

Delta Funding Corporation
Originator and Sponsor

Renaissance Mortgage Acceptance Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Ocwen Loan Servicing, LLC
Servicer

Home Equity Loan Asset-Backed Notes, Series 2006-4
______________________

You should carefully consider the risk factors beginning on page S-13 in this prospectus supplement.

The notes are obligations only of the issuing entity.

The mortgage loans are not insured or guaranteed by any governmental agency or by any other person.

  Offered Notes
•  Eighteen classes of asset-backed notes listed below.
  Assets
•  Fixed and adjustable-rate, first and second lien, sub-prime residential mortgage loans.
  Credit Enhancement
•  Excess interest;
•  Overcollateralization;
•  Cross-collateralization; and
•  Subordination.
The holders of the offered notes will also have the benefit of an interest rate swap agreement as described in this prospectus supplement under “Description of the Notes−Interest Rate Swap Agreement.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Making any contrary representation is a criminal offense.

	Initial Class Note Balance(1)	Note Rate	Price to Public	Underwriting Discount	Proceeds to the Depositor(4)
Class AV-1	$34,400,000	Adjustable(2)	100.00000%	0.25000%	99.75000%
Class AV-2	$23,900,000	Adjustable(2)	100.00000%	0.25000%	99.75000%
Class AV-3	$16,700,000	Adjustable(2)	100.00000%	0.25000%	99.75000%
Class AF-1	$177,200,000	5.5450% per annum(3)	100.00000%	0.25000%	99.75000%
Class AF-2	$41,600,000	5.2850% per annum(3)	100.00000%	0.25000%	99.75000%
Class AF-3	$100,800,000	5.2940% per annum(3)	100.00000%	0.25000%	99.75000%
Class AF-4	$31,300,000	5.4730% per annum(3)	100.00000%	0.25000%	99.75000%
Class AF-5	$50,662,000	5.6850% per annum(3)	100.00000%	0.25000%	99.75000%
Class AF-6	$35,000,000	5.3400% per annum(3)	100.00000%	0.25000%	99.75000%
Class M-1	$20,313,000	5.5550% per annum(3)	100.00000%	0.25000%	99.75000%
Class M-2	$19,063,000	5.6540% per annum(3)	100.00000%	0.25000%	99.75000%
Class M-3	$11,563,000	5.7030% per annum(3)	100.00000%	0.25000%	99.75000%
Class M-4	$9,687,000	5.8020% per annum(3)	100.00000%	0.25000%	99.75000%
Class M-5	$8,750,000	5.9020% per annum(3)	100.00000%	0.25000%	99.75000%
Class M-6	$7,812,000	6.3050% per annum(3)	100.00000%	0.25000%	99.75000%
Class M-7	$7,500,000	6.5460% per annum(3)	100.00000%	0.25000%	99.75000%
Class M-8	$5,938,000	6.9920% per annum(3)	100.00000%	0.25000%	99.75000%
Class M-9	$6,250,000	7.5000% per annum(3)	98.32813%	0.25000%	98.07813%
Total	$608,438,000
__________________________________
(1)	Subject to a variance of plus or minus 5%.
(2)
The note rate on each such class of Offered Notes are based on one-month LIBOR plus an applicable margin, subject to increase and a rate cap as described in this prospectus supplement under “Description of the Notes—Note Rates.”

(3)	The note rate on each such class of Offered Notes will increase by 0.50% per annum after the optional redemption date.
(4)
The proceeds to the Depositor from the sale of the Offered Notes, before deducting expenses, will be approximately $609,033,790. The proceeds to the Depositor include accrued interest in the case of the fixed-rate notes.

RBS Greenwich Capital		Deutsche Bank Securities
Banc of America Securities LLC	Citigroup	JPMorgan
December 1, 2006

Important notice about information presented in this
prospectus supplement and the prospectus

We provide information to you about the Offered Notes in two separate documents that provide progressively more detail:

•	this prospectus supplement, which describes the specific terms of your series of notes; and

•	the prospectus, which provides general information, some of which may not apply to your series of notes.

If the description of your notes in this prospectus supplement is more specific than the related description in the prospectus, you should rely on the information in this prospectus supplement.

Table of Contents

        Prospectus Supplement
Summary
Risk Factors
Affiliations, Certain Relationships and Related Transactions
Legal Actions Pending Against The Originator
Description of the Mortgage Loans
Static Pool Information
The Originator and Sponsor
The Servicer
The Master Servicer, Securities Administrator
and Custodian
The Depositor
The Issuing Entity
The Owner Trustee
The Indenture Trustee
The Seller
Prepayment and Yield Considerations
Description of the Notes
Assignment of Mortgage Loans
The Servicing Agreement
The Indenture
Use of Proceeds
Federal Income Tax Considerations
ERISA Considerations
Legal Investment Considerations
Underwriting
Legal Matters
Ratings
Annex I
Annex II

        Prospectus
The Depositor
The Seller
Static Pool Information
Description of the Securities
The Trust Funds
Enhancement
Servicing of Loans
The Agreements
Certain Legal Aspects of the Loans
Use of Proceeds
Federal Income Tax Considerations
State Tax Considerations
Reportable Transactions
Penalty Avoidance
ERISA Considerations
Legal Investment
Plan of Distribution
Legal Matters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Home Equity Loan Asset-Backed Notes, Series 2006-4 in any state where the offer is not permitted.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Depositor; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Belgium

The information contained in this prospectus supplement may not be disclosed to the public in Belgium. The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of €50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred to in Article 3, 2° of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

This prospectus supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor the Bank-, Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

Hong Kong Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This prospectus supplement has not been authorized by the Securities and Futures Commission and therefore the securities may not be offered or sold in Hong Kong by means of this prospectus supplement or any other document other than: (a) to “professional investors” as such term is defined in the Securities and Futures Ordinance, Cap. 571 of the laws of Hong Kong (“SFO”); or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO. Offers of the securities will not be and may not be made to any person in Hong Kong other than a person to whom this prospectus supplement has been issued by or on behalf of the issuer and who meets the criteria described in (a) or (b) above. No person to whom this prospectus supplement is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this prospectus supplement to any person.

Summary

This section gives a brief summary of the information contained in this prospectus supplement. The summary does not include all of the important information about the Offered Notes. We recommend that you review carefully the more detailed information in this prospectus supplement and in the prospectus.

Title of Notes	Home Equity Loan Asset-Backed Notes, Series 2006-4.
Issuing Entity	Renaissance Home Equity Loan Trust 2006-4. The Issuing Entity is sometimes referred to herein as the “Trust”.
Depositor	Renaissance Mortgage Acceptance Corp.
Originator and Sponsor	Delta Funding Corporation.
Seller	Renaissance REIT Investment Corp.
Master Servicer, Securities Administrator and Custodian	Wells Fargo Bank, N.A.
Servicer	Ocwen Loan Servicing, LLC, or its successor.
Indenture Trustee	HSBC Bank USA, National Association.
Owner Trustee	Wilmington Trust Company.
Swap Provider	The Royal Bank of Scotland plc.
Cut-Off Date	For any mortgage loan delivered on the Closing Date, the later of (x) the close of business on December 1, 2006, and (y) the date of origination of that mortgage loan.
Statistic Calculation Date	The later of (x) November 1, 2006, and (y) the date of origination of the mortgage loan.
Closing Date	On or about December 28, 2006.
Payment Dates	The 25th day of each month or, if that day is not a business day, the next business day, beginning in January 2007.
Record Dates
With respect to any Payment Date and any class of adjustable-rate notes, the business day before the applicable Payment Date, so long as such class of notes remains in book-entry form. With respect to any Payment Date and the fixed-rate notes, the last business day of the month before the month in which the applicable Payment Date occurs.

Note Rates
The Note Rate for each class of adjustable-rate notes will be the lesser of (i) the sum of one-month London Interbank Offered Rate (“LIBOR”) plus the applicable note margin and (ii) a related fixed interest rate, subject, in each case, to the Group I Available Funds Rate (as defined under “Description of the Notes—Glossary”). The note margins are as follows:

		Note Margin
	Class	(1)	(2)
	Class AV-1	0.070%	0.140%
	Class AV-2	0.160%	0.320%
	Class AV-3	0.240%	0.480%
	_______________ (1) Prior to or on the optional redemption date. (2) After the optional redemption date.
	The Note Rate for each class of fixed-rate notes will be the applicable fixed interest rate listed in the table below:
		Note Rate
	Class	(1)	(2)
	Class AF-1	5.5450%	6.0450%
	Class AF-2	5.2850%	5.7850%
	Class AF-3	5.2940%	5.7940%
	Class AF-4	5.4730%	5.9730%
	Class AF-5	5.6850%	6.1850%
	Class AF-6	5.3400%	5.8400%
	Class M-1	5.5550%	6.0550%
	Class M-2	5.6540%	6.1540%
	Class M-3	5.7030%	6.2030%
	Class M-4	5.8020%	6.3020%
	Class M-5	5.9020%	6.4020%
	Class M-6	6.3050%	6.8050%
	Class M-7	6.5460%	7.0460%
	Class M-8	6.9920%	7.4920%
	Class M-9	7.5000%	8.0000%
	_______________ (1) Prior to or on the optional redemption date. (2) After the optional redemption date.
	See “Description of the Notes—Note Rates” in this prospectus supplement.

Designations

Each class of notes will have different characteristics. Some of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the prospectus to provide a better understanding to potential investors.

Offered Notes

Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes.

Adjustable-Rate Notes

All Class AV Notes.

Fixed-Rate Notes

All Class AF Notes and all Class M Notes.

Group I Notes

All Class AV Notes.

Group II Notes

All Class AF Notes.

Note Group

Group I Notes or Group II Notes, as applicable.

Class AV Notes

All Class AV-1, Class AV-2 and Class AV-3 Notes.

Class AF Notes

All Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes.

Class M Notes

All Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes.

Group I Mortgage Loans

All mortgage loans bearing interest at adjustable-rates, including mortgage loans that bear interest at rates that are fixed for two or three years before beginning to adjust.

Group II Mortgage Loans

All mortgage loans bearing interest at fixed rates for their entire term.

Book-Entry Notes

All Classes of Offered Notes.

Senior Notes

All Class AV and Class AF Notes.

Subordinate Notes

All Class M Notes.

Offered Notes

Ratings

The Offered Notes will not be issued unless they receive ratings at least as high as those set forth below from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s” or “S&P”) and Moody’s Investors Service, Inc. (“Moody’s”; and together with S&P, the “Rating Agencies”):

Class	S&P	Moody’s
AV-1	AAA	Aaa
AV-2	AAA	Aaa
AV-3	AAA	Aaa
AF-1	AAA	Aaa
AF-2	AAA	Aaa
AF-3	AAA	Aaa
AF-4	AAA	Aaa
AF-5	AAA	Aaa
AF-6	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

See “Ratings” in this prospectus supplement.

Interest Payments

On each Payment Date, each Class of Offered Notes will be entitled to interest in an amount equal to:

•	the applicable Note Rate, multiplied by

•	the applicable Class Note Balance on the day before that Payment Date, multiplied by

•	the actual number of days in the related interest period in the case of the Adjustable-Rate Notes, or 30 in the case of the Fixed-Rate Notes, divided by 360, plus

•	any unpaid interest amounts for that class from prior Payment Dates, plus

•	interest earned during the related interest period on applicable unpaid interest amounts at the applicable Note Rate.

Interest Period

The Interest Period with respect to the Adjustable-Rate Notes will be the period from the prior Payment Date or, in the case of the first Payment Date, from the Closing Date, to the day before the applicable Payment Date.

The Interest Period with respect to the Fixed-Rate Notes will be the calendar month prior to the month in which the applicable Payment Date occurs.

Interest Calculations

Actual number of days divided by 360 days for the Adjustable-Rate Notes, and 30/360 days for the Fixed-Rate Notes.

Class Note Balances

The initial Class Note Balances of the Offered Notes set forth on the cover page of this prospectus supplement are subject to a permitted variance of plus or minus 5%.

Payment Priorities—Group I Notes

In general, on any Payment Date, funds available for payment from amounts received on the Group I Mortgage Loans and any Net Swap Payment (as defined herein) or Swap Termination Payment received by the Securities Administrator will be paid as follows:

Interest Payments

concurrently, to pay interest on the Group I Notes, on a pro rata basis based on the entitlement of each such class; and

Principal Payments

to pay principal on the Group I Notes, but only in the amounts and in the priority described under “Description of the Notes—Payment Priorities” in this prospectus supplement.

Payment Priorities—Group II Notes

In general, on any Payment Date, funds available for payment from amounts received on the Group II Mortgage Loans and any Net Swap Payment or Swap Termination Payment received by the Securities Administrator will be paid as follows:

Interest Payments

concurrently, to pay interest on the Group II Notes, on a pro rata basis based on the entitlement of each such class; and

Principal Payments

to pay principal on the Group II Notes, but only in the amounts and in the priority described under “Description of the Notes—Payment Priorities” in this prospectus supplement.

The Class AF-6 Note is a “lock-out” note. The Class AF-6 Notes are generally not entitled to receive payments of principal until the Payment Date in January 2010. For each Payment Date on or after the Payment Date in January 2010, the Class AF-6 Notes will be entitled to receive an increasing percentage of that class’s proportionate share of principal payable to the Class AF Notes, based on a schedule described under “Description of the Notes—Glossary” in this prospectus supplement.

Payment Priorities—Subordinate Notes

In general, on any Payment Date, funds available for payment from amounts received on the Group I Mortgage Loans and the Group II Mortgage Loans and any Net Swap Payment or Swap Termination Payment received by the Securities Administrator, after the payments on the Senior Notes described above will be paid as follows:

Interest Payments

to pay interest on the Subordinate Notes, but only in the amounts and in the priority described under “Description of the Notes—Payment Priorities” in this prospectus supplement; and

Principal Payments

to pay principal on the Subordinate Notes, but only in the amounts and in the priority described under “Description of the Notes—Payment Priorities” in this prospectus supplement.

Minimum Denominations

The Offered Notes are offered in minimum denominations of $25,000 and in integral multiples of $1 in excess thereof; provided that Offered Notes must be purchased in minimum total investments of $100,000 per class.

Form

All of the Offered Notes will be in book-entry form.

SMMEA Eligibility

The Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Class N Notes

The Class N Notes will be issued pursuant to the Indenture and will be subordinate to the Offered Notes as set forth in this prospectus supplement. The Depositor is not offering the Class N Notes to the public pursuant to this prospectus supplement and the prospectus.

Owner Trust Certificates

The Owner Trust Certificates will be issued pursuant to the Trust Agreement and will represent the beneficial ownership interest in the Issuing Entity. The Depositor is not offering the Owner Trust Certificates to the public pursuant to this prospectus supplement and the prospectus.

The Mortgage Loans

Statistic Calculation Mortgage Loans

Set forth below is selected information about the mortgage loans that have been identified by the Depositor to be sold to the Trust on the Closing Date (the “Statistic Calculation Mortgage Loans”). The information in this prospectus supplement with respect to each Statistic Calculation Mortgage Loan is based on information for that Statistic Calculation Mortgage Loan as of the Statistic Calculation Date. On the Closing Date, additional mortgage loans will be delivered to the Trust (the “Additional Mortgage Loans”). Any Additional Mortgage Loans are expected to consist of first or second lien, fixed-rate mortgage loans, and first lien, adjustable-rate mortgage loans, also called ARMs. Within four business days following the Closing Date, the Depositor will file a Form 8-K containing the final characteristics of the mortgage pool, including the Additional Mortgage Loans. The Statistic Calculation Mortgage Loans, together with any Additional Mortgage Loans, will constitute the mortgage loans (the “Mortgage Loans”). Any statistic presented on a weighted average basis or any statistic based on the Principal Balance of the Mortgage Loans is subject to a variance of plus or minus 5%.

Statistic Calculation Mortgage Pool

Number of loans	3,503
Aggregate Principal Balance	$545,230,100
Range of Principal Balances	$23,293 to $920,000
Average Principal Balance	$155,647
Range of interest rates	5.850% to 14.340%
Weighted average interest rate	8.811%
Range of original CLTV	6.47% to 100.00%
Weighted average original CLTV	74.37%
Range of original term to stated maturity (months)	60 to 360
Weighted average original term to stated maturity (months)	339
Range of remaining term to stated maturity (months)	59 to 360
Weighted average remaining term to stated maturity (months)	339
Range of loan ages (months)	0 to 3
Weighted average loan age (months)	0
Range of credit scores	427 to 880
Weighted average credit score	613
Subject to prepayment penalties	71.39%
Fixed-rate	87.40%
Adjustable-rate	12.60%
First lien	95.98%
Second lien	4.02%
Interest-only	0.60%

Group I Statistic Calculation Mortgage Loans

Number of loans	407
Aggregate Principal Balance	$68,688,797
Range of Principal Balances	$39,978 to $800,000
Average Principal Balance	$168,769
Range of interest rates	5.990% to 12.640%
Weighted average interest rate	9.194%
Range of original CLTV	19.35% to 100.00%
Weighted average original CLTV	78.18%
Range of original term to stated maturity (months)	96 to 360
Weighted average original term to stated maturity (months)	359
Range of remaining term to stated maturity (months)	95 to 360
Weighted average remaining term to stated maturity (months)	359
Range of loan ages (months)	0 to 3
Weighted average loan age (months)	0
Range of credit scores	468 to 769
Weighted average credit score	589
Subject to prepayment penalties	52.75%
First lien	100.00%
Interest-only	1.43%

Group II Statistic Calculation Mortgage Loans

Number of loans	3,096
Aggregate Principal Balance	$476,541,303
Range of Principal Balances	$23,293 to $920,000
Average Principal Balance	$153,922
Range of interest rates	5.850% to 14.340%
Weighted average interest rate	8.756%
Range of original CLTV	6.47% to 100.00%
Weighted average original CLTV	73.82%
Range of original term to stated maturity (months)	60 to 360
Weighted average original term to stated maturity (months)	337
Range of remaining term to stated maturity (months)	59 to 360
Weighted average remaining term to stated maturity (months)	336
Range of loan ages (months)	0 to 3
Weighted average loan age (months)	0
Range of credit scores	427 to 880
Weighted average credit score	616
Subject to prepayment penalties	74.08%
First lien	95.40%
Second lien	4.60%
Interest-only	0.48%

Credit Enhancement

Credit enhancement refers to a mechanism that is intended to protect the holders of specific classes of Notes against losses due to defaults by the borrowers under the Mortgage Loans.

The Offered Notes, other than the Class M-9 Notes, have the benefit of four types of credit enhancement:

•	the use of excess interest (“Excess Interest”) to cover losses and to maintain the required amount of overcollateralization,

•	the use of overcollateralization to cover losses,

•	cross-collateralization of the two loan groups,

•	subordination of payments on the class or classes of Notes with lower relative payment priorities.

The Class M-9 Notes, which have the lowest relative payment priority, have the benefit of only the first three forms of credit enhancement listed above.

The holders of the Offered Notes will also have the benefit of an interest rate swap agreement.

It is a condition to the issuance of the notes on the Closing Date that the Required Overcollateralization Amount (as defined under “Description of the Notes —Glossary” in this prospectus supplement) be met.

Except in very limited circumstances related to cross-collateralization, the Class M Notes will provide credit enhancement only to the more senior classes of Class M Notes and the Senior Notes.

Interest Rate Swap Agreement

The Issuing Entity will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with The Royal Bank of Scotland plc, as swap provider (the “Swap Provider”). Under the Interest Rate Swap Agreement, on or before each Payment Date, the Issuing Entity will be obligated to make fixed payments as specified in this prospectus supplement and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount (as defined herein) for that Payment Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to, but excluding, the current Payment Date, and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any Payment Date, amounts otherwise available to Noteholders will be applied to make a Net Swap Payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Payment Date, the Swap Provider will make a Net Swap Payment to the Securities Administrator.

Upon early termination of the Interest Rate Swap Agreement, the Issuing Entity or the Swap Provider may be liable to make a swap termination payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Issuing Entity is required to make a Swap Termination Payment, that payment will be paid on the related Payment Date, and on any subsequent Payment Dates until paid in full, generally prior to any payment to Noteholders.

Net Swap Payments and Swap Termination Payments payable by the Issuing Entity (other than Swap Termination Payments resulting from a Swap Provider Trigger Event as defined herein) will be deducted from Available Funds before payments to Noteholders.

See “Description of the Notes—The Interest Rate Swap Agreement” in this prospectus supplement for additional information.

Final Stated Maturity Date

The final stated maturity date for the Offered Notes will be the Payment Date in January 2037. The final stated maturity date for the Offered Notes is one month following the maturity date of the latest maturing Statistic Calculation Mortgage Loan. The actual Final Payment date for each class of Offered Notes may be earlier, and could be substantially earlier, than the final stated maturity date.

Trigger Events

The occurrence of a Trigger Event, following the Stepdown Date, may have the effect of accelerating or decelerating the amortization of the Offered Notes and affecting the weighted average lives of the Offered Notes. The Stepdown Date is the earlier to occur of (i) the first Payment Date following the Payment Date on which the aggregate Class Note Balance of the Class A Notes has been reduced to zero and (ii) the later of (x) the Payment Date occurring in January 2010 and (y) the first Payment Date on which the subordination available to the Class A Notes has doubled.

We refer you to “Description of the Notes—Glossary of Terms” and “—Note Rates” in this prospectus supplement.

Fees and Expenses

Before payments are made on the Offered Notes, the following fees and expenses will be payable by the Trust: (i) the Master Servicer will be paid a monthly fee equal to one-twelfth of 0.015% multiplied by the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period and (ii) the Servicer will be paid a monthly fee equal to one-twelfth of 0.50% multiplied by the aggregate Principal Balance of the Mortgage Loans as of the first date of the related Due Period. The fees of the Indenture Trustee and the Securities Administrator will be paid by the Master Servicer from the master servicing fee.

The Swap Provider is entitled to a monthly payment calculated as one-twelfth of the Strike Rate (as defined herein) on the Swap Notional Amount for such Payment Date. The Issuing Entity is entitled to an amount equal to one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Swap Notional Amount for such Payment Date. Only the positive Net Swap Payment of the two obligations will be paid by the applicable party. If a Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event as described herein) is owed to the Swap Provider, the Securities Administrator will pay such amount from the payment account before payments are made on the Notes.

Optional Redemption by the Seller

The Seller may, at its option, but subject to certain conditions set forth in the Indenture, redeem the Notes on any Payment Date when the aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

Repurchase or Substitution of Mortgage Loans

The Originator will make certain representations and warranties with respect to each Mortgage Loan as of the Closing Date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the Noteholders, the Originator will be obligated to cure such breach, or otherwise repurchase or replace such Mortgage Loan. In addition, the Servicer will have the right, under the Servicing Agreement, to purchase Mortgage Loans that are 90 days or more delinquent and the holder of the Owner Trust Certificate will have the option, but not the obligation, to purchase at any one time up to 1.0% of the Mortgage Loans from the Trust.

Federal Income Tax Considerations

For federal income tax purposes the Offered Notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the Owner Trust Certificates. Each Noteholder that is unrelated to the owner of the Owner Trust Certificates, by its acceptance of a note, will agree to treat the Offered Notes as debt.

It is anticipated that the Trust will be characterized as one or more taxable mortgage pools (“TMPs”). The Trust will not, however, be subject to federal income tax as a corporation as long as the Owner Trust Certificates are owned exclusively by a “real estate investment trust” (“REIT”), or by a “qualified REIT subsidiary,” (“QRS”). The Seller is a REIT and it will own the Owner Trust Certificates. Moreover, the Trust Agreement sets forth restrictions on the transferability of the Owner Trust Certificates to ensure that it will only be held by a REIT or a QRS.

ERISA Considerations

The Offered Notes may be purchased by persons investing the assets of employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), subject to certain considerations described in this prospectus supplement.

Risk Factors

An investment in the Offered Notes involves significant risks. Before you decide to invest in the Offered Notes, we recommend that you carefully consider the following risk factors. Unless otherwise specified, all references to percentages and dollar amounts of Mortgage Loans refer to the Statistic Calculation Mortgage Loans as defined in this prospectus supplement under “Description of the Mortgage Loans—General.”

Taxation of the Trust

It is anticipated that the Trust will be characterized as one or more TMPs for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the Trust will be entirely owned by the Seller, which is a REIT. So long as the Trust is owned directly or indirectly by a REIT, classification of the Trust as a TMP will not cause it to be subject to corporate income tax. Rather, the consequence of the classification of the Trust as a TMP is that the shareholders of the Seller will be required to treat a portion of the dividends they receive from the Seller as though they were “excess inclusions” with respect to a residual interest in a “real estate mortgage investment conduit,” or REMIC, within the meaning of Section 860D of the Code.

In the event that the Trust is not wholly owned by a REIT or a QRS, it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Any transfer of the Owner Trust Certificates will require such transferee to represent that it is a REIT or a QRS. The REIT rules require compliance with asset, income and ownership tests. The ownership test prohibits five or fewer stockholders from owning more than 50% of the common stock of a REIT. As of September 30, 2006, approximately 33.4% of the common stock of the Seller (including employee stock options as required by the Code calculation) is owned (by virtue of the attribution rules applicable to the ownership of REIT stock) by a single individual. There can be no assurance that the Seller will be able to comply with these tests, or remain compliant. The failure of the Trust to be wholly owned by a REIT or QRS will result in an event of default under the Indenture with respect to the Offered Notes.

In the event that federal income taxes are imposed on the Trust, the cash flow available to make payments on the Offered Notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the Trust, with a consequential redemption of the Offered Notes at a time earlier than anticipated.

You May Have Difficulty Selling Your Notes

The Offered Notes will not be listed on any securities exchange. As a result, if you wish to sell your notes, you will have to find a purchaser that is willing to purchase your notes. The underwriters intend to make a secondary market for the Offered Notes by offering to buy the Offered Notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the Offered Notes and may stop making offers at any time. In addition, the prices offered by the underwriters, if any, may not reflect the prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future. As a result, you may not be able to sell your notes when you wish to do so or you may not be able to obtain the price you wish to receive.

Certain Features of the Mortgage Loans May Result in Losses or Cash Flow Shortfalls

There are a number of features of the Mortgage Loans that create risks of loss, including the following:

The borrowers have less than perfect credit and may be more likely to default. The Originator’s underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the Originator from making a loan but may reduce the size or the loan-to-value ratio (“LTV”) of the loan the Originator will make. As a result of these less restrictive standards, the Trust may experience higher rates of delinquencies, defaults and losses than if the Mortgage Loans were underwritten in a more traditional manner.

Newly originated Mortgage Loans may be more likely to default which may cause losses. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the Mortgage Loans will have been originated within three months prior to the sale to the Trust. As a result, the Trust may experience higher rates of defaults than if the Mortgage Loans had been outstanding for a longer period of time.

Defaults on second lien Mortgage Loans may result in more severe losses. Approximately 4.60% of the Group II Statistic Calculation Mortgage Loans are secured by second liens on the related property. If a borrower on a Mortgage Loan secured by a second lien defaults, the Trust’s rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the second lien, and the Trust would suffer a loss.

Additional Mortgage Loans may have characteristics that differ from those of the Statistic Calculation Mortgage Loans which may reduce your yield to maturity. Additional Mortgage Loans may have characteristics that differ from those of the Statistic Calculation Mortgage Loans which may reduce your yield to maturity. Following the transfer of any Additional Mortgage Loans to the Trust, the characteristics of the Mortgage Loans may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the Mortgage Loans and of the borrowers under the Mortgage Loans, the credit quality of the Mortgage Loans, the distribution by interest rate, the distribution by Principal Balance, the distribution by LTV and the distribution by remaining term to stated maturity. We recommend that you consider potential variances when making your investment decision concerning the Offered Notes.

The concentration of Mortgage Loans in specific geographic areas may increase the risk of loss. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the Trust with respect to the Mortgage Loans. Approximately 26.52%, 12.12%, 6.58%, 5.18% and 5.13% of the Statistic Calculation Mortgage Loans are secured by properties in New York, Florida, New Jersey, Maryland and Illinois, respectively, approximately 20.58%, 17.67%, 10.32%, 9.77%, 6.44% and 5.78% of the Group I Statistic Calculation Mortgage Loans are secured by properties in Florida, New Jersey, Maryland, Pennsylvania, Illinois and Virginia, respectively, and approximately 30.03%, 10.90%, 4.98%, 4.94% and 4.43% of the Group II Statistic Calculation Mortgage Loans are secured by properties in New York, Florida, New Jersey, Illinois and Maryland, respectively. No other state constituted more than 5% of the Statistic Calculation Date Principal Balances of either Statistic Calculation Mortgage Loan Group. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the Mortgage Loans may be higher than would be the case if the mortgaged properties were more geographically diversified. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. Some of the mortgaged properties, specifically those located in New York, New Jersey and Florida, may be more susceptible to certain types of special hazards, such as terrorism attacks, hurricanes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

Interest-only Mortgage Loans may increase risk of loss. Approximately 1.43% of the Group I Statistic Calculation Mortgage Loans and approximately 0.48% of the Group II Statistic Calculation Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final Payment Date, which is generally 300 months following the end of the interest-only period. The borrower’s monthly payments will generally increase as a result of such recalculation, although the size of any such increase will be affected by any principal prepayments made by the borrower during the interest-only period. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made on such Mortgage Loans for an extended period following origination (and to the extent that principal prepayments are not made during the interest-only period), if the borrower defaults, the unpaid Principal Balance of the related Mortgage Loan will be greater than otherwise would be the case, increasing the risk of loss and loss severity in that situation.

Stepped Fixed Rate Loans may increase risk of loss. Approximately 41.78% of the Group II Statistic Calculation Mortgage Loans require the borrowers to make monthly payments based on a forty-year amortization during the first ten years of such Mortgage Loan’s term (the “Stepped Fixed Rate Loans”). At the end of such period, the borrower’s monthly payment will be recalculated at the same interest rate so that the Mortgage Loan will amortize fully prior to its final Payment Date, which is generally 240 months following the end of the initial ten-year period. The borrower’s monthly payments will generally increase as a result of such recalculation, although the size of any such increase will be affected by any principal prepayments made by the borrower during the initial ten year period. If the borrower’s monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because reduced principal payments may be made on such Mortgage Loans for an extended period following origination (and to the extent that such reduced principal payments are not offset by principal prepayments), if the borrower defaults, the unpaid Principal Balance of the related Mortgage Loan will be greater than otherwise would be the case, increasing the risk of loss and loss severity in that situation.

Interest-only Mortgage Loans and Stepped Fixed Rate Mortgage Loans. Investors should consider the fact that Interest-only Mortgage Loans and Stepped Fixed Rate Mortgage Loans reduce the monthly payment required by mortgagors during the interest-only period or initial ten year period, as applicable, and consequently, the monthly housing expense used to qualify mortgagors. As a result, such Mortgage Loans may allow some mortgagors to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

Delinquency Status of the Mortgage Loans

None of the Statistic Calculation Mortgage Loans are 30 days or more delinquent as of October 31, 2006. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next scheduled due date. Investors should note that approximately 99.90% of the Statistic Calculation Mortgage Loans had or will have a first Payment Date occurring on or after October 1, 2006 and, therefore, such Mortgage Loans could not have been delinquent in any monthly payment as of October 31, 2006.

The Servicer will be required to make advances of delinquent payments of principal and interest on any delinquent Mortgage Loans, to the extent such advances are deemed by the Servicer to be recoverable, until such Mortgage Loans become current. Furthermore, with respect to any delinquent mortgage loan, the Servicer may either foreclose on any such Mortgage Loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related Mortgage Loan. If the Servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Investors should also see the tables titled “Statistic Calculation Mortgage Loans Historical Delinquency,” “Group I Statistic Calculation Mortgage Loans Historical Delinquency” and “Group II Statistic Calculation Mortgage Loans Historical Delinquency” for additional information regarding delinquencies.

Natural Disasters

Natural disasters may adversely affect the performance of the Mortgage Loans in a variety of ways, including but not limited to, impacting the ability of borrowers to repay their loans, displacing the homeowners due to severe damage to the properties, and decreasing the value of the mortgaged property, which may result in increased losses to the Trust. Additionally, claims for insurance recoveries may be disputed if insured parties and their insurers disagree in their assessments or type of insurable damage, causing the timing and receipt of insurance payments for damages to be delayed or made at amounts lower than expected, if at all.

Simultaneous Second Lien Risk

With respect to approximately 3.46% of the Group I Statistic Calculation Mortgage Loans and approximately 1.03% of the Group II Statistic Calculation Mortgage Loans, at the time of origination of the first lien Mortgage Loan, the Originator also originated a second lien mortgage loan that may or may not be included in the Trust. With respect to those Mortgage Loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since the mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the Originator or from any other lender.

Your Yield to Maturity May be Reduced by Prepayments and Defaults

The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

The rate of return of principal is uncertain. The amount of payments of principal on the Offered Notes and the time when those payments are received depend on the amount and the times at which borrowers make principal payments on the Mortgage Loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the Mortgage Loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower’s credit standing improves, that borrower may be able to refinance his/her existing loan on more favorable terms. If a borrower’s credit standing declines, the borrower may not be able to refinance the existing mortgage loan or make a scheduled payment.

All of the Group I Statistic Calculation Mortgage Loans have fixed interest rates for two or three years after origination and then adjust to the sum of six-month LIBOR, subject to rounding, and a specified margin as set forth in the related mortgage note, subject to the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. Those Mortgage Loans may have a higher level of prepayments as they approach their initial Adjustment Dates because the borrowers may want to avoid periodic changes to their monthly payments.

You may be unable to reinvest payments in comparable investments. Asset-backed securities, like the Offered Notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their Mortgage Loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the Offered Notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the Offered Notes. You will bear the risk that the timing and amount of payments on your Offered Notes will prevent you from attaining your desired yield.

Limitations on Note Rates of the Adjustable-Rate Notes will affect your yield to maturity. The rate at which interest accrues on each class of Adjustable-Rate Notes is subject to the Group I Available Funds Rate. The Note Rate on any Payment Date for any class of Adjustable-Rate Notes is equal to the least of (a) the sum of one-month LIBOR plus the applicable note margin, (b) an applicable fixed rate of interest for such class of Offered Notes (as set forth under “Description of the Notes—Note Rates”) and (c) the Group I Available Funds Rate (as defined under “Description of the Notes—Glossary”). If Group I Mortgage Loans with relatively higher Loan Rates prepay, the Group I Available Funds Rate on these classes of Adjustable-Rate Notes may be lower than otherwise would be the case. In this event, it is possible that the holders of the related Adjustable-Rate Notes would not receive payments of interest at their respective stated Note Rates. Your investment in the Group I Notes also involves the risk that the level of one-month LIBOR may change (a) while the interest rates on the Group I Mortgage Loans will not adjust for a specified period of time after origination or (b) in a direction or at a rate that is different from the level of the index used to determine the interest rates on the Group I Mortgage Loans. Although holders of the Group I Notes may be entitled to receive any Group I Basis Risk Shortfall Amount, there is no assurance that sufficient funds would be available on the related or on future Payment Dates. The ratings on the Group I Notes do not address the likelihood of your receipt of any Group I Basis Risk Shortfall Amount.

Valuation of Mortgage Properties May be Difficult if the Related Mortgage Loans Were Originated by Using an Insured Automated Valuation Model

Approximately 1.09% of the Group I Statistic Calculation Mortgage Loans and approximately 14.67% of the Group II Statistic Calculation Mortgage Loans were originated using an insured automated valuation model (an “Insured AVM”). An automated valuation model (“AVM”) may be considered a less comprehensive measure to value a property than a full appraisal with an interior inspection performed by a licensed appraiser. In the event that a borrower defaults upon a Mortgage Loan for which an Insured AVM was obtained, and the mortgaged property is liquidated at a loss, if the values received from the AVM were higher than the actual property values, the AVM insurer may have to reimburse the owner of the Mortgage Loan for the lesser of (i) the loss or (ii) the difference in values. Recovery, however, is dependent on establishing the actual value of the applicable mortgaged property at the time the related Mortgage Loan was originated. Because a substantial amount of time may have passed between the date of origination of the applicable Mortgage Loan and the liquidation of the mortgaged property, it may be difficult to establish the actual value of the related mortgaged property retrospectively. In addition, there can be no assurance that the Trust will recover claims from the related AVM insurer in the event of a loss.

The Subordinate Notes will Absorb Cash Shortfalls Before the Senior Notes

The Subordinate Notes will not receive any payments of interest until the Senior Notes receive their interest payments and will not receive any payments of principal until the Senior Notes receive their principal payments. In addition, the Subordinate Notes will not receive any payments of principal until the earlier to occur of: (a) the Payment Date on which the aggregate Class Note Balance of the Senior Notes has been reduced to zero and (b) the later to occur of: (1) the Payment Date in January 2010 and (2) the date on which certain tests have been met as set forth under the definition of Stepdown Date under “Description of the Notes—Glossary.” If Available Funds are insufficient to make all of the required payments on the Offered Notes, one or more classes of Subordinate Notes may not receive all or a portion of their payments. In addition, losses due to defaults by borrowers, to the extent not covered by the amount of Excess Interest and overcollateralization at that time, will be allocated to the Subordinate Notes in the reverse order of payment priority. Any allocation of a loss to a class of Subordinate Notes will reduce the amount of interest and principal they will receive. Any such losses will be reimbursed only to the extent of future amounts of Excess Interest available for payments as described in this prospectus supplement under “Description of the Notes—Payment Priorities” or to the extent the Class Note Balance of a class of Subordinate Notes is increased by a subsequent recovery as described in this prospectus supplement under “Description of the Notes—Allocation of Realized Losses.” Payments to the Subordinate Notes are made in the following order: first, to the Class M-1 Notes, second, to the Class M-2 Notes, third, to the Class M-3 Notes, fourth, to the Class M-4 Notes, fifth, to the Class M-5 Notes, sixth, to the Class M-6 Notes, seventh, to the Class M-7 Notes, eighth, to the Class M-8 Notes and ninth, to the Class M-9 Notes. Losses are allocated to the Subordinate Notes in the reverse order, commencing with the Class M-9 Notes. The Class M-1 Notes receive payments before, and are allocated losses after, each other class of Subordinate Notes. Conversely, the Class M-9 Notes receive payments after, and are allocated losses before, each other class of Subordinate Notes. As a result, the Class M-9 Notes will be affected to the largest degree by any losses on the Mortgage Loans.

Interest Generated by the Mortgage Loans May Not be Enough to Maintain Overcollateralization

The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Notes and to pay certain fees and expenses of the Trust (including any Net Swap Payment or Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). Any remaining interest generated by the Mortgage Loans will then be used to cover losses that occur on the Mortgage Loans. After these financial obligations of the Trust are met, the available Excess Interest generated by the Mortgage Loans will be used to maintain or restore overcollateralization. While it is a condition to the issuance of the notes on the Closing Date that the initial required level of overcollateralization be met, we cannot assure you that enough Excess Interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of interest that the Mortgage Loans will generate:

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Every time a Mortgage Loan is prepaid in full or in part, liquidated or written off, Excess Interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of prepayments in part, will be generating less interest;

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If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, Excess Interest will be reduced by the amount needed to compensate for any shortfalls in cash available to make the required payments on the Offered Notes; and

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If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher interest rates than on the Mortgage Loans with relatively lower interest rates, the amount of Excess Interest generated by the Mortgage Loans will be less than would otherwise be the case.

Impact of Geopolitical Risks

The economic impact of the United States’ military operations in Afghanistan, Iraq and other countries, as well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the Mortgage Loans. The holders of the notes would bear any adverse impact resulting from these events. United States military operations also may increase the likelihood of shortfalls under the Servicemembers Civil Relief Act (“SCRA”) or similar state laws. Interest shortfalls resulting from the application of the SCRA or similar state laws will be absorbed by Excess Interest, if available, and any Net Swap Payments received by the Securities Administrator.

Environmental Conditions Affecting the Mortgaged Properties May Result in Losses

Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

Violations of Consumer Protection Laws May Result in Losses

Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

(1) the federal Truth in Lending Act (“TILA”) and Regulation Z promulgated under TILA, which require particular disclosures to the borrowers regarding the terms of the Mortgage Loans;

(2) the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

(3) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

(4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

The Originator will represent that none of the Mortgage Loans will be subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), and that no proceeds of any Mortgage Loan were used to finance single-premium credit life insurance policies. The Originator will be required to substitute for or repurchase any Mortgage Loan that breaches such representation and warranty in the circumstances described under “Assignment of Mortgage Loans” in this prospectus supplement.

In addition to HOEPA, several legislative proposals have been introduced at federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that may have interest rates or origination costs above certain levels, and require that borrowers be given certain disclosures prior to entering into a mortgage loan. In some cases, state and local laws may impose requirements and restrictions greater than those in HOEPA. The Originator’s failure to comply with these laws could subject the Trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in a borrower rescinding a Mortgage Loan against either the Trust or a subsequent holder of the Mortgage Loans. Lawsuits have been brought in various states making claims against violations of these state and local laws. Named defendants in these cases include participants in the secondary mortgage market, including some securitization trusts.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of, or interest on, the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust, as owner of the Mortgage Loans, to damages and administrative enforcement.

If Payments on the Mortgage Loans are Insufficient, You May Incur a Loss

All payments on the Offered Notes will be made from payments by borrowers under the Mortgage Loans and any Net Swap Payments received under the Interest Rate Swap Agreement. The Trust has no other assets to make payments on the Offered Notes. If payments on the Mortgage Loans or amounts received under the Interest Rate Swap Agreement are insufficient, you may suffer a loss on your notes. The Securities Administrator, on behalf of the Trust, is the only person obligated to make payments on the Offered Notes and only to the extent of Available Funds. The Offered Notes are not insured or guaranteed by any governmental agency.

Insolvency of the Originator, the Seller or the Depositor May Cause Losses

The Seller and the Depositor each intend that the transfer of the Mortgage Loans to the Depositor and from the Depositor to the Trust will constitute a sale, and the Seller, the Depositor and the Indenture Trustee, on behalf of the Trust, will agree to treat each transfer as a sale. In the event of the insolvency of the Seller or the Depositor, the Trustee in bankruptcy of the Seller or Depositor, or the Seller or Depositor, as debtor-in-possession, may attempt to recharacterize the sale as a loan secured by a pledge of the Mortgage Loans. If such an attempt were to be successful, payments to holders of the Offered Notes could be reduced. Any reduction could adversely affect the yield on the Offered Notes. Even if such an attempt were to be unsuccessful, holders of the Offered Notes could experience delays in payments, which would adversely affect the yield on the Offered Notes.

In addition, the insolvency of the Originator also would adversely affect the Originator’s ability to repurchase Mortgage Loans due to defective documentation or for breaches of representations.

Withdrawal or Downgrading of Initial Ratings Will Reduce the Market Values of the Offered Notes

A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any Rating Agency may change its rating of the Offered Notes after those Offered Notes are issued if that Rating Agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating by any Rating Agency will likely reduce the price that a subsequent purchaser may be willing to pay for your notes.

Legal Actions are Pending Against the Originator

Because the nature of the Originator’s business involves the validity of liens and compliance with state and federal lending laws, the Originator is subject to numerous claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, and an adverse judgment in a claim or action may have a significant adverse financial effect on the Originator, the Originator believes that the aggregate amount of liabilities will not result in monetary damages which in the aggregate would have a material adverse effect on the financial condition or results of the Originator.

Several class-action lawsuits have been filed against a number of consumer finance companies alleging violations of various federal and state consumer protection laws. The Originator has been named in several lawsuits styled as class actions. See “Delta Funding Corporation—Litigation” in this prospectus supplement for a description of these lawsuits.

Servicer Downgrade

A downgrade of the Servicer’s rating below a specified level or a downgrade in the ratings of the Offered Notes attributable to the servicing of the Mortgage Loans will result in a servicer event of default under the Servicing Agreement. If this occurs, a transfer of servicing could occur that may result in a temporary increase in the delinquencies on the transferred Mortgage Loans, which in turn may result in delays in payments and/or losses on the Offered Notes. See “The Servicer—General” and “The Servicing Agreement—Servicer Events of Default” in this prospectus supplement for additional information.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be included as part of Available Funds for such Payment Date. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Payment Date exceeds the fixed amount owed to the Swap Provider on such Payment Date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds the Strike Rate. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement. Any Net Swap Payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for payment to Noteholders, and may reduce the Note Rates of the Adjustable Rate Notes. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Notes. In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for payment to Noteholders.

Upon early termination of the Interest Rate Swap Agreement, the Issuing Entity or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Issuing Entity is required to make a Swap Termination Payment, that payment will be paid on the related Payment Date, and on any subsequent Payment Dates until paid in full, generally prior to payments to Noteholders. This feature may result in losses on the Offered Notes. Due to the priority of the applications of Available Funds, the Subordinate Notes will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Issuing Entity before such effects are borne by the Senior Notes and one or more classes of Subordinate Notes may suffer a loss as a result of such payment.

To the extent that payments on the Offered Notes depend in part on payments to be received by the Securities Administrator under the Interest Rate Swap Agreement, the ability of the Securities Administrator to make such payments on the Offered Notes will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement. See “Description of the Notes—The Swap Provider” in this prospectus supplement.

The Offered Notes Are Not Suitable Investments For All Investors

The Offered Notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The Offered Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Additional Risks Associated With the Mortgage Loans

A portion of the Mortgage Loans in the mortgage pool had a LTV (or a Combined Loan-to-Value Ratio, “CLTV”) (each as defined in the Indenture) at origination in excess of 80% and no such Mortgage Loan is covered by primary mortgage insurance. No Mortgage Loan had a LTV or CLTV exceeding 100% at origination. Mortgage Loans with higher LTVs (or CLTVs) may present a greater risk of loss. In addition, there can be no assurance that the LTV (or CLTV) of any Mortgage Loan determined at any time after origination is less than or equal to its original LTV (or CLTV). An overall decline in the residential real estate market, a rise in interest rates over a period of time or the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the value determined by an appraisal or an Insured AVM at the time the Mortgage Loan was originated. If there is a reduction in value of the mortgaged property, the likelihood of a default and the amount of a loss may increase.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Affiliations, Certain Relationships and Related Transactions

Each of the Depositor and the Seller is a direct, wholly owned subsidiary of the Sponsor. The Issuing Entity will be a wholly owned subsidiary of the Seller. The Swap Provider is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the Sponsor, the Depositor and the Issuing Entity and (b) any of the Seller, the Master Servicer, the Servicer, the Trustee or the Originator.

The underwriters or their affiliates have ongoing banking relationships with affiliates of the Depositor. The underwriters provide warehouse financing to the Originator and the Seller that may be secured by some or all of the Mortgage Loans. The underwriters will release any and all of its liens on or security interests in the Mortgage Loans on the Closing Date.

Legal Actions Pending Against The Originator

Delta Funding Corporation - Litigation

Because the nature of the Originator’s business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, the Originator is subject, in the normal course of business, to numerous claims and legal proceedings, including class actions. The current status of the pending class actions and other material litigation is summarized below:

In or about November 1998, the Originator received notice that it had been named in a lawsuit filed in the United States District Court for the Eastern District of New York. In December 1998, the plaintiffs filed an amended complaint alleging that the Originator had violated the HOEPA, TILA, and Section 349 of the New York State General Business Law, which relates to consumer protection for deceptive practices. The complaint sought (a) certification of a class of plaintiffs, (b) declaratory judgment permitting rescission, (c) unspecified actual, statutory, treble and punitive damages, including attorneys’ fees, (d) injunctive relief and (e) declaratory judgment declaring the loan transactions as void and unconscionable. On December 7, 1998, plaintiff filed a motion seeking a temporary restraining order and preliminary injunction, enjoining the Originator from conducting foreclosure sales on 11 properties. The district court judge ruled that in order to consider the motion, plaintiff must move to intervene on behalf of these 11 borrowers. Thereafter, plaintiff moved to intervene on behalf of three of these 11 borrowers and sought injunctive relief on their behalf. The Originator opposed the motions. On December 14, 1998, the district court judge granted the motion to intervene and on December 23, 1998, the district court judge issued a preliminary injunction that enjoined the Originator from proceeding with the foreclosure sales of the three interveners’ properties. The Originator filed a motion for reconsideration of the December 23, 1998 order. In January 1999, the Originator filed an answer to plaintiffs’ first amended complaint. In July 1999, the plaintiffs were granted leave, on consent, to file a second amended complaint. In August 1999, the plaintiffs filed a second amended complaint that, among other things, added additional parties but contained the same causes of action alleged in the first amended complaint. In September 1999, the Originator filed a motion to dismiss the complaint, which was opposed by plaintiffs and, in June 2000, was denied in part and granted in part by the court. In or about October 1999, plaintiffs filed a motion seeking an order preventing the Originator, its attorneys and/or the New York State Banking Department (“NYSBD”) from issuing notices to a number of the Originator’s borrowers, in accordance with the settlement agreement entered into by and between the NYSBD and the Originator. In the fourth quarter of 1999, the NYSBD and the Originator submitted opposition to the plaintiffs’ motion. In March 2000, the court issued an order that permitted the Originator to issue an approved form of the notice. In September 1999, the plaintiffs filed a motion for class certification, which the Originator opposed in February 2000, and which was ultimately withdrawn without prejudice by the plaintiffs in January 2001. In February 2002, the Originator executed a settlement agreement with the plaintiffs, under which the Originator denied all wrongdoing, but agreed to resolve the litigation on a class-wide basis. The court preliminarily approved the settlement and a fairness hearing was held in May 2002. The Originator submitted supplemental briefing at the court’s behest in March/April 2004. In August 2004, the court conditionally approved the settlement, subject to the Originator submitting supplemental documentation regarding a change in the settlement agreement and proposed supplemental notices to be sent to those borrowers who either opted out or objected. The Originator, plaintiffs and certain objectors submitted their respective supplemental submissions in August 2004 and the court granted its final approval to the settlement in January 2005. In February 2005, certain objectors filed a notice of appeal. The objectors filed their appellate brief in July 2005. The Originator filed its appellate papers in opposition in September 2005, and the objectors filed their reply papers in September 2005. In February 2006, the Appellate Court vacated the District Court’s approval of the settlement, not based on the merits of the settlement, but because a motion to intervene was decided by the district court magistrate judge and not the district court judge. The Appellate Court instructed the district court judge to rule on the motion to intervene and, until then, it cannot be determined if the district court judge will also have to rule on the fairness of the settlement, or if that issue will have to return to the Appellate Court. Briefing on the intervention motion was re-submitted to the District Court Judge in July 2006, which motion was denied in November 2006. If the settlement is not approved, the Originator believes it has meritorious defenses and intends to vigorously defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

In or about March 1999, the Originator received notice that the Originator and certain directors and officers had been named in a lawsuit filed in the Supreme Court of the State of New York, New York County, alleging that the Originator had improperly charged certain borrowers processing fees. The complaint sought: (a) certification of a class of plaintiffs, (b) an accounting and (c) unspecified compensatory and punitive damages, including attorneys’ fees, based upon alleged (i) unjust enrichment, (ii) fraud and (iii) deceptive trade practices. In April 1999, the Originator filed an answer to the complaint. In September 1999, the Originator filed a motion to dismiss the complaint, which was opposed by the plaintiffs, and in February 2000, the court denied the motion to dismiss. In April 1999, the Originator filed a motion to change venue and the plaintiffs opposed the motion. In July 1999, the court denied the motion. The Originator appealed, and in March 2000, the Appellate Court granted the Originator’s appeal to change venue from New York County to Nassau County. In August 1999, the plaintiffs filed a motion for class certification, which the Originator opposed in July 2000. In or about September 2000, the Appellate Court granted the plaintiffs’ motion for class certification, from which the Originator appealed. The Appellate Court denied the Originator’s appeal in December 2001. In or about June 2001, the Originator filed a motion for summary judgment to dismiss the complaint, which was denied by the court in October 2001. The Originator appealed that decision, but the Appellate Court denied the Originator’s appeal in November 2002. The Originator filed a motion to reargue in December 2002, which was denied by the Appellate Court in January 2003. Discovery continued in the lower Court. In October 2006, the Originator executed a settlement agreement with the plaintiffs, under which the Originator denied all wrongdoing, but agreed to resolve the litigation on a class-wide basis, which settlement agreement is subject to Court approval. The Court preliminarily approved the settlement and scheduled a fairness hearing in March 2007. If the Settlement is not approved, the Originator believes that it has meritorious defenses and intends to vigorously defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

In or about December 2003, the Originator received a notice that the Originator had been named in two lawsuits filed by the same plaintiff in the Circuit Court, Third Judicial Circuit in Madison County, Illinois. One alleged that the Originator had improperly charged certain borrowers fax fees, and one alleged that the Originator improperly retained extra per diem interest when loans were satisfied. The complaints seek: (a) certification of a class of plaintiffs; (b) direction to return fax fees charged to borrowers; (c) unspecified compensatory and statutory damages, including prejudgment and post judgment interest and attorneys’ fees, based upon alleged: (1) breach of contract, (2) statutory fraud and (3) unjust enrichment. In February 2004, the Originator filed a motion to dismiss the case pertaining to fax fees claims. The plaintiff was granted leave to file a motion to amend his complaint in the fax fee case, which rendered the Originator’s February 2004 motion to dismiss moot. The plaintiff filed an amended complaint in July 2004 and the Originator filed a new motion to dismiss in August 2004, which the court denied in January 2005. In June 2005, the Originator filed its opposition papers to the plaintiff’s motion for class certification. In March 2004, the Originator filed a motion to dismiss the case pertaining to per diem interest claims, which the court denied in September 2004. The Originator has since filed an answer in that case and plaintiffs filed a motion to dismiss the Originator’s affirmative defenses, which the court granted, permitting the Originator leave to replead the defenses with more particularity, which the Originator has done. Discovery has commenced in both cases. In June 2005, the Originator filed opposition papers to the plaintiff's motion for class certification in the case pertaining to fax fees claims. In June 2006, the Originator filed a motion for summary judgment in the case pertaining to the per diem interest and in July 2006, the Originator filed a motion for summary judgment in the case pertaining to fax fees. In December 2006, both of these matters were settled on an individual basis.

Other Information

In July 2003, the Originator’s parent, Delta Financial Corporation (“Delta Financial”) commenced a lawsuit in the Supreme Court of the State of New York, Nassau County, against Delta Funding Residual Exchange Company LLC (the “LLC”), Delta Funding Residual Management, Inc. (“DFRM”), and James E. Morrison, President of the LLC and DFRM, alleging that (1) the LLC breached its contractual duties by failing to pay approximately $142,000 due to Delta Financial in June 2003, and (2) that Mr. Morrison and DFRM knowingly and intentionally caused the default, thereby breaching their respective fiduciary duties to the LLC. The complaint seeks: (a) payment of amounts past due under Delta Financial’s agreement with the LLC, plus interest; (b) specific performance of the LLC’s obligations to Delta Financial in the future; and (c) monetary damages for breach of fiduciary duty, in an amount to be determined by the court. In September 2003, Mr. Morrison, the LLC and DFRM filed a motion to dismiss Delta Financial’s complaint and the LLC and DFRM filed a countersuit in the Supreme Court of the State of New York, New York County, against Delta Financial and several of its directors and officers seeking, among other things, damages of not less than $110 million. The countersuit alleges misrepresentation, negligence and/or fraud by defendants in that case relating to Delta Financial’s August 2001 exchange offer. In October 2003, Delta Financial filed its opposition to the motion to dismiss and cross-moved to consolidate the two actions in Nassau County. In November 2003, Delta Financial answered the New York County action. In February 2004, the Nassau County Court denied Mr. Morrison’s motion to dismiss Delta Financial’s causes of action seeking (a) payment of amounts due under its agreements with the LLC and (b) monetary damages for breach of fiduciary duty, and granted Mr. Morrison’s motion to dismiss Delta Financial’s cause of action seeking specific performance to preclude future defaults by Morrison and the LLC. The court also granted Delta Financial’s motion to consolidate the cases in Nassau County. In April 2004, Delta Financial filed a motion to dismiss Mr. Morrison’s countersuit, which the court denied in September 2004. Discovery has commenced. In or about October 2004, the LLC commenced an action against KPMG LLP, Delta Financial’s independent public accountants at the time, based on upon similar allegations as asserted in this action. In September 2005, it was agreed that the action against KPMG LLP would be joined with this action. In the countersuit, the LLC was granted permission to serve an amended complaint which it did in November 2005. The amended complaint includes two additional causes of action alleging breach of fiduciary duty owed to the LLC, one against Delta Financial and the other against several of its officers and directors. In December 2005, Delta Financial filed a motion to amend its compliant to add claims (both individually and as a member of the LLC) against Mr. Morrison arising from the same and/or similar facts and circumstances, seeking recovery for waste, for improper personal benefit, for breach of fiduciary duty (beyond those already alleged in the compliant) and for a material misstatement in the LLC’s financial statements. In April 2006, the Supreme Court dismissed Delta Financial’s motion to amend and granted it permission to revise the motion and refile it. In July 2006, the Originator re-filed its motion to amend its complaint, which motion was opposed. In November 2006, the Court denied the motion to amend. Delta Financial believes it has meritorious claims in its lawsuit and meritorious defenses in the countersuit. Delta Financial intends to vigorously prosecute its claims and vigorously defend itself against the countersuit. Delta Financial cannot estimate with any certainty its ultimate legal or financial recovery and/or liability, if any, with respect to the alleged claims in the countersuit.

In or about November 2004, the Originator received notice that its affiliate Fidelity Mortgage Inc. (“Fidelity”) (which since has been merged into the Originator) and Delta Financial had been named in a lawsuit styled as a collective action filed in the United States District Court of the Western District of Pennsylvania, alleging that Fidelity did not pay its loan officers overtime compensation and/or minimum wage in violation of the Federal Fair Labor Standards Act. The complaint seeks: (1) an amount equal to the unpaid wages at the applicable overtime rate; (2) an amount equal to the minimum wages at the applicable minimum wage; (3) an equal amount as liquidated damages; (4) costs and attorneys fees; (5) leave to add additional plaintiffs and (6) leave to amend to add claims under applicable state laws. An answer has been filed and discovery commenced. In April 2005, the plaintiff filed his motion for conditional class certification, and in May 2005, Fidelity filed it opposition to that motion and in June 2005, the Court held oral argument on that motion. In June 2005, the Magistrate Judge issued a Report and Recommendation, recommending that the Plaintiff’s motion for conditional class certification be granted, and that the Plaintiff’s motion to authorize judicial notice be granted (subject to revision and final approval by the Court). In July 2005, Fidelity filed with the District Court its objections to the Magistrate Judge’s Report and Recommendation and the District Court adopted the report and recommendations of the Magistrate. Any potential class members who desired to join the collective action were provided an opportunity to do so during an “opt-in” period that ended in October 2005. To date, the Originator has received notice that approximately 180 individuals, virtually all of whom are former employees, have opted into the collective action. In April 2006, the plaintiffs filed a motion for summary judgment. By agreement, the Court stayed the action while the parties engaged in non-binding mediation, and plaintiffs’ motion for summary judgment was withdrawn without prejudice to it being refiled. The matter was not resolved through mediation, the stay was lifted in August 2006, the plaintiffs’ motion was re-filed and the Originator filed its opposition to the plaintiffs’ motion and a cross-motion for partial summary judgment. In September 2006, the plaintiffs filed their papers in response to Originator’s opposition to their motion and replied to Originator’s cross-motion. In October 2006, the Originator filed its reply papers to the plaintiffs’ opposition to its cross-motion. The Originator believes that it has meritorious defenses and intends to vigorously defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

Description of the Mortgage Loans

General

The Mortgage Loans will include:

(a) the Statistic Calculation Mortgage Loans identified by the Depositor to be sold to the Trust on the Closing Date and described in this prospectus supplement and

(b) the Additional Mortgage Loans that may be delivered to the Trust on or prior to the Closing Date.

Unless stated otherwise, the information in this prospectus supplement with respect to each Statistic Calculation Mortgage Loan is approximate and is based on the Principal Balance of each Statistic Calculation Mortgage Loan as of the Statistic Calculation Date. Any statistic presented on a weighted average basis or any statistic based the aggregate Principal Balance of the Mortgage Loans is subject to a variance of plus or minus 5%.

If any material pool characteristic of the Mortgage Loans on the Closing Date differs by more than 5% or more from the description of the Mortgage Loans in this prospectus supplement, the Depositor will file updated pool characteristics by Form 8-K within four days following the Closing Date.

The Mortgage Loans will be divided into two groups, (each, a “Loan Group”), designated as the Group I Mortgage Loans and the Group II Mortgage Loans. Payments under all of the Mortgage Loans are calculated on the “actuarial basis.” The Mortgage Loans are primarily secured by first or second liens on one- to four-family and five- to eight-family residential properties and mixed-use properties (the “Mortgaged Properties”). No Mortgage Loan was delinquent as of the November 30, 2006. No Mortgage Loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

The Group I Mortgage Loans, which comprise approximately 12.60% of the Statistic Calculation Mortgage Loans, will bear interest at an adjustable rate (the “Group I Mortgage Loans” or “ARMs”). The ARMs are secured by first liens on the related Mortgaged Properties. The Group II Mortgage Loans, which comprise approximately 87.40% of the Statistic Calculation Mortgage Loans, will bear interest at a fixed rate (the “Group II Mortgage Loans” or “Fixed-Rate Mortgage Loans”). The Fixed-Rate Mortgage Loans are secured by first or second liens on the related Mortgaged Properties.

The interest rate (the “Loan Rate”) borne by each ARM is subject to initial adjustment on the date set forth in the related promissory note (the “Mortgage Note”), and at regular intervals thereafter (each, an “Adjustment Date”) to equal the sum of (a) the applicable loan index and (b) the number of basis points set forth in that Mortgage Note (the “Gross Margin”), subject to rounding and to the effects of the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. The periodic cap limits adjustments in the Loan Rate for each ARM on each Adjustment Date. The lifetime cap is the maximum Loan Rate that may be borne by an ARM at any point. The lifetime floor is the minimum Loan Rate that may be borne by an ARM at any point. None of the Mortgage Loans provide for negative amortization.

For the ARMs, the loan index is the LIBOR rate for six-month U.S. dollar deposits, and the Adjustment Dates occur every six months after the initial Adjustment Date. The reference for each applicable loan index and the date prior to an Adjustment Date as of which the loan index is determined is set forth in the related Mortgage Note. All of the ARMs have initial Adjustment Dates that are either 24 months after origination (“2/28 Loans”), or 36 months after origination (“3/27 Loans”). The periodic cap for the initial Adjustment Date for the ARMs is approximately 3.000%, and the periodic cap for the ARMs, subsequent to the initial Adjustment Date, is approximately 1.000%.

As of the Statistic Calculation Date, substantially all of the Statistic Calculation Mortgage Loans that are ARMs were accruing interest at Loan Rates that are below the sum of the related Gross Margin and the loan index that would otherwise have been applicable. On the initial Adjustment Date for each ARM, the related Loan Rate will adjust to the sum of the applicable loan index and the related Gross Margin subject to the application of the related periodic cap, lifetime cap and lifetime floor.

Approximately 4.79% of the Statistic Calculation Mortgage Loans and approximately 6.52% and 4.55% of the Group I Statistic Calculation Mortgage Loans and Group II Statistic Calculation Mortgage Loans, respectively, have repair escrows that are being held by the Servicer. The appraisals for these Mortgage Loans were based on the conditions of the Mortgaged Properties without the repairs, that is, the appraisals were not “subject to” appraisals. The repairs are typically completed within 30 to 60 days after the Mortgage Loan closes. The related Mortgage Loan documents give the Servicer the right to apply the escrowed amounts to prepayment of the Mortgage Loan if the repairs are not completed.

Approximately 71.39% of the Statistic Calculation Mortgage Loans provide for payment by the borrower of a prepayment charge on specific prepayments as provided in the related Mortgage Note. Prepayment charges collected on the Mortgage Loans will be payable to the holders of the Class N Notes and will not be available for payment on any class of Offered Notes.

Approximately 2.52% of the Statistic Calculation Mortgage Loans provide that if the borrower makes the first 12 payments on or before their due dates, the interest rate on the borrower’s Mortgage Loan will be reduced by 50 basis points (0.50%) commencing with the 13th payment. If a borrower qualifies for the first rate reduction, that borrower can qualify for a second reduction of 50 basis points (0.50%) commencing with the 25th payment by making each of the 13 through 24 payments on or before their due dates.

Statistical Information

Set forth below is approximate statistical information as of the Statistic Calculation Date (except as otherwise noted) regarding the Statistic Calculation Mortgage Loans. Prior to or on the Closing Date, Additional Mortgage Loans will be delivered to the Trust. In addition, prior to the Closing Date, Statistic Calculation Mortgage Loans may be removed and other Mortgage Loans may be substituted for the removed loans. The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistic Calculation Mortgage Loans is representative of the characteristics of the Mortgage Loans at the Closing Date, although some characteristics of the Mortgage Loans on the Closing Date may vary from those of the Statistic Calculation Mortgage Loans as a result of such removals and substitutions. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances ($)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
0.01-50,000.00	354	$14,749,445.59	2.71%	10.471%	290	63.60%	599
50,000.01-100,000.00	1,089	81,877,573.99	15.02	9.480	308	70.20	614
100,000.01-150,000.00	776	95,682,868.63	17.55	9.224	329	71.77	599
150,000.01-200,000.00	422	72,925,914.18	13.38	8.796	340	74.15	609
200,000.01-250,000.00	260	58,069,136.56	10.65	8.644	349	74.87	609
250,000.01-300,000.00	193	52,964,321.11	9.71	8.714	354	75.01	600
300,000.01-350,000.00	121	39,475,598.90	7.24	8.435	354	75.63	619
350,000.01-400,000.00	108	40,822,442.02	7.49	8.362	356	78.37	614
400,000.01-450,000.00	72	30,654,865.34	5.62	8.191	357	77.32	629
450,000.01-500,000.00	46	22,021,269.00	4.04	8.176	358	80.59	624
500,000.01-550,000.00	35	18,340,495.91	3.36	7.661	360	83.66	653
550,000.01-600,000.00	10	5,888,629.00	1.08	8.464	360	84.45	664
600,000.01-650,000.00	8	5,094,800.00	0.93	8.208	355	84.29	633
650,000.01-700,000.00	3	2,025,000.00	0.37	7.823	360	78.07	634
700,000.01-750,000.00	4	2,917,740.00	0.54	7.034	351	64.34	625
750,000.01-800,000.00	1	800,000.00	0.15	6.990	360	70.80	642
900,000.01-950,000.00	1	920,000.00	0.17	6.790	360	80.00	757
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
PRINCIPAL BALANCES AS OF THE STATISTICAL CALCULATION DATE

Range of Current Principal Balances ($)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
0.01-50,000.00	355	$14,799,433.33	2.71%	10.478%	290	63.58%	599
50,000.01-100,000.00	1,088	81,827,586.25	15.01	9.478	308	70.21	614
100,000.01-150,000.00	776	95,682,868.63	17.55	9.224	329	71.77	599
150,000.01-200,000.00	422	72,925,914.18	13.38	8.796	340	74.15	609
200,000.01-250,000.00	260	58,069,136.56	10.65	8.644	349	74.87	609
250,000.01-300,000.00	193	52,964,321.11	9.71	8.714	354	75.01	600
300,000.01-350,000.00	121	39,475,598.90	7.24	8.435	354	75.63	619
350,000.01-400,000.00	108	40,822,442.02	7.49	8.362	356	78.37	614
400,000.01-450,000.00	72	30,654,865.34	5.62	8.191	357	77.32	629
450,000.01-500,000.00	46	22,021,269.00	4.04	8.176	358	80.59	624
500,000.01-550,000.00	35	18,340,495.91	3.36	7.661	360	83.66	653
550,000.01-600,000.00	10	5,888,629.00	1.08	8.464	360	84.45	664
600,000.01-650,000.00	8	5,094,800.00	0.93	8.208	355	84.29	633
650,000.01-700,000.00	3	2,025,000.00	0.37	7.823	360	78.07	634
700,000.01-750,000.00	4	2,917,740.00	0.54	7.034	351	64.34	625
750,000.01-800,000.00	1	800,000.00	0.15	6.990	360	70.80	642
900,000.01-950,000.00	1	920,000.00	0.17	6.790	360	80.00	757
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
LOAN RATES

Range of Current Loan Rates (%)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
5.500-5.999	33	$9,065,408.00	1.66%	5.982%	324	68.97%	702
6.000-6.499	72	19,055,095.88	3.49	6.359	344	67.59	676
6.500-6.999	206	44,672,803.42	8.19	6.815	333	71.48	673
7.000-7.499	192	36,047,384.12	6.61	7.300	329	71.37	658
7.500-7.999	332	62,331,655.01	11.43	7.802	332	71.85	633
8.000-8.499	320	57,178,766.42	10.49	8.294	340	73.87	624
8.500-8.999	439	79,184,132.79	14.52	8.788	344	76.90	610
9.000-9.499	384	60,681,040.14	11.13	9.281	344	76.84	591
9.500-9.999	512	73,254,130.93	13.44	9.791	343	76.94	581
10.000-10.499	307	37,572,689.02	6.89	10.263	342	75.32	575
10.500-10.999	330	37,123,131.54	6.81	10.746	341	75.21	562
11.000-11.499	167	14,189,008.33	2.60	11.243	344	72.65	555
11.500-11.999	107	8,380,168.36	1.54	11.771	335	74.16	569
12.000-12.499	53	3,831,829.23	0.70	12.242	336	69.98	586
12.500-12.999	29	1,774,028.32	0.33	12.745	323	85.37	612
13.000-13.499	12	585,650.00	0.11	13.284	305	94.11	636
13.500-13.999	6	238,204.95	0.04	13.739	315	92.93	613
14.000-14.499	2	64,973.77	0.01	14.297	307	97.12	599
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL TERM TO STATED MATURITY

Range of Original Term to Stated Maturity (Months)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
1-60	8	$473,240.00	0.09%	8.839%	60	42.39%	685
61-120	99	6,842,661.10	1.26	8.543	106	58.19	663
121-180	320	30,242,212.37	5.55	8.326	171	67.95	650
181-240	154	14,385,566.17	2.64	9.552	233	73.72	629
241-300	124	15,431,059.46	2.83	8.853	282	72.83	640
301-360	2,798	477,855,361.13	87.64	8.822	359	75.11	608
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
REMAINING TERM TO STATED MATURITY

Range of Remaining Term to Stated Maturity (Months)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
1-60	8	$473,240.00	0.09%	8.839%	60	42.39%	685
61-120	99	6,842,661.10	1.26	8.543	106	58.19	663
121-180	320	30,242,212.37	5.55	8.326	171	67.95	650
181-240	154	14,385,566.17	2.64	9.552	233	73.72	629
241-300	124	15,431,059.46	2.83	8.853	282	72.83	640
301-360	2,798	477,855,361.13	87.64	8.822	359	75.11	608
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
MONTHS SINCE ORIGINATION

Months Since Origination	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
None	2,823	$436,691,727.98	80.09%	8.737%	339	73.91%	614
1	664	106,820,350.23	19.59	9.104	343	76.13	607
2	12	1,157,577.65	0.21	9.724	310	87.11	660
3	4	560,444.37	0.10	8.443	319	67.83	643
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL CLTV (1)

Range of Original CLTV (%)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
0.00-49.99	420	$44,485,559.37	8.16%	8.586%	311	38.36%	623
50.00-54.99	164	21,315,375.80	3.91	8.774	331	52.15	591
55.00-59.99	177	27,586,704.41	5.06	8.444	328	57.21	602
60.00-64.99	209	29,125,713.97	5.34	8.410	337	62.23	615
65.00-69.99	265	43,499,846.63	7.98	8.807	339	66.89	603
70.00-74.99	428	66,553,872.79	12.21	8.741	346	71.34	606
75.00-79.99	425	69,912,307.26	12.82	8.715	340	76.36	603
80.00	428	70,349,426.65	12.90	9.021	349	80.00	597
80.01-84.99	114	17,100,091.35	3.14	8.593	329	83.57	626
85.00-89.99	266	49,028,457.19	8.99	8.669	345	85.88	617
90.00-94.99	282	47,862,248.52	8.78	8.943	342	90.40	624
95.00-99.99	115	21,763,149.48	3.99	9.210	347	95.76	642
100.00	210	36,647,346.81	6.72	9.493	344	100.00	645
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613
_____________________
(1) The original CLTV shown above is equal, with respect to each Statistic Calculation Mortgage Loan, to (x) the sum of (a) the original Principal Balance of the Mortgage Loan at the date of origination plus (b) in the case of a second lien Mortgage Loan, the remaining balance of the senior lien at the date of origination of the Mortgage Loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal or Insured AVM made at the time of origination of the Mortgage Loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property.

STATISTIC CALCULATION MORTGAGE LOANS
OCCUPANCY TYPE(1)

Occupancy Type	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Non-owner	207	$32,392,855.10	5.94%	9.464%	353	71.38%	643
Primary	3,296	512,837,245.13	94.06	8.770	338	74.56	611
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613
_____________________
(1) Based upon representations made by the borrowers at the time of the Mortgage Loans origination.

STATISTIC CALCULATION MORTGAGE LOANS
PROPERTY TYPE

Property Type	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Condominium	174	$27,036,726.41	4.96%	9.037%	345	78.33%	614
Five-to-Eight Family	25	8,088,500.00	1.48	9.707	360	65.58	671
Mixed-Use	41	9,955,898.21	1.83	10.094	356	67.89	660
Single Family	2,961	419,625,477.72	76.96	8.900	335	74.43	608
Two-to-Four Family	302	80,523,497.89	14.77	8.024	353	74.40	625
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
LOAN PURPOSE

Loan Purpose	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Cash Out Refinance	2,112	$320,722,593.89	58.82%	8.779%	340	71.36%	609
Debt Consolidation	938	156,785,989.02	28.76	8.762	334	77.63	614
Purchase	213	35,477,771.39	6.51	9.315	359	84.49	630
Rate/Term Refinance	240	32,243,745.93	5.91	8.807	337	77.32	621
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
DOCUMENTATION PROGRAM

Document Program	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Full Income Verification	2,510	$360,538,909.07	66.13%	8.736%	335	73.37%	608
Limited Income Verification	326	56,425,947.29	10.35	8.817	350	77.88	615
No Income Verification	480	94,567,235.24	17.34	9.013	347	76.87	622
Stated Income	187	33,698,008.63	6.18	9.039	350	72.08	631
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
RISK GRADE

Risk Grade	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
A+	2,104	$340,857,940.01	62.52%	8.459%	335	76.69%	636
A1	557	91,860,686.90	16.85	9.061	347	76.08	583
A2	225	31,874,308.71	5.85	9.380	348	70.84	573
B1	166	20,674,382.14	3.79	9.558	341	67.17	567
B2	137	19,444,685.91	3.57	9.374	344	64.80	560
C	178	22,823,750.52	4.19	10.031	348	64.68	550
D1	99	14,030,274.67	2.57	10.023	350	61.14	569
D2	37	3,664,071.37	0.67	10.846	354	48.80	578
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
LOAN TYPE

Loan Type	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
2/28 ARMs	165	$27,580,529.84	5.06%	9.172%	359	78.61%	588
2/28 ARM IO	1	227,000.00	0.04	9.390	360	100.00	580
3/27 ARMs	238	40,123,767.59	7.36	9.233	359	77.61	589
3/27 ARM IO	3	757,500.00	0.14	7.852	360	85.89	626
Fixed Rate	2,111	275,120,497.23	50.46	9.005	319	71.26	618
Fixed Rate IO	8	2,307,311.00	0.42	7.069	360	79.74	663
Stepped Fixed Rate	977	199,113,494.57	36.52	8.430	360	77.28	613
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
GEOGRAPHIC DISTRIBUTION BY STATE(1)

State	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Alabama	13	$1,017,401.98	0.19%	10.996%	349	83.77%	565
Arizona	59	8,692,166.78	1.59	8.298	338	73.02	637
Arkansas	4	395,415.08	0.07	8.887	359	75.90	577
California	87	17,617,273.25	3.23	8.355	333	68.42	623
Colorado	26	4,282,560.00	0.79	7.983	328	74.93	637
Connecticut	78	12,496,226.28	2.29	8.733	340	72.60	617
Delaware	40	5,172,301.00	0.95	8.387	298	72.30	636
Florida	461	66,069,680.09	12.12	8.854	342	73.46	600
Georgia	148	14,977,935.26	2.75	9.665	307	80.50	609
Idaho	1	217,000.00	0.04	7.490	360	70.00	562
Illinois	180	27,968,320.55	5.13	9.288	344	77.33	602
Indiana	11	1,313,705.00	0.24	10.329	355	84.79	594
Kentucky	13	1,246,933.05	0.23	9.043	339	79.16	627
Louisiana	18	1,629,850.00	0.30	9.265	352	74.65	581
Maine	16	1,691,708.45	0.31	9.763	355	64.90	546
Maryland	176	28,220,846.86	5.18	9.012	344	73.32	603
Massachusetts	81	15,235,597.92	2.79	9.281	341	72.64	604
Michigan	83	6,624,231.96	1.21	9.991	339	77.45	586
Minnesota	39	4,686,311.50	0.86	9.523	343	81.65	614
Missouri	47	4,881,961.13	0.90	9.316	329	79.23	611
Nebraska	1	112,000.00	0.02	10.090	336	80.00	533
Nevada	34	5,400,937.10	0.99	8.038	315	76.72	673
New Hampshire	47	6,454,659.72	1.18	8.465	321	73.21	643
New Jersey	172	35,857,825.71	6.58	9.288	345	73.59	602
New Mexico	39	4,367,598.77	0.80	9.581	286	82.49	630
New York	566	144,591,813.98	26.52	8.120	351	72.56	621
North Carolina	122	15,549,652.30	2.85	9.687	326	78.77	601
Ohio	116	9,701,542.68	1.78	9.583	325	78.33	604
Oklahoma	51	3,751,794.62	0.69	9.180	294	78.97	615
Oregon	21	3,407,262.94	0.62	8.465	353	77.55	655
Pennsylvania	260	27,156,212.08	4.98	9.158	342	75.22	609
Rhode Island	30	5,855,562.97	1.07	9.031	342	75.52	619
South Carolina	67	7,318,272.27	1.34	9.599	315	77.02	605
Tennessee	15	1,457,651.87	0.27	9.468	360	85.31	572
Texas	47	5,517,787.49	1.01	9.265	333	82.08	598
Vermont	24	3,350,512.00	0.61	9.403	336	81.42	632
Virginia	177	23,200,233.31	4.26	8.813	330	71.22	615
Washington	45	8,075,392.00	1.48	8.139	335	73.80	625
Wisconsin	83	9,252,102.28	1.70	9.408	318	80.95	604
Wyoming	5	413,860.00	0.08	7.603	204	61.65	703
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613
_____________________
(1) Determined by property address so designated in the related mortgage.

STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PREPAYMENT PENALTY TERM

Original Prepayment Penalty Term (Months)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
None	1,106	$155,976,031.92	28.61%	9.408%	336	75.34%	602
12	605	147,190,395.80	27.00	8.164	350	72.76	617
18	1	251,011.00	0.05	9.640	360	68.77	604
24	135	20,165,761.60	3.70	9.280	359	79.71	588
30	33	5,922,221.00	1.09	9.657	340	83.05	600
36	1,623	215,724,678.91	39.57	8.753	333	74.03	620
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
CREDIT SCORES

Range of Credit Scores	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
400-499	122	$15,694,065.27	2.88%	10.036%	353	65.37%	485
500-524	282	38,239,814.96	7.01	10.136	350	69.89	511
525-549	321	45,106,244.69	8.27	9.626	346	68.97	536
550-574	447	68,614,802.35	12.58	9.320	347	72.13	561
575-599	462	71,044,578.80	13.03	9.086	343	76.08	587
600-624	501	78,247,555.17	14.35	8.802	342	77.72	612
625-649	446	77,235,291.90	14.17	8.460	343	77.33	636
650-674	328	55,515,472.86	10.18	8.138	330	76.13	662
675-699	236	41,606,143.08	7.63	7.989	332	78.66	687
700+	343	52,421,886.15	9.61	7.610	312	71.17	748
None	15	1,504,245.00	0.28	9.665	345	66.25	N/A
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
LIEN STATUS

Lien Status	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
First Lien	3,184	$523,294,418.13	95.98%	8.733%	341	74.18%	612
Second Lien	319	21,935,682.10	4.02	10.662	299	78.78	635
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

STATISTIC CALCULATION MORTGAGE LOANS
HISTORICAL DELINQUENCY

Historical Delinquency	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original CLTV (%)	Weighted Average FICO
Never Delinquent	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613
Total	3,503	$545,230,100.23	100.00%	8.811%	339	74.37%	613

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances ($)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
0.01-50,000.00	25	$1,091,480.99	1.59%	10.588%	360	66.76%	568
50,000.01-100,000.00	99	7,388,112.87	10.76	9.799	357	71.17	575
100,000.01-150,000.00	99	12,071,299.46	17.57	9.644	358	74.04	574
150,000.01-200,000.00	63	10,951,731.37	15.94	9.258	360	75.25	587
200,000.01-250,000.00	40	8,928,827.21	13.00	9.125	360	81.14	578
250,000.01-300,000.00	30	8,223,446.81	11.97	8.998	360	82.91	591
300,000.01-350,000.00	25	8,012,099.72	11.66	9.001	359	79.53	596
350,000.01-400,000.00	8	3,088,670.00	4.50	8.373	359	78.66	605
400,000.01-450,000.00	9	3,887,650.00	5.66	8.435	360	83.51	600
450,000.01-500,000.00	3	1,417,000.00	2.06	8.878	360	85.16	595
500,000.01-550,000.00	2	1,028,500.00	1.50	9.066	359	95.06	642
550,000.01-600,000.00	3	1,799,979.00	2.62	8.907	360	93.00	678
750,000.01-800,000.00	1	800,000.00	1.16	6.990	360	70.80	642
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
PRINCIPAL BALANCES AS OF THE STATISTICAL CALCULATION DATE

Range of Current Principal Balances ($)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
0.01-50,000.00	25	$1,091,480.99	1.59%	10.588%	360	66.76%	568
50,000.01-100,000.00	99	7,388,112.87	10.76	9.799	357	71.17	575
100,000.01-150,000.00	99	12,071,299.46	17.57	9.644	358	74.04	574
150,000.01-200,000.00	63	10,951,731.37	15.94	9.258	360	75.25	587
200,000.01-250,000.00	40	8,928,827.21	13.00	9.125	360	81.14	578
250,000.01-300,000.00	30	8,223,446.81	11.97	8.998	360	82.91	591
300,000.01-350,000.00	25	8,012,099.72	11.66	9.001	359	79.53	596
350,000.01-400,000.00	8	3,088,670.00	4.50	8.373	359	78.66	605
400,000.01-450,000.00	9	3,887,650.00	5.66	8.435	360	83.51	600
450,000.01-500,000.00	3	1,417,000.00	2.06	8.878	360	85.16	595
500,000.01-550,000.00	2	1,028,500.00	1.50	9.066	359	95.06	642
550,000.01-600,000.00	3	1,799,979.00	2.62	8.907	360	93.00	678
750,000.01-800,000.00	1	800,000.00	1.16	6.990	360	70.80	642
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
LOAN RATES

Range of Current Loan Rates (%)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
5.500-5.999	1	$60,000.00	0.09%	5.990%	360	19.35%	711
6.500-6.999	6	1,515,153.51	2.21	6.953	360	77.10	664
7.000-7.499	5	1,312,464.80	1.91	7.395	360	67.80	601
7.500-7.999	23	5,395,765.25	7.86	7.783	360	80.63	630
8.000-8.499	33	7,278,869.68	10.60	8.308	360	75.29	613
8.500-8.999	68	13,995,924.61	20.38	8.813	360	80.03	596
9.000-9.499	74	14,346,577.06	20.89	9.278	358	81.91	594
9.500-9.999	89	12,442,348.33	18.11	9.740	360	77.24	568
10.000-10.499	43	6,197,103.40	9.02	10.280	360	79.32	561
10.500-10.999	41	4,423,106.55	6.44	10.737	356	70.46	544
11.000-11.499	18	1,375,584.24	2.00	11.242	360	72.04	545
11.500-11.999	5	279,900.00	0.41	11.777	360	63.52	566
12.500-12.999	1	66,000.00	0.10	12.640	360	55.00	524
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL TERM TO STATED MATURITY

Range of Original Term to Stated Maturity (Months)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
61-120	1	$74,475.21	0.11%	9.490%	95	75.00%	521
181-240	1	148,800.00	0.22	10.740	240	80.00	574
301-360	405	68,465,522.22	99.67	9.190	360	78.18	589
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
REMAINING TERM TO STATED MATURITY

Range of Remaining Term to Stated Maturity (Months)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
61-120	1	$74,475.21	0.11%	9.490%	95	75.00%	521
181-240	1	148,800.00	0.22	10.740	240	80.00	574
301-360	405	68,465,522.22	99.67	9.190	360	78.18	589
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
MONTHS SINCE ORIGINATION

Months Since Origination	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
None	264	$43,585,363.00	63.45%	9.145%	360	77.47%	589
1	141	24,803,926.66	36.11	9.270	358	79.56	590
2	1	146,918.76	0.21	10.990	358	70.00	520
3	1	152,589.01	0.22	9.090	357	65.00	543
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
GROSS MARGINS

Range of Gross Margins (%)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
1.500-1.999	1	$60,000.00	0.09%	5.990%	360	19.35%	711
2.500-2.999	6	1,515,153.51	2.21	6.953	360	77.10	664
3.000-3.499	14	3,110,813.37	4.53	7.514	360	75.07	617
3.500-3.999	26	5,977,029.88	8.70	8.011	360	74.62	627
4.000-4.499	46	9,448,014.25	13.75	8.521	360	76.28	600
4.500-4.999	88	17,185,744.29	25.02	9.069	360	80.51	595
5.000-5.499	91	15,998,780.33	23.29	9.531	358	80.46	577
5.500-5.999	60	7,750,587.92	11.28	10.128	360	76.91	570
6.000-6.499	39	4,702,906.59	6.85	10.483	356	78.12	553
6.500-6.999	28	2,326,484.45	3.39	11.031	359	72.08	541
7.000-7.499	7	547,282.84	0.80	11.360	360	84.56	551
8.500-8.999	1	66,000.00	0.10	12.640	360	55.00	524
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
MINIMUM MORTGAGE RATES

Range of Minimum Mortgage Rates (%)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
5.500-5.999	1	$60,000.00	0.09%	5.990%	360	19.35%	711
6.500-6.999	6	1,515,153.51	2.21	6.953	360	77.10	664
7.000-7.499	5	1,312,464.80	1.91	7.395	360	67.80	601
7.500-7.999	23	5,395,765.25	7.86	7.783	360	80.63	630
8.000-8.499	33	7,278,869.68	10.60	8.308	360	75.29	613
8.500-8.999	68	13,995,924.61	20.38	8.813	360	80.03	596
9.000-9.499	74	14,346,577.06	20.89	9.278	358	81.91	594
9.500-9.999	89	12,442,348.33	18.11	9.740	360	77.24	568
10.000-10.499	43	6,197,103.40	9.02	10.280	360	79.32	561
10.500-10.999	41	4,423,106.55	6.44	10.737	356	70.46	544
11.000-11.499	18	1,375,584.24	2.00	11.242	360	72.04	545
11.500-11.999	5	279,900.00	0.41	11.777	360	63.52	566
12.500-12.999	1	66,000.00	0.10	12.640	360	55.00	524
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
MAXIMUM MORTGAGE RATES

Range of Maximum Mortgage Rates (%)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
12.500-12.999	1	$60,000.00	0.09%	5.990%	360	19.35%	711
13.500-13.999	6	1,515,153.51	2.21	6.953	360	77.10	664
14.000-14.499	5	1,312,464.80	1.91	7.395	360	67.80	601
14.500-14.999	23	5,395,765.25	7.86	7.783	360	80.63	630
15.000-15.499	33	7,278,869.68	10.60	8.308	360	75.29	613
15.500-15.999	68	13,995,924.61	20.38	8.813	360	80.03	596
16.000-16.499	74	14,346,577.06	20.89	9.278	358	81.91	594
16.500-16.999	89	12,442,348.33	18.11	9.740	360	77.24	568
17.000-17.499	43	6,197,103.40	9.02	10.280	360	79.32	561
17.500-17.999	41	4,423,106.55	6.44	10.737	356	70.46	544
18.000-18.499	18	1,375,584.24	2.00	11.242	360	72.04	545
18.500-18.999	5	279,900.00	0.41	11.777	360	63.52	566
19.500-19.999	1	66,000.00	0.10	12.640	360	55.00	524
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL CLTV (1)

Range of Original CLTV (%)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
0.00-49.99	24	$2,738,350.00	3.99%	9.060%	360	41.93%	584
50.00-54.99	9	1,137,950.00	1.66	9.687	360	53.03	557
55.00-59.99	16	2,773,125.00	4.04	9.383	360	57.19	558
60.00-64.99	16	2,107,892.56	3.07	9.122	360	61.82	557
65.00-69.99	31	3,939,150.79	5.73	9.666	360	66.23	566
70.00-74.99	57	7,883,116.06	11.48	9.272	360	70.69	561
75.00-79.99	59	10,064,218.41	14.65	9.334	358	75.81	568
80.00	86	14,467,030.55	21.06	9.055	358	80.00	590
80.01-84.99	4	930,000.00	1.35	8.574	360	82.16	569
85.00-89.99	36	6,964,448.79	10.14	8.872	360	85.56	606
90.00-94.99	33	6,939,356.77	10.10	9.019	360	90.34	623
95.00-99.99	8	2,280,889.00	3.32	9.404	360	97.37	640
100.00	28	6,463,269.50	9.41	9.366	360	100.00	626
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589
_____________________
(1) The original CLTV shown above is equal, with respect to each Statistic Calculation Mortgage Loan, to (x) the sum of (a) the original Principal Balance of the Mortgage Loan at the date of origination plus (b) in the case of a second lien Mortgage Loan, the remaining balance of the senior lien at the date of origination of the Mortgage Loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal or Insured AVM made at the time of origination of the Mortgage Loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
OCCUPANCY TYPE(1)

Occupancy Type	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Non-owner	35	$4,740,770.68	6.90%	9.328%	360	74.66%	632
Primary	372	63,948,026.75	93.10	9.184	359	78.44	586
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589
_____________________
(1) Based upon representations made by the borrowers at the time of the Mortgage Loans origination.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
PROPERTY TYPE

Property Type	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Condominium	29	$4,821,493.87	7.02%	9.130%	360	83.79%	602
Single Family	334	52,920,624.49	77.04	9.248	359	77.31	583
Two-to-Four Family	44	10,946,679.07	15.94	8.958	360	79.90	611
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
LOAN PURPOSE

Loan Purpose	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Cash Out Refinance	243	$41,359,283.61	60.21%	9.105%	360	76.90%	588
Debt Consolidation	73	14,540,958.46	21.17	9.325	357	76.66	572
Purchase	76	10,796,965.77	15.72	9.249	360	85.88	619
Rate/Term Refinance	15	1,991,589.59	2.90	9.778	360	74.21	573
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
DOCUMENTATION PROGRAM

Document Program	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Full Income Verification	243	$36,233,867.59	52.75%	9.328%	359	76.53%	569
Limited Income Verification	44	7,918,028.22	11.53	9.016	360	80.00	606
No Income Verification	82	18,111,440.92	26.37	9.062	360	81.65	612
Stated Income	38	6,425,460.70	9.35	9.031	360	75.46	615
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
RISK GRADE

Risk Grade	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
A+	192	$38,282,119.36	55.73%	8.877%	360	82.28%	609
A1	62	11,096,773.50	16.16	9.167	360	79.46	568
A2	35	4,919,409.79	7.16	9.683	360	75.76	567
B1	32	3,664,203.66	5.33	9.669	354	72.81	552
B2	22	2,683,672.62	3.91	9.677	360	66.31	544
C	31	4,081,130.39	5.94	9.920	355	70.54	562
D1	23	3,099,188.11	4.51	10.025	360	61.43	567
D2	10	862,300.00	1.26	10.882	360	49.88	579
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
LOAN TYPE

Loan Type	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
2/28 ARMs	165	$27,580,529.84	40.15%	9.172%	359	78.61%	588
2/28 ARM IO	1	227,000.00	0.33	9.390	360	100.00	580
3/27 ARMs	238	40,123,767.59	58.41	9.233	359	77.61	589
3/27 ARM IO	3	757,500.00	1.10	7.852	360	85.89	626
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
GEOGRAPHIC DISTRIBUTION BY STATE(1)

State	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Alabama	3	$319,000.00	0.46%	10.724%	360	97.24%	612
California	4	1,276,250.00	1.86	8.486	359	75.96	567
Colorado	2	388,565.00	0.57	9.572	360	88.34	632
Connecticut	5	888,500.00	1.29	9.113	360	67.98	584
Delaware	1	112,500.00	0.16	10.715	360	75.00	504
Florida	75	14,132,913.23	20.58	8.987	360	77.70	583
Georgia	5	680,454.03	0.99	9.718	359	92.05	596
Idaho	1	217,000.00	0.32	7.490	360	70.00	562
Illinois	24	4,426,461.99	6.44	8.997	355	80.80	607
Indiana	1	79,950.00	0.12	11.440	359	100.00	582
Kentucky	4	417,783.05	0.61	9.638	360	82.40	656
Louisiana	3	299,650.00	0.44	9.610	360	76.67	601
Maine	5	380,983.45	0.55	10.321	359	52.71	546
Maryland	38	7,086,901.72	10.32	9.032	360	76.10	595
Massachusetts	13	3,093,150.00	4.50	9.148	360	75.44	572
Michigan	19	1,424,284.73	2.07	9.899	359	79.73	562
Minnesota	9	1,615,209.26	2.35	9.564	359	85.84	604
Missouri	2	296,685.92	0.43	9.972	359	87.71	623
New Hampshire	6	870,963.29	1.27	8.559	360	78.32	579
New Jersey	47	12,136,300.61	17.67	9.037	360	78.81	591
New Mexico	3	379,800.00	0.55	9.161	360	74.07	551
New York	6	1,493,336.16	2.17	8.638	360	77.54	672
North Carolina	9	1,001,523.76	1.46	9.424	360	65.51	578
Ohio	12	999,480.00	1.46	9.728	359	75.33	573
Oklahoma	2	162,600.00	0.24	9.798	359	84.46	564
Oregon	1	195,863.20	0.29	8.040	359	80.00	722
Pennsylvania	55	6,709,120.60	9.77	9.256	360	77.76	583
Rhode Island	3	679,400.00	0.99	9.879	359	78.13	555
South Carolina	3	318,100.00	0.46	9.411	360	66.50	600
Tennessee	3	205,224.39	0.30	10.858	359	75.52	522
Texas	6	688,700.00	1.00	10.366	360	76.99	565
Virginia	23	3,968,474.04	5.78	9.603	355	80.79	588
Wisconsin	14	1,743,669.00	2.54	10.029	360	83.20	589
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589
_____________________
(1) Determined by property address so designated in the related mortgage.

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PREPAYMENT PENALTY TERM

Original Prepayment Penalty Term (Months)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
None	174	$32,455,100.86	47.25%	9.180%	359	78.04%	591
12	14	3,529,108.26	5.14	8.913	359	72.59	602
24	108	16,397,765.60	23.87	9.176	359	79.33	584
36	111	16,306,822.71	23.74	9.301	359	78.52	587
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589
GROUP I STATISTIC CALCULATION MORTGAGE LOANS
CREDIT SCORES

Range of Credit Scores	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
400-499	5	$950,964.80	1.38%	9.356%	360	72.59%	492
500-524	62	8,900,246.91	12.96	9.942	357	72.52	510
525-549	54	8,166,272.30	11.89	9.675	360	70.48	536
550-574	74	11,004,077.53	16.02	9.352	358	72.10	560
575-599	71	11,081,637.68	16.13	9.203	360	82.08	587
600-624	45	7,911,856.73	11.52	9.079	360	82.14	611
625-649	44	10,430,828.99	15.19	8.639	360	80.72	636
650-674	28	5,587,586.60	8.13	8.710	360	87.76	663
675-699	13	3,437,679.57	5.00	8.577	360	87.82	685
700+	9	1,026,081.32	1.49	8.150	360	78.94	740
None	2	191,565.00	0.28	9.235	360	62.34	0
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
LIEN STATUS

Lien Status	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
First Lien	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
INITIAL PERIODIC RATE CAPS

Initial Periodic Rate Caps (%)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
3.000	406	$68,168,797.43	99.24%	9.194%	359	78.01%	588
3.100	1	520,000.00	0.76	9.140	359	100.00	676
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
SUBSEQUENT PERIODIC RATE CAPS

Subsequent Periodic Rate Caps (%)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
1.000	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
NEXT RATE CHANGE DATES

Next Rate Change Dates	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
October 1, 2008	52	$9,556,570.84	13.91%	9.068%	359	78.63%	592
November 1, 2008	98	15,603,954.00	22.72	9.232	359	80.04	586
December 1, 2008	16	2,647,005.00	3.85	9.216	360	71.98	579
August 1, 2009	1	152,589.01	0.22	9.090	357	65.00	543
September 1, 2009	1	146,918.76	0.21	10.990	358	70.00	520
October 1, 2009	89	15,247,355.82	22.20	9.396	358	80.15	588
November 1, 2009	128	20,685,584.00	30.11	9.127	360	76.56	591
December 1, 2009	22	4,648,820.00	6.77	8.894	360	75.99	596
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP I STATISTIC CALCULATION MORTGAGE LOANS
HISTORICAL DELINQUENCY

Historical Delinquency	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original CLTV (%)	Weighted Average FICO
Never Delinquent	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589
Total	407	$68,688,797.43	100.00%	9.194%	359	78.18%	589

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances ($)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
0.01-50,000.00	329	$13,657,964.60	2.87%	10.462%	284	63.35%	601
50,000.01-100,000.00	990	74,489,461.12	15.63	9.448	303	70.10	618
100,000.01-150,000.00	677	83,611,569.17	17.55	9.164	325	71.44	603
150,000.01-200,000.00	359	61,974,182.81	13.00	8.714	337	73.95	612
200,000.01-250,000.00	220	49,140,309.35	10.31	8.556	347	73.73	615
250,000.01-300,000.00	163	44,740,874.30	9.39	8.662	353	73.56	602
300,000.01-350,000.00	96	31,463,499.18	6.60	8.291	352	74.64	625
350,000.01-400,000.00	100	37,733,772.02	7.92	8.361	356	78.35	615
400,000.01-450,000.00	63	26,767,215.34	5.62	8.156	356	76.42	633
450,000.01-500,000.00	43	20,604,269.00	4.32	8.127	358	80.27	626
500,000.01-550,000.00	33	17,311,995.91	3.63	7.577	360	82.98	654
550,000.01-600,000.00	7	4,088,650.00	0.86	8.269	360	80.68	658
600,000.01-650,000.00	8	5,094,800.00	1.07	8.208	355	84.29	633
650,000.01-700,000.00	3	2,025,000.00	0.42	7.823	360	78.07	634
700,000.01-750,000.00	4	2,917,740.00	0.61	7.034	351	64.34	625
900,000.01-950,000.00	1	920,000.00	0.19	6.790	360	80.00	757
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
PRINCIPAL BALANCES AS OF THE STATISTICAL CALCULATION DATE

Range of Current Principal Balances ($)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
0.01-50,000.00	330	$13,707,952.34	2.88%	10.469%	285	63.32%	601
50,000.01-100,000.00	989	74,439,473.38	15.62	9.446	303	70.11	618
100,000.01-150,000.00	677	83,611,569.17	17.55	9.164	325	71.44	603
150,000.01-200,000.00	359	61,974,182.81	13.00	8.714	337	73.95	612
200,000.01-250,000.00	220	49,140,309.35	10.31	8.556	347	73.73	615
250,000.01-300,000.00	163	44,740,874.30	9.39	8.662	353	73.56	602
300,000.01-350,000.00	96	31,463,499.18	6.60	8.291	352	74.64	625
350,000.01-400,000.00	100	37,733,772.02	7.92	8.361	356	78.35	615
400,000.01-450,000.00	63	26,767,215.34	5.62	8.156	356	76.42	633
450,000.01-500,000.00	43	20,604,269.00	4.32	8.127	358	80.27	626
500,000.01-550,000.00	33	17,311,995.91	3.63	7.577	360	82.98	654
550,000.01-600,000.00	7	4,088,650.00	0.86	8.269	360	80.68	658
600,000.01-650,000.00	8	5,094,800.00	1.07	8.208	355	84.29	633
650,000.01-700,000.00	3	2,025,000.00	0.42	7.823	360	78.07	634
700,000.01-750,000.00	4	2,917,740.00	0.61	7.034	351	64.34	625
900,000.01-950,000.00	1	920,000.00	0.19	6.790	360	80.00	757
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
LOAN RATES

Range of Current Loan Rates (%)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
5.500-5.999	32	$9,005,408.00	1.89%	5.982%	324	69.30%	702
6.000-6.499	72	19,055,095.88	4.00	6.359	344	67.59	676
6.500-6.999	200	43,157,649.91	9.06	6.810	332	71.28	673
7.000-7.499	187	34,734,919.32	7.29	7.296	328	71.51	661
7.500-7.999	309	56,935,889.76	11.95	7.803	330	71.02	633
8.000-8.499	287	49,899,896.74	10.47	8.292	337	73.67	626
8.500-8.999	371	65,188,208.18	13.68	8.783	341	76.23	613
9.000-9.499	310	46,334,463.08	9.72	9.282	339	75.27	591
9.500-9.999	423	60,811,782.60	12.76	9.801	340	76.87	584
10.000-10.499	264	31,375,585.62	6.58	10.259	338	74.53	578
10.500-10.999	289	32,700,024.99	6.86	10.747	339	75.85	565
11.000-11.499	149	12,813,424.09	2.69	11.243	342	72.72	556
11.500-11.999	102	8,100,268.36	1.70	11.770	334	74.53	569
12.000-12.499	53	3,831,829.23	0.80	12.242	336	69.98	586
12.500-12.999	28	1,708,028.32	0.36	12.749	321	86.54	615
13.000-13.499	12	585,650.00	0.12	13.284	305	94.11	636
13.500-13.999	6	238,204.95	0.05	13.739	315	92.93	613
14.000-14.499	2	64,973.77	0.01	14.297	307	97.12	599
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL TERM TO STATED MATURITY

Range of Original Term to Stated Maturity (Months)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
1-60	8	$473,240.00	0.10%	8.839%	60	42.39%	685
61-120	98	6,768,185.89	1.42	8.532	107	58.00	665
121-180	320	30,242,212.37	6.35	8.326	171	67.95	650
181-240	153	14,236,766.17	2.99	9.539	232	73.65	630
241-300	124	15,431,059.46	3.24	8.853	282	72.83	640
301-360	2,393	409,389,838.91	85.91	8.760	358	74.59	611
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
REMAINING TERM TO STATED MATURITY

Range of Remaining Term to Stated Maturity (Months)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
1-60	8	$473,240.00	0.10%	8.839%	60	42.39%	685
61-120	98	6,768,185.89	1.42	8.532	107	58.00	665
121-180	320	30,242,212.37	6.35	8.326	171	67.95	650
181-240	153	14,236,766.17	2.99	9.539	232	73.65	630
241-300	124	15,431,059.46	3.24	8.853	282	72.83	640
301-360	2,393	409,389,838.91	85.91	8.760	358	74.59	611
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
MONTHS SINCE ORIGINATION

Months Since Origination	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
None	2,559	$393,106,364.98	82.49%	8.692%	336	73.52%	617
1	523	82,016,423.57	17.21	9.054	338	75.09	612
2	11	1,010,658.89	0.21	9.540	303	89.59	680
3	3	407,855.36	0.09	8.201	305	68.89	681
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL CLTV(1)

Range of Original CLTV (%)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
0.01-49.99	396	$41,747,209.37	8.76%	8.555%	307	38.13%	626
50.00-54.99	155	20,177,425.80	4.23	8.723	330	52.10	593
55.00-59.99	161	24,813,579.41	5.21	8.339	325	57.22	607
60.00-64.99	193	27,017,821.41	5.67	8.355	336	62.26	620
65.00-69.99	234	39,560,695.84	8.30	8.721	337	66.95	607
70.00-74.99	371	58,670,756.73	12.31	8.670	344	71.43	612
75.00-79.99	366	59,848,088.85	12.56	8.611	337	76.45	609
80.00	342	55,882,396.10	11.73	9.012	347	80.00	599
80.01-84.99	110	16,170,091.35	3.39	8.594	328	83.65	629
85.00-89.99	230	42,064,008.40	8.83	8.635	342	85.93	619
90.00-94.99	249	40,922,891.75	8.59	8.930	340	90.41	624
95.00-99.99	107	19,482,260.48	4.09	9.187	346	95.57	642
100.00	182	30,184,077.31	6.33	9.520	341	100.00	649
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616
_____________________
(1) The original CLTV shown above is equal, with respect to each Statistic Calculation Mortgage Loan, to (x) the sum of (a) the original Principal Balance of the Mortgage Loan at the date of origination plus (b) in the case of a second lien Mortgage Loan, the remaining balance of the senior lien at the date of origination of the Mortgage Loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal or Insured AVM made at the time of origination of the Mortgage Loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
OCCUPANCY TYPE(1)

Occupancy Type	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Non-owner	172	$27,652,084.42	5.80%	9.488%	352	70.82%	645
Primary	2,924	448,889,218.38	94.20	8.711	335	74.00	614
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616
_____________________
(1) Based upon representations made by the borrowers at the time of the Mortgage Loans origination.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
PROPERTY TYPE

Property Type	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Condominium	145	$22,215,232.54	4.66%	9.017%	342	77.15%	617
Five-to-Eight Family	25	8,088,500.00	1.70	9.707	360	65.58	671
Mixed-Use	41	9,955,898.21	2.09	10.094	356	67.89	660
Single Family	2,627	366,704,853.23	76.95	8.849	332	74.01	611
Two-to-Four Family	258	69,576,818.82	14.60	7.877	352	73.53	627
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
LOAN PURPOSE

Loan Purpose	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Cash Out Refinance	1,869	$279,363,310.28	58.62%	8.731%	337	70.54%	612
Debt Consolidation	865	142,245,030.56	29.85	8.705	332	77.73	618
Purchase	137	24,680,805.62	5.18	9.344	358	83.89	635
Rate/Term Refinance	225	30,252,156.34	6.35	8.743	336	77.52	624
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
DOCUMENTATION PROGRAM

Document Program	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Full Income Verification	2,267	$324,305,041.48	68.05%	8.670%	332	73.02%	612
Limited Income Verification	282	48,507,919.07	10.18	8.785	348	77.53	617
No Income Verification	398	76,455,794.32	16.04	9.001	344	75.74	624
Stated Income	149	27,272,547.93	5.72	9.041	347	71.29	635
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
RISK GRADE

Risk Grade	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
A+	1,912	$302,575,820.65	63.49%	8.407%	332	75.98%	640
A1	495	80,763,913.40	16.95	9.047	345	75.61	585
A2	190	26,954,898.92	5.66	9.325	346	69.94	575
B1	134	17,010,178.48	3.57	9.534	338	65.95	570
B2	115	16,761,013.29	3.52	9.325	341	64.55	562
C	147	18,742,620.13	3.93	10.055	346	63.41	547
D1	76	10,931,086.56	2.29	10.022	347	61.06	569
D2	27	2,801,771.37	0.59	10.835	352	48.47	578
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
LOAN TYPE

Loan Type	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Fixed Rate	2,111	$275,120,497.23	57.73%	9.005%	319	71.26%	618
Fixed Rate IO	8	2,307,311.00	0.48	7.069	360	79.74	663
Stepped Fixed Rate	977	199,113,494.57	41.78	8.430	360	77.28	613
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
GEOGRAPHIC DISTRIBUTION BY STATE(1)

State	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
Alabama	10	$698,401.98	0.15%	11.121%	345	77.61%	544
Arizona	59	8,692,166.78	1.82	8.298	338	73.02	637
Arkansas	4	395,415.08	0.08	8.887	359	75.90	577
California	83	16,341,023.25	3.43	8.344	331	67.83	627
Colorado	24	3,893,995.00	0.82	7.824	324	73.60	637
Connecticut	73	11,607,726.28	2.44	8.704	338	72.95	620
Delaware	39	5,059,801.00	1.06	8.335	297	72.24	638
Florida	386	51,936,766.86	10.90	8.818	337	72.31	605
Georgia	143	14,297,481.23	3.00	9.662	304	79.95	610
Illinois	156	23,541,858.56	4.94	9.343	342	76.67	602
Indiana	10	1,233,755.00	0.26	10.257	354	83.80	594
Kentucky	9	829,150.00	0.17	8.744	328	77.53	612
Louisiana	15	1,330,200.00	0.28	9.187	351	74.19	577
Maine	11	1,310,725.00	0.28	9.601	354	68.45	546
Maryland	138	21,133,945.14	4.43	9.005	339	72.38	606
Massachusetts	68	12,142,447.92	2.55	9.315	336	71.92	613
Michigan	64	5,199,947.23	1.09	10.017	333	76.83	593
Minnesota	30	3,071,102.24	0.64	9.501	335	79.45	619
Missouri	45	4,585,275.21	0.96	9.274	327	78.68	610
Nebraska	1	112,000.00	0.02	10.090	336	80.00	533
Nevada	34	5,400,937.10	1.13	8.038	315	76.72	673
New Hampshire	41	5,583,696.43	1.17	8.451	315	72.41	653
New Jersey	125	23,721,525.10	4.98	9.417	337	70.92	608
New Mexico	36	3,987,798.77	0.84	9.621	279	83.29	638
New York	560	143,098,477.82	30.03	8.114	350	72.51	621
North Carolina	113	14,548,128.54	3.05	9.705	324	79.68	603
Ohio	104	8,702,062.68	1.83	9.566	321	78.67	607
Oklahoma	49	3,589,194.62	0.75	9.152	291	78.73	617
Oregon	20	3,211,399.74	0.67	8.491	353	77.40	651
Pennsylvania	205	20,447,091.48	4.29	9.126	337	74.38	618
Rhode Island	27	5,176,162.97	1.09	8.920	340	75.17	627
South Carolina	64	7,000,172.27	1.47	9.608	313	77.50	605
Tennessee	12	1,252,427.48	0.26	9.240	360	86.92	580
Texas	41	4,829,087.49	1.01	9.108	330	82.80	603
Vermont	24	3,350,512.00	0.70	9.403	336	81.42	632
Virginia	154	19,231,759.27	4.04	8.649	325	69.24	621
Washington	45	8,075,392.00	1.69	8.139	335	73.80	625
Wisconsin	69	7,508,433.28	1.58	9.264	309	80.43	608
Wyoming	5	413,860.00	0.09	7.603	204	61.65	703
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616
_____________________
(1) Determined by property address so designated in the related mortgage.

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
ORIGINAL PREPAYMENT PENALTY TERM

Original Prepayment Penalty Term (Months)	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
None	932	$123,520,931.06	25.92%	9.468%	329	74.63%	605
12	591	143,661,287.54	30.15	8.145	349	72.76	617
18	1	251,011.00	0.05	9.640	360	68.77	604
24	27	3,767,996.00	0.79	9.733	358	81.33	603
30	33	5,922,221.00	1.24	9.657	340	83.05	600
36	1,512	199,417,856.20	41.85	8.708	331	73.67	622
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
CREDIT SCORES

Range of Credit Scores	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
400-499	117	$14,743,100.47	3.09%	10.080%	353	64.91%	485
500-524	220	29,339,568.05	6.16	10.195	347	69.09	512
525-549	267	36,939,972.39	7.75	9.615	344	68.64	536
550-574	373	57,610,724.82	12.09	9.313	345	72.13	561
575-599	391	59,962,941.12	12.58	9.064	340	74.98	587
600-624	456	70,335,698.44	14.76	8.770	340	77.22	612
625-649	402	66,804,462.91	14.02	8.432	340	76.80	636
650-674	300	49,927,886.26	10.48	8.074	327	74.83	661
675-699	223	38,168,463.51	8.01	7.936	329	77.83	687
700+	334	51,395,804.83	10.79	7.599	311	71.02	748
None	13	1,312,680.00	0.28	9.727	343	66.82	0
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616
GROUP II STATISTIC CALCULATION MORTGAGE LOANS
LIEN STATUS

Lien Status	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original CLTV	Weighted Average FICO
First Lien	2,777	$454,605,620.70	95.40%	8.664%	338	73.58%	615
Second Lien	319	21,935,682.10	4.60	10.662	299	78.78	635
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

GROUP II STATISTIC CALCULATION MORTGAGE LOANS
HISTORICAL DELINQUENCY

Historical Delinquency	Number of Statistic Calculation Mortgage Loans	Current Principal Balance	% of Current Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original CLTV (%)	Weighted Average FICO
Never Delinquent	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616
Total	3,096	$476,541,302.80	100.00%	8.756%	336	73.82%	616

Static Pool Information

The Depositor has made available, on its internet website located at http://www.deltafinancial.com/regAB.htm, static pool information about prior securitized pools of mortgage loans of the Originator beginning in 2001, which information is incorporated by reference into this prospectus supplement. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the Cut-Off Date for that pool and (ii) delinquency, loss and prepayment information about the mortgage loans in each prior securitized pool in monthly increments from the related Cut-Off Date through October 31, 2006. The static pool information about the mortgage loans prior to January 1, 2006 or securitized pools of mortgage loans of the Originator that were established before January 1, 2006 is not deemed to be a part of this prospectus supplement, the prospectus or the related registration statement.

There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the Mortgage Loans included in the trust estate.

The Originator and Sponsor

The following table details the Originator’s wholesale and retail originations for the previous three years:

	Years Ended December 31,
	2005	2004	2003
	(dollars in thousands)
Retail	$1,770,007	$1,113,783	$707,253
Wholesale	2,065,638	1,497,743	1,005,484
Total	$3,835,645	$2,611,526	$1,712,737

Securitization of mortgage loans originated by the Originator is an integral part of the Sponsor’s management of its capital. Since 1995, the Sponsor has engaged in public securitizations of mortgage loans originated by the Originator through affiliated depositors.

With respect to 7 out of 21 of the securitizations organized by the Sponsor since 2001, a trigger event has occurred with respect to the loss and/or delinquency experience of the mortgage loans included in the related trust.

For a further description of the Originator and the Sponsor, including a description of the Originator’s underwriting guidelines, see “The Seller and the Originator” in the prospectus.

The Servicer

Ocwen Loan Servicing, LLC

Ocwen Loan Servicing, LLC (“Ocwen”), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company (“OCN”) headquartered in West Palm Beach, Florida. OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of September 30, 2006, OCN had approximately $1.913 billion in assets, including $192.2 million of cash, approximately $1.374 billion in liabilities and approximately $537.2 million in equity. For the quarter ended September 30, 2006, OCN’s net income was approximately $17.0 million, as compared to approximately $159.1 million (including a tax benefit of $141.7 million) reported for the quarter ended June 30, 2006.

Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by Standard & Poor’s and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch, Inc. (“Fitch”). Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s. On April 23, 2004, Standard & Poor’s placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.” Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

Ocwen, as successor in interest to Ocwen Federal Bank, and OCN are defendants in several potential class action lawsuits challenging Ocwen’s mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements and is vigorously defending against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the Mortgage Loans.

On February 9, 2006, a trial court in Galveston, Texas entered judgment in the amount of $1.8 million in compensatory and statutory damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. Ocwen believes that the judgment is against the weight of evidence and contrary to law and that the attorneys’ fees award, which comprises $1.1 million of the judgment should be reduced as impermissibly excessive. Ocwen appealed the decision and will continue to vigorously defend this matter.

On September 13, 2006, a complaint was filed in the United States Bankruptcy Court in Delaware against Ocwen and other parties by the Chapter 7 Trustee of American Business Financial Services, Inc. and its subsidiaries (collectively, “ABFS”) alleging various improper activities and conduct that have harmed ABFS. Claims against Ocwen include damages resulting from improperly servicing mortgage loans included in ABFS-sponsored securitizations and from actions relating to the acquisition of servicing rights from ABFS on those securitizations. Ocwen believes the claims made by ABFS are without merit and intends to vigorously defend the matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of September 30, 2006, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $50.8 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen
Subprime Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2002	Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of September 30, 2006

$26,356,007	$30,551,242	$28,367,753	$37,424,696	$39,232,629

Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen’s portfolio may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience with respect to the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen
Delinquencies and Foreclosures
(Dollars in Thousands)

	As of December 31, 2003				As of December 31, 2004
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	256,891	$30,551,242	100.00%	100.00%	237,985	$28,367,753	100.00%	100.00%
Period of Delinquency(1)
30-59 days	10,662	$1,117,125	4.15%	3.66%	11,251	$1,127,427	4.73%	3.97%
60-89 days	4,595	$488,900	1.79%	1.60%	5,066	$515,826	2.13%	1.82%
90 days or more	24,050	$2,341,837	9.36%	7.67%	26,459	$2,545,313	11.12%	8.97%
Total Delinquent Loans	39,307	$3,947,862	15.30%	12.92%	42,776	$4,188,566	17.97%	14.77%
Loans in Foreclosure(2)	9,800	$1,057,710	3.81%	3.46%	9,599	$975,961	4.03%	3.44%

	As of December 31, 2005				As of September 30, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	304,153	$37,424,696	100.00%	100.00%	299,223	$39,232,629	100.00%	100.00%
Period of Delinquency(1)
30-59 days	15,854	$1,678,284	5.21%	4.48%	15,995	$1,936,476	5.35%	4.94%
60-89 days	7,701	$773,139	2.53%	2.07%	9,021	$1,101,279	3.01%	2.81%
90 days or more	34,669	$3,336,423	11.40%	8.92%	39,611	$4,411,617	13.24%	11.24%
Total Delinquent Loans	58,224	$5,787,845	19.14%	15.47%	64,627	$7,449,371	21.60%	18.99%
Loans in Foreclosure(2)	9,057	$924,118	2.98%	2.47%	12,413	$1,629,316	4.15%	4.15%
_______________________
(1)	Includes 24,210 loans totaling $2,488,223 for September 30, 2006, which were delinquent at the time of transfer to Ocwen.

(2)	Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Ocwen
Real Estate Owned
(Dollars in Thousands)

	As of December 31, 2003		As of December 31, 2004		As of December 31, 2005		As of September 30, 2006
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount

Total Portfolio	256,891	$30,551,242	237,985	$28,367,753	304,153	$37,424,696	299,223	$39,232,629
Foreclosed Loans(1)	4,849	$437,510	4,858	$439,890	4,475	$390,412	5,397	$548,618
Foreclosure Ratio(2)	1.89%	1.43%	2.04%	1.55%	1.47%	1.04%	1.80%	1.40%

(1)	For the purpose of these tables, “Foreclosed Loans” means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)
The “Foreclosure Ratio” is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen
Loan Gain/(Loss) Experience
(Dollars in Thousands)

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of September 30, 2006

Total Portfolio(1)	$30,551,242	$28,367,753	$37,424,696	$39,232,629
Net Gains/(Losses)(2)(3)	$(249,516)	$(348,145)	$(406,451)	$(406,360)
Net Gains/(Losses) as a Percentage of Total Portfolio	(0.82)%	(1.23)%	(1.09)%	(1.04)%

(1)	“Total Portfolio” on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)
“Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)	Includes ($133,613) as of September 30, 2006 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

Prior Securitizations

In the past three years, Ocwen has not been terminated as a servicer in a residential mortgage backed securities transaction due to a servicer default or application of a servicing performance test or trigger. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system (“REALServicing”). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

Over the past three years, there has been no material changes in Ocwen’s servicing policies and procedures.

The Master Servicer, Securities Administrator and Custodian

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as Master Servicer under the Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains its principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Servicing Agreement. In particular, the Master Servicer will independently calculate monthly loan balances based on servicer data, compare the results of such calculations to servicer loan-level reports and reconcile any discrepancies with the Servicer. The Master Servicer will also review the servicing of defaulted Mortgage Loans for compliance with the terms of the Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Indenture Trustee against the Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Under the terms of the Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, payment calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank will be responsible for the preparation of all tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Wells Fargo Bank will also act as Custodian of the Mortgage Loan files pursuant to the Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Loan files on behalf of the Indenture Trustee and the Noteholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity, as of June 30, 2006, of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Depositor or an affiliate of the Depositor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms any the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the Servicing Agreement, the Master Servicer’s and Securities Administrator’s material duties will be (i) to authenticate and deliver the notes; (ii) to maintain a note register; (iii) to calculate and make the required distributions to Noteholders on each Payment Date; (iv) to prepare and make available to Noteholders the monthly distribution reports and any other reports required to be delivered by the Securities Administrator; (v) to send a notice to holders of a class of Offered Notes when the remaining Class Note Balance of such class of Notes is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the Trust and (vii) to communicate with investors and rating agencies with respect to the Offered Notes. In performing the obligations set forth in clauses (iii) and (iv) above, the Securities Administrator will be able to rely on the monthly loan information provided to it by the Servicer, and will perform all obligations set forth above solely to the extent described in the Servicing Agreement.

The Depositor

The Depositor is a limited purpose, finance subsidiary of the Originator. The Depositor was incorporated in the State of Delaware in November 2001. The Depositor does not have, and is not expected to have in the future, any significant assets. The Depositor’s headquarters are located at 1000 Woodbury Road, Suite 200, Woodbury, New York 11797. Its telephone number is (516) 364-8500.

The Depositor has been engaged in the securitization of mortgage loans since its formation in 2001. The Depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in mortgage loans. The Depositor acquires mortgage loans and other assets for inclusion in securitizations from the Sponsor.

The certificate of formation of the Depositor provides that the Depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After issuance and registration of the Offered Notes, the Depositor will have no duties or responsibilities with respect to the Mortgage Loans or the Offered Notes, other than to arrange for derivative instruments or replacement instruments to be included in the Trust, to appoint replacements to certain transaction participants, to provide notices to certain parties under the transaction agreements, to execute any required reports and filings under the Securities Exchange Act of 1934, as amended, or to provide requested information to the various transaction participants.

The Issuing Entity

Renaissance Home Equity Loan Trust 2006-4 is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, dated as of December 1, 2006, as amended and restated on the Closing Date, among the Depositor, the Owner Trustee and the certificate registrar for the transactions described in this prospectus supplement. The Trust Agreement and the Amended and Restated Trust Agreement constitute the “governing instrument” of the Issuing Entity under the laws of the State of Delaware. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the proceeds therefrom; (ii) issuing the Offered Notes and the Owner Trust Certificates; (iii) making payments on the Offered Notes and the Owner Trust Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuing Entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the Offered Notes. The assets of the Issuing Entity will consist of the Mortgage Loans pledged to secure the Offered Notes and any payments received under the Interest Rate Swap Agreement for the benefit of the holders of the Offered Notes. The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee.

The Owner Trustee

Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables. Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee. Except for providing the information set forth in this paragraph, the Owner Trustee has not participated in the preparation of this prospectus supplement and has assumed no responsibility for its contents.

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. The Owner Trustee’s sole duties and liabilities with respect to the notes are limited to the express duties and liabilities of the Owner Trustee as set forth in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Owner Trustee under the Trust Agreement.

The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Trust Agreement will be the owner trustee fee as set forth in the Indenture.

The Indenture Trustee

HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be the Indenture Trustee under the Indenture. The Indenture Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee. The Indenture Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, or at such other addresses as the Indenture Trustee may designate from time to time. The Indenture Trustee may have banking relationships with the Seller, the Master Servicer, the Securities Administrator and the Servicer. The Indenture Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located. Except for providing the information set forth in this section, the Indenture Trustee has not participated in the preparation of this prospectus supplement and has assumed no responsibility for its contents.

HSBC Bank USA, National Association, has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The Seller

Renaissance REIT Investment Corp. will sell the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Sale and Contribution Agreement. In addition, the Seller will retain the Owner Trust Certificates as partial consideration for the sale of the Mortgage Loans.

Prepayment and Yield Considerations

General

The rate of principal payments on the Offered Notes, the aggregate amount of payments on the Offered Notes and the yield to maturity of the Offered Notes will be related primarily to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group, in the case of the Senior Notes, and both Loan Groups, in the case of the Subordinate Notes. The rate of principal payments on the Mortgage Loans will in turn be affected by their amortization schedules and by the rate of full and partial principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Originator or purchases by the Servicer. The Mortgage Loans may be prepaid by the mortgagors at any time. However, a majority of the Mortgage Loans are subject to a prepayment charge existing during the first three years after origination of the Mortgage Loan.

The Note Rates

The Note Rate on any Payment Date for any class of Offered Notes is equal to (a) with respect to the Adjustable-Rate Notes, the least of (i) the sum of one-month LIBOR plus the applicable note margin, (ii) an applicable fixed rate of interest for such class of Notes and (iii) the Group I Available Funds Rate (as defined under “Description of the Notes—Glossary”) or (b) with respect to the Fixed-Rate Notes, the applicable fixed rate of interest for such class of Notes. All of the Loan Rates on the Group II Mortgage Loans are fixed for the lives of the Mortgage Loans.

In addition to the application of the Group I Available Funds Rate, the yield to investors in the Group I Notes will also be sensitive to, among other things, the levels of the loan index on the ARMs and the level of one-month LIBOR. All of the Statistic Calculation Mortgage Loans that are ARMs are 2/28 loans or 3/27 loans, which will bear interest at fixed Loan Rates for 24 months or 36 months, respectively, after origination. Although each of the ARMs bears interest at an adjustable-rate, this rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap. If the loan index increases substantially between Adjustment Dates, the adjusted Loan Rate on the related Mortgage Loan may not equal the loan index plus the related Gross Margin due to the constraint of the caps. In this event, the related Loan Rate will be less than would have been the case in the absence of the caps. In addition, the Loan Rate applicable to any Adjustment Date will be based on the loan index related to the Adjustment Date. Thus, if the value of the loan index with respect to a Mortgage Loan rises, the lag in time before the corresponding Loan Rate increases will, all other things being equal, slow the upward adjustment of the Group I Available Funds Rate. Furthermore, Mortgage Loans that have not reached their initial Adjustment Date are more likely to be subject to the applicable periodic rate cap on their initial Adjustment Date. See “Description of the Mortgage Loans” in this prospectus supplement. Although the holders of the Group I Notes will be entitled to receive the Group I Basis Risk Shortfall Amount to the extent funds are available for that purpose as described under “Description of the Notes—Payment Priorities,” there is no assurance that sufficient funds will be available. The ratings on the Group I Notes do not address the likelihood of the payment of any Group I Basis Risk Shortfall Amount.

Although the Loan Rates on the ARMs are subject to adjustment, the Loan Rates adjust less frequently than one-month LIBOR and adjust by reference to the loan index. Changes in one-month LIBOR may not correlate with changes in the loan index and neither one-month LIBOR nor the loan index may correlate with prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thus possibly reducing the weighted average lives of, and yields on, the Group I Notes.

Subordinate Notes

The Subordinate Notes provide credit enhancement for the Senior Notes and will absorb losses on the Mortgage Loans in both Loan Groups prior to the Senior Notes. The weighted average lives of, and the yields to maturity on, the Subordinate Notes, in the order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Note, the actual yield to maturity on the holder’s note may be lower than the yield expected by the holder based on that assumption. Realized losses on the related Mortgage Loans will reduce the Class Note Balance of the class of Subordinate Notes then outstanding with the lowest relative payment priority if, following all payments on a Payment Date, the aggregate of the Class Note Balances of all classes of the Offered Notes exceeds the Pool Balance. As a result of these reductions, less interest will accrue on the Subordinate Notes than otherwise would be the case.

The Basic Principal Amount includes the net proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If the net proceeds are less than the unpaid Principal Balance of the Liquidated Mortgage Loan, the Pool Balance will decline more than the aggregate Class Note Balance of the Offered Notes, thus reducing the Overcollateralization Amount. If this difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of Subordinate Notes then outstanding with the lowest relative payment priority will bear the resulting realized loss. In addition, the Subordinate Notes will not be entitled to any principal payments prior to the Stepdown Date or during the continuation of a Delinquency Event, unless all of the Offered Notes with a higher relative payment priority have been paid in full.

For all purposes, the Class M-9 Notes will have the lowest payment priority of any class of Subordinate Notes.

Principal Payment Features of the Class AF-6 Notes

Investors in the Class AF-6 Notes should be aware that the Class AF-6 Notes generally do not receive any portion of principal payments prior to the Payment Date occurring in January 2010; thereafter, they will receive an increasing percentage of their pro rata share of principal payable to the Class AF Notes based on a schedule described under “Description of the Notes—Glossary.” This percentage will, on and after the Payment Date in January 2014, exceed their pro rata share of principal. As a result, the weighted average life of the Class AF-6 Notes may be longer or shorter than would otherwise be the case, and the effect on the market value of the Class AF-6 Notes of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Offered Notes.

Prepayment Considerations

Prepayments, liquidations and purchases of the Mortgage Loans, including any optional purchase by the Servicer of a Mortgage Loan that is 90 days or more delinquent and any optional purchase of the remaining Mortgage Loans in connection with the redemption of the Offered Notes, in each case as described in this prospectus supplement and subject to certain limitations, will result in payments on the Offered Notes then entitled to payments of principal which would otherwise be paid over the remaining terms of the Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Notes may vary from the anticipated yield will depend upon the degree to which a class of Offered Notes is purchased at a discount or premium, and the degree to which the timing of payments on that note is sensitive to prepayments, liquidations and purchases of the Mortgage Loans.

Holders of the Offered Notes should consider, in the case of any Offered Notes purchased at a discount, and particularly the Subordinate Notes, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield. The timing of losses on the Mortgage Loans also will affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.

The rate of prepayment on the Mortgage Loans cannot be predicted. The Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. The increased availability of credit to borrowers with impaired or limited credit profiles may affect the prepayment experience on the Mortgage Loans. As borrowers re-establish or establish an acceptable credit profile, they may be able to refinance their loans at lower rates reflecting their improved credit profiles. Substantially all of the Mortgage Loans contain “due-on-sale” provisions and the Servicer is required by the Servicing Agreement to enforce these provisions, unless enforcement is not permitted by applicable law. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related Mortgage Loan. Approximately 71.39% of the Statistic Calculation Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related Mortgage Note. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the Mortgage Loans. Furthermore, the interest-only feature of the interest-only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the mortgage rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life. See “Certain Legal Aspects of Loans—Due-on-Sale Clauses in Mortgage Loans” in the prospectus.

The rate of prepayments on the Group II Mortgage Loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the applicable Loan Rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments.

In addition, the Group I Mortgage Loans, may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to “lock in” a lower fixed interest rate. The 2/28 loans and 3/27 loans may become subject to higher prepayment rates as these loans near their respective Initial Adjustment Dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the Loan Rates, as the borrowers attempt to avoid increases in their monthly payments. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

In addition to the foregoing factors affecting the weighted average lives of the Offered Notes, in order to maintain the Required Overcollateralization Amount, Excess Interest would be used to pay principal of the Offered Notes and would result in acceleration of the amortization of the Offered Notes then entitled to principal payments, relative to the amortization of the related Mortgage Loans. Overcollateralization means the excess of the Pool Principal Balance over the aggregate Class Note Balance of the Offered Notes. It is a condition to the issuance of the Offered Notes on the Closing Date that the initial required level of overcollateralization be met. No additional overcollateralization will be created except to the extent necessary to return the level to its required amount.

Final Stated Maturity Date

The Final Stated Maturity Date for each class of Offered Notes is the Payment Date in January 2037. The final stated maturity date for the Offered Notes is one month following the maturity date of the latest maturing Statistic Calculation Mortgage Loan. As to each class of Offered Notes, the actual final Payment Date may be earlier, and is expected to be significantly earlier, than the Final Stated Maturity Date.

Payment Delay Feature of Fixed-Rate Notes

The effective yield on the Fixed-Rate Notes will be lower than the yield otherwise produced by the Note Rate for each class and the purchase price of those notes because payments will not be payable to the Noteholders until the 25th day or following business day of the month following the month of accrual, without any additional payment of interest or earnings in respect of the delay.

Weighted Average Lives

Generally, greater than anticipated prepayments of principal will increase the yield on Offered Notes purchased at a price less than par and will decrease the yield on Offered Notes purchased at a price greater than par. The effect on an investor’s yield due to principal payments on the Mortgage Loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period immediately following the issuance of the notes will not be entirely offset by a subsequent like reduction or increase in the rate of principal payments. The weighted average lives of the Offered Notes also will be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on Liquidated Mortgage Loans and foreclosed properties.

The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the note is repaid. The weighted average life of any class of Offered Notes will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is called the prepayment assumption and represents an assumed rate of prepayment each month relative to the then outstanding Principal Balance of the pool of Mortgage Loans for the life of the Mortgage Loans. With respect to the Group I Mortgage Loans, a 100% prepayment assumption assumes a constant prepayment rate (“CPR”), of 28% per annum of the outstanding Principal Balance of the ARMs in each month of the life of such Mortgage Loans. With respect to the Group II Mortgage Loans, a 100% prepayment assumption assumes a prepayment rate of 23% home equity prepayment assumption (“HEP”). A 23% HEP assumes a CPR of 2.3% of the then outstanding Principal Balance of the Mortgage Loans in the first month and an additional 2.3% CPR in each month thereafter up to the tenth month. Beginning in the tenth month and thereafter, a 23% HEP assumes a 23% CPR. As used in the Prepayment Scenarios table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the applicable prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the applicable prepayment assumption, and so forth.

Neither prepayment assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the Offered Notes to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

The tables set forth under the heading “—Decrement Tables” reflect various combinations of the prepayment assumptions for the Fixed-Rate Mortgage Loans and the ARMs. For purposes of the decrement tables, the following prepayment scenarios were used:

	Prepayment Scenarios
Type of Loans	I	II	III	IV	V
Group I Mortgage Loans	50%	75%	100%	125%	150%
Group II Mortgage Loans	50%	75%	100%	125%	150%

Structuring Assumptions

For the purposes of the decrement tables below, it is assumed that:

(1) the Mortgage Loans consist of pools of loans with the level-pay characteristics set forth in Annex II;

(2) the Closing Date is December 28, 2006;

(3) payments on the Offered Notes are made on the 25th day of each month regardless of the date on which the Payment Date actually occurs, commencing in January 2007, and are made in accordance with the priorities described in this prospectus supplement;

(4) the scheduled monthly payments of principal and interest on each Mortgage Loan will be timely paid on the first day of each Due Period, with no delinquencies or defaults, commencing on January 1, 2007;

(5) all prepayments on the Mortgage Loans are prepayments in full with 30 days of accrued interest, received on the last day of the related Prepayment Period, commencing in December 2006;

(6) the Mortgage Loans prepay in accordance with the applicable Prepayment Scenario;

(7) the optional redemption is not exercised except with respect to the row captioned “Weighted Average Life (years) to Optional Redemption” in the decrement tables below;

(8) one-month LIBOR remains constant at 5.320% and six-month LIBOR is 5.386% on each Adjustment Date;

(9) all of the ARMs have Adjustment Dates every six months after their respective initial Adjustment Dates;

(10) the Master Servicing Fee Rate is 0.0145% per annum and the Servicing Fee Rate is 0.50% per annum;

(11) the Fixed Swap Payment is calculated as described under “Description of the Notes−Interest Rate Swap Agreement and the Swap Provider” and no Swap Termination Payment is made;

(12) each of the interest-only Mortgage Loans set forth in Annex II have an original interest-only term of 60 months;

(13) for each of the Stepped Fixed Rate Loans set forth in Annex II, the monthly payment amount is based on a forty-year amortization term during the first ten years of the loan and a twenty-year amortization term during the remaining twenty years of the loan; and

(14) there is no interest advanced on the Mortgage Loans with a first Payment Date on February 1, 2007 (as indicated on Annex II hereof).

The foregoing assumptions are referred to in this prospectus supplement collectively as the Structuring Assumptions.

Decrement Tables

Subject to the foregoing discussion and the Structuring Assumptions, the following tables set forth the percentages of the initial Class Note Balance of each class of Offered Notes that would be outstanding after each of the Payment Dates shown under the various prepayment scenarios and the corresponding weighted average lives related to those prepayment scenarios.

Since the tables were prepared on the basis of the Structuring Assumptions, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Note Balances outstanding and weighted average lives of the Offered Notes set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the payments of principal on the Offered Notes may be made earlier or later than as indicated in the tables.

 Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class AV-1 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	68	53	38	23	8
December 25, 2008	41	16	0	0	0
December 25, 2009	18	0	0	0	0
December 25, 2010	0	0	0	0	0
December 25, 2011	0	0	0	0	0
December 25, 2012	0	0	0	0	0
December 25, 2013	0	0	0	0	0
December 25, 2014	0	0	0	0	0
December 25, 2015	0	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	1.78	1.17	0.86	0.66	0.53
Weighted Average Life (years) to Optional Redemption(2)(3)	1.78	1.17	0.86	0.66	0.53
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class AV-2 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	91	61	34
December 25, 2009	100	82	45	14	0
December 25, 2010	97	49	12	0	0
December 25, 2011	72	23	0	0	0
December 25, 2012	51	3	0	0	0
December 25, 2013	33	0	0	0	0
December 25, 2014	18	0	0	0	0
December 25, 2015	5	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	6.28	4.12	3.00	2.36	1.83
Weighted Average Life (years) to Optional Redemption(2)(3)	6.28	4.12	3.00	2.36	1.83
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class AV-3 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	86
December 25, 2010	100	100	100	78	86
December 25, 2011	100	100	84	50	28
December 25, 2012	100	100	60	32	16
December 25, 2013	100	81	43	21	9
December 25, 2014	100	64	30	13	5
December 25, 2015	100	50	22	9	3
December 25, 2016	90	39	15	5	2
December 25, 2017	76	30	11	4	1
December 25, 2018	65	23	8	2	1
December 25, 2019	54	18	5	1	0
December 25, 2020	46	14	4	1	0
December 25, 2021	38	11	3	0	0
December 25, 2022	32	8	2	0	0
December 25, 2023	26	6	1	0	0
December 25, 2024	22	5	1	0	0
December 25, 2025	18	4	0	0	0
December 25, 2026	15	3	0	0	0
December 25, 2027	12	2	0	0	0
December 25, 2028	9	1	0	0	0
December 25, 2029	7	1	0	0	0
December 25, 2030	6	0	0	0	0
December 25, 2031	4	0	0	0	0
December 25, 2032	3	0	0	0	0
December 25, 2033	2	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	14.80	10.12	7.42	5.73	4.83
Weighted Average Life (years) to Optional Redemption(2)(3)	13.38	9.10	6.70	5.21	4.44
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class AF-1 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	73	60	48	35	22
December 25, 2008	37	11	0	0	0
December 25, 2009	7	0	0	0	0
December 25, 2010	0	0	0	0	0
December 25, 2011	0	0	0	0	0
December 25, 2012	0	0	0	0	0
December 25, 2013	0	0	0	0	0
December 25, 2014	0	0	0	0	0
December 25, 2015	0	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	1.70	1.24	1.00	0.85	0.75
Weighted Average Life (years) to Optional Redemption(2)(3)	1.70	1.24	1.00	0.85	0.75
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class AF-2 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	42	0	0
December 25, 2009	100	0	0	0	0
December 25, 2010	19	0	0	0	0
December 25, 2011	0	0	0	0	0
December 25, 2012	0	0	0	0	0
December 25, 2013	0	0	0	0	0
December 25, 2014	0	0	0	0	0
December 25, 2015	0	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	3.74	2.58	2.00	1.64	1.40
Weighted Average Life (years) to Optional Redemption(2)(3)	3.74	2.58	2.00	1.64	1.40
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class AF-3 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	76	36
December 25, 2009	100	90	35	0	0
December 25, 2010	100	44	8	0	0
December 25, 2011	68	18	0	0	0
December 25, 2012	45	0	0	0	0
December 25, 2013	28	0	0	0	0
December 25, 2014	19	0	0	0	0
December 25, 2015	9	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	6.23	4.05	3.00	2.30	1.93
Weighted Average Life (years) to Optional Redemption(2)(3)	6.23	4.05	3.00	2.30	1.93
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class AF-4 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	54	0
December 25, 2010	100	100	100	26	0
December 25, 2011	100	100	44	0	0
December 25, 2012	100	97	0	0	0
December 25, 2013	100	49	0	0	0
December 25, 2014	100	28	0	0	0
December 25, 2015	100	2	0	0	0
December 25, 2016	97	0	0	0	0
December 25, 2017	66	0	0	0	0
December 25, 2018	36	0	0	0	0
December 25, 2019	10	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.60	7.29	5.00	3.53	2.54
Weighted Average Life (years) to Optional Redemption(2)(3)	11.60	7.29	5.00	3.53	2.54
_________________________

(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class AF-5 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	48
December 25, 2010	100	100	100	100	48
December 25, 2011	100	100	100	72	27
December 25, 2012	100	100	94	48	14
December 25, 2013	100	100	72	34	9
December 25, 2014	100	100	66	33	9
December 25, 2015	100	100	55	27	9
December 25, 2016	100	85	43	21	8
December 25, 2017	100	70	33	15	4
December 25, 2018	100	57	25	10	*
December 25, 2019	100	46	19	5	0
December 25, 2020	91	37	14	2	0
December 25, 2021	78	30	11	0	0
December 25, 2022	67	24	6	0	0
December 25, 2023	57	19	3	0	0
December 25, 2024	48	15	1	0	0
December 25, 2025	40	12	0	0	0
December 25, 2026	33	9	0	0	0
December 25, 2027	27	5	0	0	0
December 25, 2028	22	2	0	0	0
December 25, 2029	18	*	0	0	0
December 25, 2030	14	0	0	0	0
December 25, 2031	11	0	0	0	0
December 25, 2032	7	0	0	0	0
December 25, 2033	3	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	18.69	13.64	9.97	7.23	4.49
Weighted Average Life (years) to Optional Redemption(2)(3)	15.55	10.94	7.84	5.82	3.95
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class AF-6 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	92	88	90	95	100
December 25, 2011	83	81	80	82	88
December 25, 2012	73	69	64	62	62
December 25, 2013	64	56	49	43	40
December 25, 2014	42	30	21	17	21
December 25, 2015	27	16	9	6	9
December 25, 2016	18	8	4	2	2
December 25, 2017	11	4	2	1	*
December 25, 2018	7	2	1	*	0
December 25, 2019	4	1	*	*	0
December 25, 2020	3	1	*	*	0
December 25, 2021	2	*	*	0	0
December 25, 2022	1	*	*	0	0
December 25, 2023	1	*	*	0	0
December 25, 2024	*	*	*	0	0
December 25, 2025	*	*	0	0	0
December 25, 2026	*	*	0	0	0
December 25, 2027	*	*	0	0	0
December 25, 2028	*	*	0	0	0
December 25, 2029	*	0	0	0	0
December 25, 2030	*	0	0	0	0
December 25, 2031	*	0	0	0	0
December 25, 2032	*	0	0	0	0
December 25, 2033	*	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	7.78	7.06	6.70	6.58	6.74
Weighted Average Life (years) to Optional Redemption(2)(3)	7.76	7.01	6.54	6.01	5.36
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class M-1 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	93	71	53	51
December 25, 2011	100	76	54	37	25
December 25, 2012	91	61	40	26	16
December 25, 2013	79	50	30	18	10
December 25, 2014	69	40	23	12	6
December 25, 2015	59	33	17	9	4
December 25, 2016	51	26	13	6	0
December 25, 2017	44	21	10	4	0
December 25, 2018	38	17	7	1	0
December 25, 2019	32	14	5	0	0
December 25, 2020	28	11	4	0	0
December 25, 2021	23	9	1	0	0
December 25, 2022	20	7	0	0	0
December 25, 2023	17	5	0	0	0
December 25, 2024	14	4	0	0	0
December 25, 2025	12	3	0	0	0
December 25, 2026	10	0	0	0	0
December 25, 2027	8	0	0	0	0
December 25, 2028	6	0	0	0	0
December 25, 2029	5	0	0	0	0
December 25, 2030	4	0	0	0	0
December 25, 2031	2	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.66	8.23	6.25	5.20	4.77
Weighted Average Life (years) to Optional Redemption(2)(3)	10.78	7.51	5.66	4.73	4.39
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class M-2 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	93	71	53	38
December 25, 2011	100	76	54	37	25
December 25, 2012	91	61	40	26	16
December 25, 2013	79	50	30	18	10
December 25, 2014	69	40	23	12	6
December 25, 2015	59	33	17	9	4
December 25, 2016	51	26	13	6	0
December 25, 2017	44	21	10	4	0
December 25, 2018	38	17	7	0	0
December 25, 2019	32	14	5	0	0
December 25, 2020	28	11	3	0	0
December 25, 2021	23	9	0	0	0
December 25, 2022	20	7	0	0	0
December 25, 2023	17	5	0	0	0
December 25, 2024	14	4	0	0	0
December 25, 2025	12	0	0	0	0
December 25, 2026	10	0	0	0	0
December 25, 2027	8	0	0	0	0
December 25, 2028	6	0	0	0	0
December 25, 2029	5	0	0	0	0
December 25, 2030	3	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.63	8.21	6.22	5.13	4.60
Weighted Average Life (years) to Optional Redemption(2)(3)	10.78	7.51	5.66	4.68	4.23
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class M-3 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	93	71	53	38
December 25, 2011	100	76	54	37	25
December 25, 2012	91	61	40	26	16
December 25, 2013	79	50	30	18	10
December 25, 2014	69	40	23	12	6
December 25, 2015	59	33	17	9	0
December 25, 2016	51	26	13	6	0
December 25, 2017	44	21	10	0	0
December 25, 2018	38	17	7	0	0
December 25, 2019	32	14	5	0	0
December 25, 2020	28	11	0	0	0
December 25, 2021	23	9	0	0	0
December 25, 2022	20	7	0	0	0
December 25, 2023	17	5	0	0	0
December 25, 2024	14	0	0	0	0
December 25, 2025	12	0	0	0	0
December 25, 2026	10	0	0	0	0
December 25, 2027	8	0	0	0	0
December 25, 2028	6	0	0	0	0
December 25, 2029	5	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.60	8.17	6.19	5.08	4.49
Weighted Average Life (years) to Optional Redemption(2)(3)	10.78	7.51	5.65	4.66	4.15
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class M-4 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	93	71	53	38
December 25, 2011	100	76	54	37	25
December 25, 2012	91	61	40	26	16
December 25, 2013	79	50	30	18	10
December 25, 2014	69	40	23	12	6
December 25, 2015	59	33	17	9	0
December 25, 2016	51	26	13	6	0
December 25, 2017	44	21	10	0	0
December 25, 2018	38	17	7	0	0
December 25, 2019	32	14	2	0	0
December 25, 2020	28	11	0	0	0
December 25, 2021	23	9	0	0	0
December 25, 2022	20	7	0	0	0
December 25, 2023	17	2	0	0	0
December 25, 2024	14	0	0	0	0
December 25, 2025	12	0	0	0	0
December 25, 2026	10	0	0	0	0
December 25, 2027	8	0	0	0	0
December 25, 2028	6	0	0	0	0
December 25, 2029	1	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.57	8.14	6.16	5.04	4.42
Weighted Average Life (years) to Optional Redemption(2)(3)	10.78	7.51	5.65	4.64	4.10
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class M-5 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	93	71	53	38
December 25, 2011	100	76	54	37	25
December 25, 2012	91	61	40	26	16
December 25, 2013	79	50	30	18	10
December 25, 2014	69	40	23	12	3
December 25, 2015	59	33	17	9	0
December 25, 2016	51	26	13	1	0
December 25, 2017	44	21	10	0	0
December 25, 2018	38	17	7	0	0
December 25, 2019	32	14	0	0	0
December 25, 2020	28	11	0	0	0
December 25, 2021	23	9	0	0	0
December 25, 2022	20	5	0	0	0
December 25, 2023	17	0	0	0	0
December 25, 2024	14	0	0	0	0
December 25, 2025	12	0	0	0	0
December 25, 2026	10	0	0	0	0
December 25, 2027	8	0	0	0	0
December 25, 2028	3	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.52	8.09	6.12	5.00	4.36
Weighted Average Life (years) to Optional Redemption(2)(3)	10.78	7.51	5.65	4.63	4.06
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class M-6 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	93	71	53	38
December 25, 2011	100	76	54	37	25
December 25, 2012	91	61	40	26	16
December 25, 2013	79	50	30	18	10
December 25, 2014	69	40	23	12	0
December 25, 2015	59	33	17	9	0
December 25, 2016	51	26	13	0	0
December 25, 2017	44	21	10	0	0
December 25, 2018	38	17	1	0	0
December 25, 2019	32	14	0	0	0
December 25, 2020	28	11	0	0	0
December 25, 2021	23	8	0	0	0
December 25, 2022	20	0	0	0	0
December 25, 2023	17	0	0	0	0
December 25, 2024	14	0	0	0	0
December 25, 2025	12	0	0	0	0
December 25, 2026	10	0	0	0	0
December 25, 2027	5	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.46	8.04	6.08	4.95	4.30
Weighted Average Life (years) to Optional Redemption(2)(3)	10.78	7.51	5.65	4.62	4.03
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class M-7 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	93	71	53	38
December 25, 2011	100	76	54	37	25
December 25, 2012	91	61	40	26	16
December 25, 2013	79	50	30	18	7
December 25, 2014	69	40	23	12	0
December 25, 2015	59	33	17	*	0
December 25, 2016	51	26	13	0	0
December 25, 2017	44	21	5	0	0
December 25, 2018	38	17	0	0	0
December 25, 2019	32	14	0	0	0
December 25, 2020	28	10	0	0	0
December 25, 2021	23	0	0	0	0
December 25, 2022	20	0	0	0	0
December 25, 2023	17	0	0	0	0
December 25, 2024	14	0	0	0	0
December 25, 2025	12	0	0	0	0
December 25, 2026	5	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.36	7.96	6.02	4.90	4.25
Weighted Average Life (years) to Optional Redemption(2)(3)	10.78	7.51	5.65	4.62	4.01
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class M-8 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	93	71	53	38
December 25, 2011	100	76	54	37	25
December 25, 2012	91	61	40	26	16
December 25, 2013	79	50	30	18	0
December 25, 2014	69	40	23	8	0
December 25, 2015	59	33	17	0	0
December 25, 2016	51	26	10	0	0
December 25, 2017	44	21	0	0	0
December 25, 2018	38	17	0	0	0
December 25, 2019	32	13	0	0	0
December 25, 2020	27	0	0	0	0
December 25, 2021	23	0	0	0	0
December 25, 2022	20	0	0	0	0
December 25, 2023	17	0	0	0	0
December 25, 2024	14	0	0	0	0
December 25, 2025	4	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.23	7.85	5.93	4.82	4.16
Weighted Average Life (years) to Optional Redemption(2)(3)	10.78	7.51	5.65	4.60	3.98
_________________________
(1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

Percent of Initial Class Note Balance Outstanding
at the Following Prepayment Scenarios

	Class M-9 Prepayment Scenario(1)
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	93	71	53	38
December 25, 2011	100	76	54	37	25
December 25, 2012	91	61	40	26	8
December 25, 2013	79	50	30	15	0
December 25, 2014	69	40	23	0	0
December 25, 2015	59	33	13	0	0
December 25, 2016	51	26	0	0	0
December 25, 2017	44	21	0	0	0
December 25, 2018	38	12	0	0	0
December 25, 2019	32	0	0	0	0
December 25, 2020	28	0	0	0	0
December 25, 2021	23	0	0	0	0
December 25, 2022	20	0	0	0	0
December 25, 2023	11	0	0	0	0
December 25, 2024	1	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	11.01	7.68	5.80	4.70	4.07
Weighted Average Life (years) to Optional Redemption(2)(3)	10.78	7.51	5.65	4.59	3.98
_________________________
 (1) The prepayment scenarios for the Group I and Group II Mortgage Loans are as set forth under “Weighted Average Lives” in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3) Assumes an optional redemption of the Offered Notes on the earliest Payment Date of which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one half of one percent.

 Description of the Notes

General

The property of the Trust will consist of, to the extent provided in the Indenture:

(a) the Mortgage Loans;

(b) payments received after the Cut-Off Date, other than payments of principal and interest on the Mortgage Loans that were due on or before the Cut-Off Date;

(c) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure, together with all collections on and proceeds of such Mortgaged Properties;

(d) the collection account and the payment account and any assets deposited in these accounts from time to time; and

(e)  the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider.

Pursuant to the Indenture, the property of the Trust will be pledged to the Indenture Trustee to secure the Notes.

Definitive notes, as defined under “Description of the Securities—Book-Entry Securities” in the prospectus, if issued, will be transferable and exchangeable at the corporate trust office of the Securities Administrator, which will initially act as Note Registrar. See “—Book-Entry Notes” below. No service charge will be assessed for any registration of exchange or transfer of Offered Notes, but the Securities Administrator as Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge.

The Class Note Balance of each class of Offered Notes on any Payment Date is equal to the Class Note Balance of that class on the Closing Date reduced by the following:

•	the aggregate amount actually paid as principal to the holders of that class of Offered Notes prior to the applicable date; and

•	in the case of a Subordinate Note, any reductions in the Class Note Balance of that Subordinate Note due to the allocation of realized losses as described in this prospectus supplement.

The Class Note Balance of a class of Subordinate Notes may be increased by any subsequent recoveries as described below under “—Allocation of Realized Losses.”

The percentage interest represented by an individual note of any class, as of any date of determination, will equal the percentage obtained by dividing the current Class Note Balance of the Offered Note by the aggregate original Class Note Balance for the related class of Offered Notes.

Fees and Expenses of the Trust

The Swap Provider, Servicer and the Master Servicer will receive compensation, to be paid from the amounts received from the Mortgage Loans, in exchange for their services on behalf of the Trust, prior to payments to Noteholders, as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly
For each Mortgage Loan, a monthly fee paid to the Servicer out of interest collections received from the related Mortgage Loan. The monthly fee is calculated as one-twelfth of 0.50% on the Principal Balance of the mortgage loan as of the first day of related Due Period.
Withdrawn from amounts on deposit in the collection account, before payments to Noteholders(1).
Master Servicer(2)	Monthly
For each Mortgage Loan, a monthly fee paid to the Master Servicer. The monthly fee is calculated as one-twelfth of 0.015% on the Principal Balance of the Mortgage Loan as of the first day of related Due Period.
Withdrawn from amounts on deposit in the payment account, before payments to Noteholders.
Swap Provider	Monthly
A monthly payment calculated as the positive excess, if any, of (a) one-twelfth of the Strike Rate on the Swap Notional Amount for such Payment Date over (b) one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Swap Notional Amount for such Payment Date.
Withdrawn from amounts on deposit in the payment account, before payments to Noteholders.

(1) See “The Servicing Agreement—Servicing and Master Servicing Compensation, Payment of Expenses and Prepayment Interest Shortfalls” in this prospectus supplement for a description of additional compensation that the Servicer may receive.
(2) The fees of the Indenture Trustee and the Securities Administrator will be paid by the Master Servicer from the master servicing fee. In addition, the Securities Administrator will be entitled to any investment income on amounts on deposit in the payment account.

Book-Entry Notes

The Book-Entry Notes will be issued in one or more notes which equal the aggregate Class Note Balance of the Offered Notes and will initially be registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”). Persons acquiring beneficial ownership interests in the Offered Notes will hold their notes through DTC in the United States, or, upon request, through Clearstream Banking, société anonyme (“Clearstream”), or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

Investors may hold beneficial interests in the Book-Entry Notes in minimum denominations representing Class Note Balances of $25,000 and in integral multiples of $1 in excess thereof; provided that Offered Notes must be purchased in minimum total investments of $100,000 per class. One note of each class of Offered Notes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the notes of the class. Unless and until definitive notes are issued, it is anticipated that the only Noteholder of the Offered Notes will be Cede & Co., as nominee of DTC. Note owners will not be Noteholders as that term is used in the agreement. Note owners are only permitted to exercise their rights indirectly through participants and DTC. For a description of the features of the book-entry registration system, see “Description of the Securities—Book-Entry Securities” in the prospectus. For information with respect to tax documentation procedures relating to the notes, see “Federal Income Tax Considerations—Tax Treatment of Foreign Investors” and “—Miscellaneous Tax Aspects” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to this prospectus supplement.

None of the Depositor, the Originator, the Seller, the Servicer, the Master Servicer, the Securities Administrator, the Owner Trustee or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Payment Dates

Payments on the Offered Notes will be made to the extent of Available Funds by the Securities Administrator on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2007 (each, a “Payment Date”) to the persons in whose names the Offered Notes are registered (each, a “Noteholder”), as of the related Record Date. The “Record Date” for any Payment Date and the Adjustable-Rate Notes, is the business day before the applicable Payment Date so long as the applicable class of Notes remains in book-entry form. The Record Date for any Payment Date and the Fixed-Rate Notes and any Adjustable-Rate Notes no longer in book-entry form is the last business day of the calendar month preceding the month of the applicable Payment Date.

Payments will be made (1) in immediately Available Funds by wire transfer or otherwise, to the account of the Noteholder at a domestic bank or other entity having appropriate facilities for payment, if the Noteholder has so notified the Securities Administrator five business days prior to the related Payment Date, or (2) by check mailed to the address of the person entitled to the payment as it appears on the note register maintained by the Securities Administrator as Note Registrar. Notwithstanding the foregoing, the final payment on any Offered Note will be made in like manner but only upon presentment and surrender of the note at the office or agency appointed for that purpose.

Glossary

For purposes of describing the cash flow structure of the Trust, the following terms have the respective meanings set forth below:

“Adjusted Net Mortgage Rate”: As to each Mortgage Loan, an amount equal to the Loan Rate less the sum of (i) the Servicing Fee Rate and (ii) the Master Servicing Fee Rate.

“Aggregate Principal Amount”: As to any Payment Date, the sum of the Basic Principal Amounts for each Loan Group.

“Available Funds”: As to any Payment Date, an amount equal to the sum of the following amounts, without duplication, with respect to the Mortgage Loans:

(1) scheduled payments of principal and interest on the Mortgage Loans due during the related Due Period and received by the Servicer and Master Servicer on or prior to the determination date, net of (a) amounts representing the servicing fee and master servicing fee with respect to each Mortgage Loan and reimbursement for related or nonrecoverable Monthly Advances and Servicing Advances and other amounts reimbursable to the Seller, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Owner Trustee and the Indenture Trustee and (b) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event);

(2) Net Liquidation Proceeds, Subsequent Recoveries and insurance proceeds with respect to the Mortgage Loans, net of amounts applied to the restoration or repair of a mortgaged property, and unscheduled payments of principal and interest on the Mortgage Loans received by the Servicer and Master Servicer during the related Prepayment Period, net of (a) amounts representing the servicing fee and master servicing fee with respect to each Mortgage Loan and reimbursement for related Monthly Advances and Servicing Advances and (b) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event);

(3) the purchase price for repurchased Mortgage Loans and any related substitution adjustment amounts;

(4) payments from the Servicer and Master Servicer in connection with

(a) Monthly Advances,

(b) Prepayment Interest Shortfalls,

(c) the redemption of the Offered Notes; and

(5) any Net Swap Payment or Swap Termination Payment (to the extent not applied to a replacement swap or required to be retained and applied as provided herein) received by the Securities Administrator under the Interest Rate Swap Agreement.

Available Funds will not include any investment earnings on amounts on deposit in any account.

“Basic Principal Amount”: As to any Payment Date and Loan Group, an amount equal to the sum of the following amounts, without duplication, with respect to the Mortgage Loans in that Loan Group:

(1) each payment of principal on a Mortgage Loan due during the related Due Period and received by the Servicer and remitted by the Servicer to the Master Servicer;

(2) any Net Liquidation Proceeds allocable to principal, any Subsequent Recoveries and all full and partial principal prepayments received by the Servicer and remitted by the Servicer to the Master Servicer during the related Prepayment Period;

(3) the portion of the purchase price allocable to principal of all repurchased Mortgage Loans with respect to that Payment Date;

(4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid; and

(5) any Monthly Advances with respect to scheduled payments of principal due during the related Due Period.

“Civil Relief Act Shortfalls”: As to any Payment Date, reductions in the amount of interest due from borrowers as a result of the application of the SCRA or similar state laws.

“Class AF-6 Calculation Percentage”: As to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the Class Note Balance of the Class AF-6 Notes and the denominator of which is the aggregate Class Note Balances of the Group II Notes, in each case prior to giving effect to payments of principal on that Payment Date.

“Class AF-6 Lockout Payment Amount”: As to any Payment Date, an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for that Payment Date, (2) the Class AF-6 Calculation Percentage for that Payment Date and (3) the Group II Principal Payment Amount for that Payment Date, but in no event will the Class AF-6 Lockout Payment Amount exceed (a) the outstanding Class Note Balance of the Class AF-6 Notes or (b) the Group II Principal Payment Amount for that Payment Date.

“Class AF-6 Lockout Percentage”: As to any Payment Date, the applicable percentage set forth below for such Payment Date:

Payment Date	Lockout Percentage
1st to 36th	0%
37th to 60th	45%
61st to 72nd	80%
73rd to 84th	100%
85th and thereafter	300%

“Class Interest Carryover Shortfall”: As to any class of Offered Notes and any Payment Date, an amount equal to the sum of (1) the excess of the related Class Monthly Interest Amount for the preceding Payment Date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding Payment Date, over the amount in respect of interest that is actually paid to the holders of the class on the preceding Payment Date plus (2) interest on the excess, to the extent permitted by law, at the related Note Rate for the related Interest Period.

“Class Interest Payment”: As to any class of Offered Notes and Payment Date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for that class of Offered Notes for the applicable Payment Date.

“Class M-1 Principal Payment Amount”: As to any Payment Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Class Note Balance of the Senior Notes has been reduced to zero, 100% of the remaining Principal Payment Amount, or (y) if a Delinquency Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Class Note Balance of the Senior Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date, and

(B) the Class Note Balance of the Class M-1 Notes immediately prior to the applicable Payment Date;

over:

(2) the lesser of:

(A) 75.50% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date, and

(B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-2 Principal Payment Amount”: As to any Payment Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Class Note Balance of the Senior and Class M-1 Notes has been reduced to zero, 100% of the remaining Principal Payment Amount, or (y) if a Delinquency Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Class Note Balance of the Senior Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(B) the Class Note Balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date, and

(C) the Class Note Balance of the Class M-2 Notes immediately prior to the applicable Payment Date;

over:

(2) the lesser of:

(A) 81.60% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date, and

(B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-3 Principal Payment Amount”: As to any Payment Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Class Note Balance of the Senior, Class M-1 and Class M-2 Notes has been reduced to zero, 100% of the remaining Principal Payment Amount, or (y) if a Delinquency Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Class Note Balance of the Senior Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(B) the Class Note Balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(C) the Class Note Balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date, and

(D) the Class Note Balance of the Class M-3 Notes immediately prior to the applicable Payment Date;

over:

(2) the lesser of:

(A) 85.30% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date, and

(B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-4 Principal Payment Amount”: As to any Payment Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Class Note Balance of the Senior, Class M-1, Class M-2 and Class M-3 Notes has been reduced to zero, 100% of the remaining Principal Payment Amount, or (y) if a Delinquency Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Class Note Balance of the Senior Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(B) the Class Note Balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(C) the Class Note Balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(D) the Class Note Balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date, and

(E) the Class Note Balance of the Class M-4 Notes immediately prior to the applicable Payment Date;

over:

(2) the lesser of:

(A) 88.40% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date, and

(B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-5 Principal Payment Amount”: As to any Payment Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Class Note Balance of the Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Notes has been reduced to zero, 100% of the remaining Principal Payment Amount, or (y) if a Delinquency Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Class Note Balance of the Senior Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(B) the Class Note Balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(C) the Class Note Balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(D) the Class Note Balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(E) the Class Note Balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date, and

(F) the Class Note Balance of the Class M-5 Notes immediately prior to the applicable Payment Date;

over:

(2) the lesser of:

(A) 91.20% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date, and

(B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-6 Principal Payment Amount”: As to any Payment Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Class Note Balance of the Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes has been reduced to zero, 100% of the remaining Principal Payment Amount, or (y) if a Delinquency Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Class Note Balance of the Senior Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(B) the Class Note Balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(C) the Class Note Balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(D) the Class Note Balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(E) the Class Note Balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(F) the Class Note Balance of the Class M-5 Notes, after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date, and

(G) the Class Note Balance of the Class M-6 Notes immediately prior to the applicable Payment Date;

over:

(2) the lesser of:

(A) 93.70% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date, and

(B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-7 Principal Payment Amount”: As to any Payment Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Class Note Balance of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes has been reduced to zero, 100% of the remaining Principal Payment Amount, or (y) if a Delinquency Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Class Note Balance of the Senior Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(B) the Class Note Balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(C) the Class Note Balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(D) the Class Note Balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(E) the Class Note Balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(F) the Class Note Balance of the Class M-5 Notes, after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date,

(G) the Class Note Balance of the Class M-6 Notes, after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date, and

(H) the Class Note Balance of the Class M-7 Notes immediately prior to the applicable Payment Date;

over:

(2) the lesser of:

(A) 96.10% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date, and

(B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-8 Principal Payment Amount”: As to any Payment Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Class Note Balance of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes has been reduced to zero, 100% of the remaining Principal Payment Amount, or (y) if a Delinquency Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Class Note Balance of the Senior Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(B) the Class Note Balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(C) the Class Note Balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(D) the Class Note Balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(E) the Class Note Balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(F) the Class Note Balance of the Class M-5 Notes, after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date,

(G) the Class Note Balance of the Class M-6 Notes, after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date,

(H) the Class Note Balance of the Class M-7 Notes, after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date, and

(I) the Class Note Balance of the Class M-8 Notes immediately prior to the applicable Payment Date;

over:

(2) the lesser of:

(A) 98.00% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date, and

(B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class M-9 Principal Payment Amount”: As to any Payment Date on or after the Stepdown Date, (x) if a Delinquency Event is in effect and the aggregate Class Note Balance of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes has been reduced to zero, 100% of the remaining Principal Payment Amount, or (y) if a Delinquency Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Class Note Balance of the Senior Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(B) the Class Note Balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(C) the Class Note Balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(D) the Class Note Balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(E) the Class Note Balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(F) the Class Note Balance of the Class M-5 Notes, after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date,

(G) the Class Note Balance of the Class M-6 Notes, after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date,

(H) the Class Note Balance of the Class M-7 Notes, after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date,

(I) the Class Note Balance of the Class M-8 Notes, after taking into account payment of the Class M-8 Principal Payment Amount for the applicable Payment Date, and

(J) the Class Note Balance of the Class M-9 Notes immediately prior to the applicable Payment Date;

over:

(2) the lesser of:

(A) the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date, and

(B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Class Note Balance”: As of any date of determination and class of Offered Notes, the original Class Note Balance for such class reduced by the sum of all amounts previously paid to the Noteholders of such class in respect of principal from the Group I Principal Payment Amount or the Group II Principal Payment Amount, as applicable, on all previous Payment Dates and, in the case of any class of Subordinate Notes, reduced by the Class Principal Carryover Shortfall allocated to such class.

“Class Monthly Interest Amount”: As to any Payment Date and class of Offered Notes, interest for the related Interest Period at the related Note Rate on the related Class Note Balance immediately prior to that Payment Date.

“Class Principal Carryover Shortfall”: As to any class of Subordinate Notes and any Payment Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the Class Note Balance of that class of Subordinate Notes on the applicable Payment Date as provided under “—Allocation of Realized Losses” below and (y) the amount of any such reductions contemplated by clause (x) above on prior Payment Dates over (2) the amount paid on prior Payment Dates in respect of the reductions contemplated by clause (1) allocated to that class of Subordinate Notes on prior Payment Dates.

“Cumulative Loss Event”: For any Payment Date in the applicable period below, if Cumulative Net Losses exceed the applicable percentage set forth below for the related Payment Date:

Number of Payment Dates	Percentages
25th-36th	1.00% for the first month plus an additional 1/12th of 1.30% for each month thereafter
37th-48th	2.30% for the first month plus an additional 1/12th of 1.60% for each month thereafter
49th -60th	3.90% for the first month plus an additional 1/12th of 1.25% for each month thereafter
61st -72nd	5.15% for the first month plus an additional 1/12th of 0.85% for each month thereafter
73rd -84th	6.00% for the first month plus an additional 1/12th of 0.25% for each month thereafter
85th and thereafter	6.25%

“Cumulative Net Losses”: As of any date of determination, the aggregate of the losses due to Liquidated Mortgage Loans incurred from the Cut-Off Date through the end of the calendar month preceding such date of determination, expressed as a percentage of the Pool Balance as of the Closing Date.

“Delinquency Amount”: As to any Payment Date, the aggregate Principal Balance of the Mortgage Loans that are any of the following (a) 60 days or more delinquent (including any such delinquent Mortgage Loans that are in bankruptcy or in foreclosure) and (b) REO Properties as of the last day of the related Prepayment Period.

“Delinquency Event”: A Delinquency Event will have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount and the denominator of which is the Pool Balance as of the last day of the related Due Period exceeds (y) 44.08% of the Senior Enhancement Percentage.

“Due Period”: With respect to each Payment Date, the period from and including the second day of the month preceding the month of the applicable Payment Date to and including the first day of the month of that Payment Date.

“Excess Interest”: As to any Payment Date, the Available Funds remaining after the application of payments pursuant to clauses 1 through 12 of paragraph C under “—Payment Priorities,” below.

“Excess Overcollateralization Amount”: As to any Payment Date, the lesser of (1) the Aggregate Principal Amount for the applicable Payment Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Aggregate Principal Amount is paid on the Offered Notes, over (y) the Required Overcollateralization Amount.

“Group I Available Funds Rate”: As to any Payment Date and the Group I Notes, a rate per annum (adjusted for the actual number of days in the related Interest Period) equal to the product of (x) a fraction, expressed as a percentage, the numerator of which is the amount of interest received on the Group I Mortgage Loans during the related Due Period minus (i) the sum of the servicing fees and the master servicing fees with respect to each Group I Mortgage Loan and any other amounts reimbursable to the Seller, Depositor, Servicer, Master Servicer, Securities Administrator, Owner Trustee or Indenture Trustee and (ii) an amount equal to any Net Swap Payment and Swap Termination Payment, if any, payable by the Trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event), and the denominator of which is the aggregate Note Balance of the Group I Notes immediately prior to such Payment Date, and (y) 12.

“Group I Basis Risk Shortfall Amount”: As to any Payment Date and each class of Group I Notes, the sum of the following:

(a) the excess, if any, of the related Class Monthly Interest Amount, calculated at the lesser of clause (a) or (b) set forth under “—Note Rates” below over the related Class Monthly Interest Amount for the applicable Payment Date,

(b) any Group I Basis Risk Shortfall Amount remaining unpaid from the prior Payment Date, and

(c) accrued interest on the amount in clause (b) calculated at the lesser of clause (a) or (b) set forth under “—Note Rates” below for the most recently ended Interest Period.

“Group I Parity Amount”: For any Payment Date, the greater of (i) zero and (ii) the excess, if any, of (x) the aggregate Class Note Balance of the Group I Notes immediately prior to that Payment Date over (y) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period.

“Group I Principal Payment Amount”: For any Payment Date, the lesser of:

(a) the greatest of (1) the product of (x) the Senior Principal Payment Amount for that Payment Date and (y) a fraction, the numerator of which is the excess of (i) the aggregate Principal Balance of the Group I Mortgage Loans as of the first day of the related Due Period over (ii) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period, and the denominator of which is the excess of (i) the Pool Balance as of the first day of the related Due Period over (ii) the Pool Balance as of the last day of the related Due Period, (2) the Group I Parity Amount and (3) the excess of (i) the Senior Principal Payment Amount for that Payment Date over (ii) the aggregate Class Note Balance of the Group II Notes immediately prior to that Payment Date, and

(b) the aggregate Class Note Balance of the Group I Notes immediately prior to that Payment Date.

“Group II Principal Payment Amount”: For any Payment Date, the excess of (1) the Senior Principal Payment Amount for that Payment Date over (2) the Group I Principal Payment Amount for that Payment Date.

“Interest Period”: For any Payment Date and the Adjustable-Rate Notes, the period from the prior Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding the current Payment Date, calculated on the basis of a 360-day year and the actual number of days elapsed. For any Payment Date and the Fixed-Rate Notes, the calendar month preceding that Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

“ISDA Master Agreement”: The International Swaps and Derivatives Association Master Agreement.

“Liquidated Mortgage Loan”: As to any Payment Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Prepayment Period related to such prepayment, that all liquidation proceeds which it expects to recover with respect to that Mortgage Loan, including the disposition of the related REO Property, have been received.

“Master Servicing Fee Rate”: 0.015% per annum.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan, liquidation proceeds other than Subsequent Recoveries, net of any related unreimbursed servicing fees, master servicing fees, Servicing Advances and Monthly Advances.

“OC Floor”: An amount equal to 0.50% of the Pool Balance as of the Closing Date.

“Overcollateralization Amount”: As to any Payment Date, the excess, if any, of (1) the Pool Balance as of the end of the related Due Period over (2) the aggregate Class Note Balance of the Offered Notes, after giving effect to the payment of the Principal Payment Amount on that Payment Date.

“Pool Balance”: As of any date of determination, the aggregate of the Principal Balances of the Mortgage Loans as of the applicable date.

“Prepayment Period”: As to any Payment Date and any principal prepayment in full received on a Mortgage Loan, the period from the 16th day of the calendar month preceding the month in which that Payment Date occurs (or in the case of the first Payment Date, from the Cut-Off Date) through the 15th day of the month in which that Payment Date occurs. As to any Payment Date and any partial principal prepayment received on a Mortgage Loan, the calendar month preceding that Payment Date.

“Principal Balance”: As to any Mortgage Loan (other than a Liquidated Mortgage Loan) and any date of determination, the unpaid Principal Balance of the Mortgage Loan as of the Cut-Off Date after deduction of payments of principal due on or before that date, minus all amounts credited against the Principal Balance prior to the date of determination.

“Principal Payment Amount”: For any Payment Date, the lesser of (1) the aggregate Class Note Balance of the Offered Notes immediately preceding that Payment Date and (2) the sum of (x) the Aggregate Principal Amount for that Payment Date minus the Excess Overcollateralization Amount, if any, for that Payment Date and (y) the Subordination Increase Amount, if any, for that Payment Date.

“REO Properties”: A mortgaged property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure.

“Required Overcollateralization Amount”: As to any Payment Date (a) prior to the Stepdown Date, the product of (x) 2.65% and (y) the Pool Balance as of the Cut-Off Date and (b) on and after the Stepdown Date, the greater of (1) the lesser of (x) the product of 2.65% and the Pool Balance as of the Cut-Off Date and (y) the product of 5.30% and the Pool Balance as of the end of the related Due Period, and (2) the OC Floor.

Notwithstanding the foregoing, on each Payment Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Payment Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (x) the Required Overcollateralization Amount in effect as of the immediately preceding Payment Date and (y) the product of 10.60% and the Pool Balance as of the end of the related Due Period; but the Required Overcollateralization Amount will never be less than the OC Floor.

Notwithstanding the foregoing, the percentages set forth above are subject to a variance of plus or minus 5%.

“Senior Enhancement Percentage”: As to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate Class Note Balance of the Subordinate Notes and (2) the Overcollateralization Amount, in each case, on the prior Payment Date, and the denominator of which is the Pool Balance as of the last day of the prior Due Period.

“Senior Principal Payment Amount”: As to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Payment Amount and (2) the aggregate Class Note Balance of the Senior Notes immediately prior to that Payment Date, and (b) any other Payment Date, an amount equal to the lesser of (1) the Principal Payment Amount and (2) the excess, if any, of (x) the aggregate Class Note Balance of the Senior Notes immediately prior to the applicable Payment Date over (y) the lesser of (A) 69.00% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

“Servicing Fee Rate”: 0.50% per annum.

“Stepdown Date”: The earlier to occur of (x) the first Payment Date after the Payment Date on which the aggregate Class Note Balance of the Senior Notes is reduced to zero and (y) the later to occur of (A) the Payment Date in January 2010 and (B) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to payment of the Principal Payment Amount to the Offered Notes then entitled to payments of principal on such Payment Date), is at least equal to 36.30%.

“Strike Rate”: 4.808% per annum.

“Subordination Deficiency”: As to any Payment Date, the excess, if any, of (x) the Required Overcollateralization Amount for the applicable Payment Date over (y) the Overcollateralization Amount for that Payment Date after giving effect to the payment of the Aggregate Principal Amount on that Payment Date.

“Subordination Increase Amount”: As to any Payment Date, the lesser of (x) the Subordination Deficiency and (y) the Excess Interest.

“Subordination Required Overcollateralization Amount”: As to any Payment Date on which a Delinquency Event does not exist, the Required Overcollateralization Amount, without giving effect to the OC Floor calculation. As to any other Payment Date, the Required Overcollateralization Amount.

“Subsequent Recovery” or “Subsequent Recoveries”: With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on that Mortgage Loan, which has previously been allocated as a realized loss to a class or classes of Notes net of reimbursable expenses to the Servicer and Master Servicer.

Payment Priorities

On each Payment Date the Securities Administrator will withdraw from the payment account the Available Funds and apply such amount in the following order of priority, in each case, to the extent of the funds remaining:

A. With respect to funds in the payment account received with respect to the Group I Mortgage Loans:

1. Concurrently, to each class of Group I Notes, pro rata based on amounts due, the related Class Interest Payment for the applicable Payment Date; and

2. For payment pursuant to paragraph C below, any remaining amounts.

B. With respect to funds in the payment account received with respect to the Group II Mortgage Loans:

1. Concurrently, to each class of Group II Notes, pro rata based on amounts due, the related Class Interest Payment for the applicable Payment Date; and

2. For payment pursuant to paragraph C below, any remaining amounts.

C. With respect to any remaining funds in the payment account after payments made pursuant to paragraphs A and B above:

1. Concurrently, to the Senior Notes, to the extent not paid pursuant to paragraphs A and B above on the applicable Payment Date, pro rata based on amounts due, the related Class Interest Payment for the applicable Payment Date; then

2. Sequentially, first to the Class M-1 Notes, second to the Class M-2 Notes, third to the Class M-3 Notes, fourth to the Class M-4 Notes, fifth to the Class M-5 Notes, sixth to the Class M-6 Notes, seventh to the Class M-7 Notes, eighth to the Class M-8 Notes and ninth to the Class M-9 Notes, the related Class Monthly Interest Amount for the applicable Payment Date; then

3. To the Senior Notes, the Senior Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

a. To the Group I Notes, the Group I Principal Payment Amount, sequentially, to the Class AV-1, Class AV-2 and Class AV-3 Notes, in that order, until the respective Class Note Balances of such classes have been reduced to zero; provided, however, on any Payment Date on which the aggregate Class Note Balance of the Class M Notes has been reduced to zero, principal payments to the Group I Notes will be made on a pro rata basis based on the Class Note Balance of each such class; and

b. To the Group II Notes, the Group II Principal Payment Amount, sequentially, first to the Class AF-6 Notes, an amount equal to the Class AF-6 Lockout Payment Amount, and second, sequentially, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes, in that order, until the respective Class Note Balances of such classes have been reduced to zero; provided, however, on any Payment Date on which the aggregate Class Note Balance of the Class M Notes has been reduced to zero, principal payments to the Group II Notes will be made on a pro rata basis based on the Class Note Balance of each such class; then

4. To the Class M-1 Notes, the Class M-1 Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

5. To the Class M-2 Notes, the Class M-2 Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

6. To the Class M-3 Notes, the Class M-3 Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

7. To the Class M-4 Notes, the Class M-4 Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

8. To the Class M-5 Notes, the Class M-5 Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

9. To the Class M-6 Notes, the Class M-6 Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

10. To the Class M-7 Notes, the Class M-7 Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

11. To the Class M-8 Notes, the Class M-8 Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

12. To the Class M-9 Notes, the Class M-9 Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

13. To the Offered Notes, the Subordination Increase Amount for the applicable Payment Date, allocated in the same order of priority set forth in clause 3 and clauses 4 through 12 of this paragraph C above; then

14. Sequentially, first to the Class M-1 Notes, second to the Class M-2 Notes, third to the Class M-3 Notes, fourth to the Class M-4 Notes, fifth to the Class M-5 Notes, sixth to the Class M-6 Notes, seventh to the Class M-7 Notes, eighth to the Class M-8 Notes and ninth to the Class M-9 Notes, (a) any related Class Interest Carryover Shortfall, then (b) any related Class Principal Carryover Shortfall and then (c) any interest accrued on any related Class Principal Carryover Shortfall; then

15. To the Group I Notes, on a pro rata basis based on the entitlement of such class, any Group I Basis Risk Shortfall Amounts; then

16. To the Class N Notes, as set forth in the Indenture; then

17. To the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and then

18. To the Owner Trustee, any fees, expenses and indemnities not otherwise paid and then, to the Owner Trust Certificates, any remaining amounts.

On each Payment Date, all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period will be withdrawn from the payment account and paid by the Securities Administrator to the holders of the Class N Notes and will not be available for payment to the holders of any class of Notes.

On each Payment Date, the Class Interest Payment for each class of Senior Notes in a Note Group will be paid on an equal priority within the Note Group.

Note Rates

The Note Rate for any Interest Period with respect to the Adjustable-Rate Notes, will equal the least of:

(a) the sum of one-month LIBOR and the applicable note margin;

(b) 14.00%; and

(c) the Group I Available Funds Rate.

The note margins for the Adjustable-Rate Notes, will be as follows:

	Note Margin
Class	(1)	(2)
AV-1	0.070%	0.140%
AV-2	0.160%	0.320%
AV-3	0.240%	0.480%
____________________
(1) Prior to or on the optional redemption date.
(2) After the optional redemption date.

The Note Rate for any Interest Period with respect to the Fixed-Rate Notes will be as follows:

	Note Rate
Class	(1)	(2)
AF-1	5.5450%	6.0450%
AF-2	5.2850%	5.7850%
AF-3	5.2940%	5.7940%
AF-4	5.4730%	5.9730%
AF-5	5.6850%	6.1850%
AF-6	5.3400%	5.8400%
M-1	5.5550%	6.0550%
M-2	5.6540%	6.1540%
M-3	5.7030%	6.2030%
M-4	5.8020%	6.3020%
M-5	5.9020%	6.4020%
M-6	6.3050%	6.8050%
M-7	6.5460%	7.0460%
M-8	6.9920%	7.4920%
M-9	7.5000%	8.0000%
____________________
(1) Prior to or on the optional redemption date.
(2) After the optional redemption date.

With respect to each Payment Date and the Adjustable-Rate Notes, one-month LIBOR will equal the interbank offered rate for one-month U.S. dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying LIBOR of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator after consultation with the Seller), the rate will be the reference bank rate.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which will be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator after consultation with the Seller, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of the related Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Note Balance of the Adjustable-Rate Notes. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Seller, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Note Balance of the Adjustable-Rate Notes. If no quotations can be obtained, the rate will be one-month LIBOR for the prior Payment Date.

LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Overcollateralization Provisions

On each Payment Date, the Excess Interest will be applied to, among other things, the accelerated amortization of the Offered Notes then entitled to payments of principal until the Overcollateralization Amount equals the Required Overcollateralization Amount. Subject to particular floors, caps and triggers, the Required Overcollateralization Amount may decrease over time. It is a condition to the issuance of the notes on the Closing Date that the Required Overcollateralization Amount be met.

Cross-Collateralization Provisions

Some Available Funds with respect to each Loan Group will be available to cover some shortfalls and to create overcollateralization with respect to the Offered Notes relating to the other Loan Group as described above under the caption “—Payment Priorities.”

Allocation of Realized Losses

The Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If the Net Liquidation Proceeds are less than the unpaid Principal Balance of the related Liquidated Mortgage Loan, the Pool Balance will decline more than the aggregate Class Note Balance of the related Offered Notes. If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of Subordinate Notes then outstanding with the lowest relative payment priority will bear the loss.

The Indenture does not permit the allocation of realized losses to the Senior Notes. Investors in the Senior Notes should note that although realized losses cannot be allocated to the Senior Notes, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay to the Senior Notes all interest and principal amounts to which they are entitled.

Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class which, subject to Available Funds, may be paid (with interest accrued thereon) on a future Payment Date to the extent funds are available for payment as provided above under “—Payment Priorities.”

With respect to any class of Subordinate Notes to which a realized loss has been allocated (including any class for which the related Class Note Balance has been reduced to zero) on any Payment Date, the Class Note Balance of that class will be increased up to the amount of related Subsequent Recoveries for that Payment Date, beginning with the class of Subordinate Notes with the highest relative payment priority, up to the amount of realized losses previously allocated to reduce the Class Note Balance of such class.

For all purposes of this prospectus supplement, the Class M-9 Notes will have the lowest payment priority of any class of Subordinate Notes.

Interest Rate Swap Agreement and the Swap Provider

The Interest Rate Swap Agreement

The Issuing Entity will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with the Swap Provider for the benefit of the holders of the Offered Notes.

Under the Interest Rate Swap Agreement, on or before each Payment Date commencing with the Payment Date in February 2007 and ending with the Payment Date in December 2009, the Issuing Entity will be obligated to pay to the Swap Provider a fixed amount for that Payment Date, or the Fixed Swap Payment, equal to the product of (x) the Strike Rate, (y) the Swap Notional Amount (as defined below) for that Payment Date, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Issuing Entity a floating amount for that Payment Date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Payment Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment (referred to as a “Net Swap Payment”) will be required to be made on or before each applicable Payment Date (a) by the Issuing Entity to the Swap Provider, if the Fixed Swap Payment for such Payment Date exceeds the Floating Swap Payment for such Payment Date, or (b) by the Swap Provider to the Issuing Entity, if the Floating Swap Payment exceeds the Fixed Swap Payment for such Payment Date. Any Net Swap Payment payable by the Issuing Entity to the Swap Provider will be paid prior to distributions to noteholders.

The Swap Notional Amount for each Payment Date will be equal to the Scheduled Notional Swap Balance for such Payment Date set forth below.

Distribution Date	Scheduled Notional Swap Balance ($)	Distribution Date	Scheduled Notional Swap Balance ($)
1	N/A	20	31,314,512.47
2	71,633,349.55	21	29,906,153.47
3	68,417,524.36	22	28,560,987.29
4	65,345,778.47	23	27,276,183.87
5	62,411,667.20	24	25,404,102.74
6	59,609,033.80	25	15,328,982.02
7	56,931,996.52	26	14,639,184.82
8	54,374,936.38	27	13,980,352.54
9	51,932,485.45	28	13,351,097.95
10	49,599,515.62	29	12,750,095.84
11	47,371,127.93	30	12,176,080.28
12	45,242,642.31	31	11,627,841.98
13	43,209,587.84	32	11,104,225.74
14	41,267,693.37	33	10,604,128.05
15	39,412,878.67	34	10,126,494.77
16	37,641,245.84	35	9,670,318.93
17	35,949,071.23	36	6,358,072.83
18	34,332,797.62	37	0.00
19	32,789,026.80

The Interest Rate Swap Agreement will terminate following the last Payment Date specified above, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Issuing Entity to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) generally will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

• failure to make a payment due under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

• failure by the Swap Provider to comply with or perform certain agreements or obligations required under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

• failure by the Swap Provider to comply with or perform the second rating trigger collateral posting requirements of the Interest Rate Swap Agreement if a second rating trigger downgrade has occurred and been continuing for 30 or more business days and after notice of such failure is received and expiration of a specified grace period,

• certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

• repudiation or certain defaults by the Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Owner Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

• cross-default by the Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

• certain insolvency or bankruptcy events, and

• a merger by a party to the Interest Rate Swap Agreement without an assumption of such party’s obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

• illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

• tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or, in certain circumstances solely with respect to the Issuing Entity, certain similar events), and

• tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

• failure of the Swap Provider to comply with the first rating trigger collateral posting requirements of the Interest Rate Swap Agreement,

• if a second rating trigger downgrade has occurred and been continuing for 30 or more business days and a firm offer from a replacement swap provider remains capable of acceptance by the offeree,

• failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

• occurrence of an optional termination of the securitization pursuant to the terms of the Indenture, and

• amendment of the Indenture in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below the first ratings threshold specified in the Interest Rate Swap Agreement, the Swap Provider will be required, at its own expense, to post collateral in accordance with the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below the second ratings threshold specified in the Interest Rate Swap Agreement, the Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement and which meets all eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Swap Provider under the Interest Rate Swap Agreement that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Issuing Entity or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Issuing Entity is required to make a Swap Termination Payment to the Swap Provider, the Issuing Entity will be required to make such payment (to the extent such Swap Termination Payment has not been paid by the Issuing Entity from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Issuing Entity) on the related Payment Date, and on any subsequent Payment Dates until paid in full, prior to distributions to noteholders. In the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the Issuing Entity’s obligation to make such payment generally will be subordinated to distributions to the holders of the Offered Notes to the extent described in the Indenture.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the Issuing Entity will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Issuing Entity receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Issuing Entity will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Issuing Entity is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Issuing Entity will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

If the Issuing Entity is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Securities Administrator (acting on behalf of the Issuing Entity) will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Payment Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Issuing Entity by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Indenture.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the Issuing Entity is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this prospectus supplement. If the Issuing Entity receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will not be available to noteholders; rather, such Swap Termination Payment will be distributed in accordance with the terms of the Indenture.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Provider

The Royal Bank of Scotland plc is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of the Swap Provider are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Swap Provider are currently rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch. Except for the information provided in this paragraph, neither the Swap Provider nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this offering circular. The Swap Provider is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

The “significance percentage” of the Interest Rate Swap Agreement as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced or may be required to obtain a guarantor if the significance percentage of the Interest Rate Swap Agreement is 10% or more.

Assignment of Mortgage Loans

Pursuant to the Mortgage Loan Sale and Contribution Agreement, dated December 28, 2006, among the Seller, the Depositor and the Originator, the Seller will transfer to the Depositor all of its respective right, title and interest in and to each Mortgage Loan, the related Mortgage Note, mortgages and other related documents (the “Related Documents”) including all payments received after the Cut-Off Date other than payments of principal and interest on the Mortgage Loans due on or before the Cut-Off Date. Pursuant to the Amended and Restated Trust Agreement, dated December 28, 2006, among the Depositor, the Owner Trustee and Wells Fargo Bank, N.A., the Depositor will transfer such right, title and interest (also referred to as the trust estate) to the Issuer. Pursuant to the Indenture, dated December 28, 2006, between the Issuer and the Indenture Trustee, the Issuer will pledge the trust estate to the Indenture Trustee. The Mortgage Loans will be serviced by the Servicer pursuant to the Servicing Agreement, dated December 28, 2006, among the Master Servicer, the Securities Administrator, the Servicer, the Issuer and the Indenture Trustee.

The Indenture Trustee, concurrently with the transfers and pledge on the Closing Date, will deliver the Offered Notes to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a mortgage loan schedule delivered to the Indenture Trustee pursuant to the Indenture. This schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-off Date, as well as information with respect to the Loan Rate.

The Mortgage Loan Sale and Contribution Agreement will require that the Seller deliver to the Indenture Trustee, or the Custodian, as the Indenture Trustee’s agent for this purpose, the Mortgage Loans endorsed to the Indenture Trustee and the Related Documents. In lieu of delivery of original mortgages, if the original is not available, the Seller may deliver true and correct copies of the original mortgages.

Under the terms of the Mortgage Loan Sale and Contribution Agreement, except with respect to any Mortgage Loan recorded on the MERS® System, the Seller will promptly and in no event later than 30 days after the Closing Date, prepare and record assignments of the mortgages related to each Mortgage Loan in favor of the Indenture Trustee. If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the Closing Date, the assignment will be submitted for recording within 30 days after receipt of this information, but in no event later than one year after the Closing Date.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Indenture Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the Seller may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgages for some or all of the Mortgage Loans in the Trust that are not already held through the MERS® System may, at the discretion of the Servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) as nominee for the owner of the Mortgage Loan and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS® System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Indenture Trustee, and does not have any interest in the Mortgage Loan.

Within 45 days of the Closing Date, the Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, will review the Mortgage Loans and the Related Documents pursuant to the Indenture and if any Mortgage Loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification of the defect to the Depositor, the Originator and the Seller by the Indenture Trustee or the Custodian, the Originator will be obligated to either (a) substitute for the Mortgage Loan an Eligible Substitute Mortgage Loan or (b) repurchase the Mortgage Loan at a price equal to the outstanding Principal Balance of the Mortgage Loan as of the date of purchase, plus unpaid interest on the Mortgage Loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer, plus any costs due to violations of any predatory or abusive lending law. The purchase price will be deposited in the collection account on or prior to the next succeeding determination date after the obligation arises. The obligation of the Originator to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Indenture Trustee or the Noteholders. In addition, pursuant to the Mortgage Loan Sale and Contribution Agreement, on any Payment Date the Seller may, at its option, repurchase Mortgage Loans at the purchase price described above from the Trust; provided, however, that the total amount of all repurchases made by the Originator may not exceed one percent of the aggregate outstanding Principal Balance of the Mortgage Loans as of the Cut-Off Date.

In connection with the substitution of an Eligible Substitute Mortgage Loan, the Originator will be required to remit to the Servicer for deposit in the collection account on or prior to the next succeeding determination date after the obligation arises a substitution amount equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of the Eligible Substitute Mortgage Loan.

An “Eligible Substitute” Mortgage Loan is a Mortgage Loan to be substituted by the Originator for a Defective Mortgage Loan that must, on the date of the substitution:

•
have an outstanding Principal Balance after deducting all scheduled principal payments due in the month of the substitution, or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance, not in excess of, and not less than 95% of, the Principal Balance of the Defective Mortgage Loan;

•	have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of the Defective Mortgage Loan;

•	have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

•	have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; and

•	comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Sale and Contribution Agreement, deemed to be made as of the date of substitution.

The Originator will make representations and warranties as to the accuracy in all material respects of information furnished to the Indenture Trustee with respect to each Mortgage Loan. In addition, the Originator will represent and warrant, on the Closing Date that, among other things: (a) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (b) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the value of, or the interests of the Noteholders in, the related Mortgage Loan and Related Documents, the Originator will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Originator will be obligated to (x) substitute for the Mortgage Loan an Eligible Substitute Mortgage Loan or (y) repurchase the Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating to the Defective Mortgage Loans will apply to the substitution or purchase of a Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Sale and Contribution Agreement that materially and adversely affects the interests of the Noteholders.

Mortgage Loans required to be substituted or repurchased by the Originator as described in the preceding paragraphs are referred to as “Defective Mortgage Loans.”

The Servicing Agreement

Payments on Mortgage Loans; Deposits to the Collection Account and the Payment Account

The Servicer will establish and maintain in the name of the Indenture Trustee a separate collection account for the benefit of the holders of the Offered Notes. The collection account will be an Eligible Account. Upon receipt by the Servicer of amounts in respect of the Mortgage Loans, excluding amounts representing the servicing fee, reimbursement for Monthly Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items and amounts in respect of principal and interest due on or before the Cut-Off Date, the Servicer will deposit these amounts in the collection account. Amounts so deposited may be invested in eligible investments, as described in the Servicing Agreement, maturing no later than one business day prior to the date on which the amount on deposit is required to be deposited in the payment account or on the applicable Payment Date if approved by the Rating Agencies. Investment earnings from amounts on deposit in the collection account will not be part of Available Funds.

Under the Indenture, the Securities Administrator will establish a payment account. No later than 1:00 p.m. New York time on or before the business day prior to each Payment Date, the Available Funds for that Payment Date are required to be deposited into the payment account. The payment account will be an Eligible Account. Amounts on deposit in the payment account may be invested in eligible investments maturing on or before the business day prior to the related Payment Date or, if the eligible investments are an obligation of the Securities Administrator or an affiliate or are money market funds for which the Securities Administrator or any affiliate is the manager or the advisor, the eligible investments will mature no later than the related Payment Date. Investment earnings or losses from amounts on deposit in the payment account will not be part of Available Funds.

An “Eligible Account” is a segregated account that is:

(1)
maintained with a depository institution whose debt obligations at the time of any deposit in the Eligible Account have the highest short-term debt rating by the Rating Agencies and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation established by the fund with a minimum long-term unsecured debt rating of “A” by Standard & Poor’s and “A2” by Moody’s (or the required rating from one such Rating Agencies if the other such Rating Agency does not provide a rating for such depository institution) and which is any of the following:

(a)	a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,

(b)	an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

(c)	a national banking association duly organized, validly existing and in good standing under the federal banking laws, or

(d)	a principal subsidiary of a bank holding company;

(2)
a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or

(3)
otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Securities Administrator, without reduction or withdrawal of the then current ratings of the Offered Notes.

Advances

The determination date for each Payment Date is on the fourth business day prior to that Payment Date. On or prior to the business day before each Payment Date (the “Deposit Date”), the Servicer will deposit in the collection account an amount equal to each scheduled payment due on a Mortgage Loan during the related Due Period but not received by the Servicer as of the related determination date, net of the servicing fee (with respect to each Mortgage Loan, the “Monthly Advance”). This obligation of the Servicer continues with respect to each Mortgage Loan until the Mortgage Loan becomes a Liquidated Mortgage Loan or the Servicer makes a good faith determination that any such Monthly Advance would not be recoverable in the future. The Master Servicer will be obligated to make any required Monthly Advance if the Servicer fails in its obligation to do so, to the extent provided in the Servicing Agreement. So long as the Servicer is Ocwen or an affiliate as specified in the Servicing Agreement or has long-term debt rated at least investment grade, the Servicer may fund Monthly Advances from amounts in the collection account that are being held for future payment but must replace any of those funds so used prior to the next Payment Date. Neither the Servicer nor the Master Servicer will be obligated to advance shortfalls of interest resulting from the application of the SCRA.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of the following (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a “Servicing Advance.”

The Servicer’s right to reimbursement for Monthly Advances and Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and any other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which the unreimbursed amounts are owed. The Servicer’s and Master Servicer’s right to reimbursements is prior to the rights of Noteholders.

Notwithstanding the foregoing, neither the Servicer nor the Master Servicer are required to make any Monthly Advance or Servicing Advance, as applicable, if in either’s good faith judgment and sole discretion, the Servicer or Master Servicer, as applicable, determines that the advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related Mortgage Loan or other recoveries in respect of the Mortgage Loan. In addition, if any Servicing Advance or Monthly Advance is determined in good faith by the Servicer or the Master Servicer, as applicable, to be non-recoverable from these sources, the amount of the nonrecoverable advances may be reimbursed to that party from other amounts on deposit in the collection account or payment account, as applicable.

The Servicing Agreement provides that the Servicer may enter into a facility with any person which provides that the person (the “Advancing Person”) may fund Monthly Advances and/or Servicing Advances, although no facility of this type will reduce or otherwise affect the Servicer’s or Master Servicer’s obligation to fund the Monthly Advances and/or Servicing Advances. Any Monthly Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer.

Foreclosure Rights

For so long as the Seller is the majority holder of the Owner Trust Certificates, the Servicer will not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five business days prior to such commencement, it provides written notice to the Master Servicer and the majority holder of the Owner Trust Certificates of its intention to do so, and (ii) the majority holder of the Owner Trust Certificates consents in writing to such action; but if the majority holder of the Owner Trust Certificates does not consent in writing within 5 Business Days of receipt of written notice from the Servicer of its intention to foreclose, the consent will be deemed to have been given. If the majority holder of the Owner Trust Certificates does not consent to such action, then it will instruct the Servicer to hire, at the Seller’s expense, the three appraisal firms identified in the Servicing Agreement, to compute the fair value of the mortgaged property relating to the Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of such holder’s objection. Subject to certain provisions in the Servicing Agreement, the holder of the Owner Trust Certificates will, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related mortgaged property at an amount equal to the highest of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon and unreimbursed Servicing Advances. All costs relating to the computation of the related Fair Value Prices will be charged to the account of the majority holder of the Owner Trust Certificates and will be paid by the majority holder of the Owner Trust Certificates at the time such Mortgage Loan and the related mortgaged property are purchased by the majority holder of the Owner Trust Certificates.

In addition, for so long as the Seller is the majority holder of the Owner Trust Certificates, in the event that the Servicer determines not to proceed with foreclosure proceedings with respect to a Mortgage Loan that is 60 days’ or more delinquent and the Servicer has determined that it is unable to collect payments due under such Mortgage Loan, prior to taking any action with respect to such Mortgage Loan, the Servicer must promptly provide the Master Servicer and the majority holder of the Owner Trust Certificates with written notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan. The Servicer is not permitted to proceed with any such action unless the majority holder of the Owner Trust Certificates, consents in writing to the Servicer taking such action, but if the majority holder of the Owner Trust Certificates does not consent in writing within 5 Business Days of receipt of written notice from the Servicer of its intention to take such action, the consent will be deemed to have been given. If the majority holder of the Owner Trust Certificates does not consent to the Servicer’s contemplated action, then it will hire, at Seller’s expense, the three appraisal firms identified in the Servicing Agreement to compute the Fair Value of the mortgaged property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report, in each case no later than 30 days from the date of such holder’s objection. The majority holder of the Owner Trust Certificates will, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related mortgaged property at an amount equal to the highest of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon and unreimbursed Servicing Advances. All costs relating to the computation of the related Fair Value Prices will be charged to the account of the majority holder of the Owner Trust Certificates and will be paid by the majority holder of the Owner Trust Certificates at the time such Mortgage Loan and the related mortgaged property are purchased by the majority holder of the Owner Trust Certificates.

Notwithstanding anything herein to the contrary, the majority holder of the Owner Trust Certificates will not be entitled to any of its rights described herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related mortgaged property (at the highest of the three Fair Value Prices respectively determined by such appraisal firms as set forth above) during the time frame set forth in the Servicing Agreement.

Subject to the conditions set forth in the Servicing Agreement, once the Seller is no longer the majority holder of the Owner Trust Certificates, or following the forfeiture of such holder's rights as set forth in the preceding paragraph, the Seller may, at its option, purchase from the Trust any Mortgage Loan which has been delinquent for 90 days or more. That purchase will be at a purchase price equal to the purchase price described under the heading “The Servicing Agreement - Optional Purchase of Defaulted Mortgage Loans.”

Servicing Procedures

The Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the terms of the Servicing Agreement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above and subject to the limitations set forth in the Servicing Agreement, the Servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a Mortgage Loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the Mortgage Loans. In addition, the Servicer has the right to modify the terms of the Mortgage Loans if the modification would be made by the Servicer if the Mortgage Loan were held for the Servicer’s own account. On the 18th day of each calendar month, or, if the 18th day is not a business day, the immediately preceding business day, the Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month’s remittance.

Servicing and Master Servicing Compensation, Payment of Expenses and Prepayment Interest Shortfalls

With respect to each Due Period, the Servicer will receive from payments in respect of the Mortgage Loans a portion of the payments as a monthly servicing fee in the amount equal to 0.50% per annum on the Principal Balance of each Mortgage Loan as of the first day of each Due Period. In addition, all assumption fees, late payment charges and other fees and charges, excluding prepayment charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

With respect to each Due Period, the Master Servicer will receive from payments in respect of the Mortgage Loans a portion of the payments as a monthly master servicing fee in the amount equal to 0.015% per annum on the Principal Balance of each Mortgage Loan as of the first day of each Due Period.

Not later than the Deposit Date related to each Payment Date, with respect to each Mortgage Loan as to which a principal prepayment in full was made from the 16th day of the calendar month preceding such Payment Date to the last day of such month, the Servicer is required to remit to the Securities Administrator, without any right of reimbursement, an amount equal to the lesser of (a) the excess, if any, of the sum of accrued interest on the Principal Balance of each Mortgage Loan at the related Loan Rate, or at any lower rate as may be in effect for the Mortgage Loan because of application of the SCRA, minus the servicing fee for the Mortgage Loan, over the aggregate amount of interest actually paid by the related mortgagors in connection with each such principal prepayment (the “Prepayment Interest Shortfall”), and (b) an amount equal to the servicing fee times the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period. In the event that the Servicer fails to pay such amount, the Master Servicer, solely in its capacity as successor servicer, will remit to the Securities Administrator not later than the Payment Date, an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer with respect to Prepayment Interest Shortfalls for the related Payment Date, and not so paid by the Servicer and (ii) the servicing fee for such Payment Date, without reimbursement therefor.

Neither the Servicer nor the Master Servicer is obligated to offset any of the servicing fee or the master servicing fee, as applicable, against, or to provide any other funds to cover, any Civil Relief Act Shortfalls. In addition, the Servicing Agreement prohibits the Servicer from waiving all or any part of a prepayment charge with respect to a Mortgage Loan unless certain conditions, intended to maximize the Trust’s recovery with respect to such Mortgage Loan, are satisfied.

Certain Matters Regarding the Servicer and Master Servicer

The Servicing Agreement provides that the Servicer may not resign from its obligations and duties under that agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Indenture Trustee or (2) upon the satisfaction of the following conditions:

(a) the Servicer or the servicing rights owner has proposed a successor servicer to the Depositor, the Seller and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

(b) the proposed successor servicer is (1) an affiliate of the Master Servicer that services similar collateral or (2) the proposed successor servicer has a rating of at least “Above Average” by Standard & Poor’s and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s;

(c) the Rating Agencies have confirmed to the Indenture Trustee that the appointment of the proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current ratings of the Offered Notes; and

(d) the proposed successor servicer has a net worth of at least $25,000,000.

A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an “Approved Servicer.”

The Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties under that agreement, unless these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Seller and the Indenture Trustee.

No resignation of the Servicer will become effective until a successor servicer, including the Master Servicer, has assumed the Servicer’s obligations and duties under the Servicing Agreement.

No resignation of the Master Servicer will become effective until a successor master servicer, including the Indenture Trustee, has assumed the Master Servicer’s obligations and duties under the Servicing Agreement.

The Servicer may perform any of its duties and obligations under the Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any arrangement, the Servicer will remain liable and obligated to the Master Servicer, the Indenture Trustee and the Noteholders for the Servicer’s duties and obligations under the Servicing Agreement, without any diminution of these duties and obligations and as if the Servicer itself were performing the duties and obligations.

Any corporation into which the Servicer or Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or Master Servicer will be a party, or any corporation succeeding to the business of the Servicer or Master Servicer will be the successor of the Servicer or Master Servicer, respectively, under the Servicing Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Servicing Agreement, anything in the Servicing Agreement to the contrary notwithstanding.

Servicer Events of Default

Events of default with respect to the Servicer will include:

(1)
any failure by the Servicer (a) to make any required Monthly Advance, which failure continues unremedied for one business day after the date due or (b) to deposit in the collection account or the payment account any deposit required to be made under the Servicing Agreement, which failure continues unremedied for two business days after the date due;

(2)
any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which, in each case, materially and adversely affects the interests of the Noteholders, and continues unremedied for 60 days after knowledge or the giving of written notice of the failure to the Servicer by the Master Servicer, the Securities Administrator or the Indenture Trustee, or to the Servicer and the Master Servicer, the Securities Administrator or the Indenture Trustee by Noteholders evidencing at least 25% of the aggregate Class Note Balance of the Offered Notes; provided, however, that in the case of a failure that cannot be cured within 60 days, the cure period may be extended if the Servicer can demonstrate to the reasonable satisfaction of the Master Servicer, the Securities Administrator and the Indenture Trustee that the Servicer is diligently pursuing remedial action;

(3)
any failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for the lesser of the time at which the failure would have a material adverse effect on the Trust or for a period of 60 days after knowledge or the giving of written notice of the failure to the Servicer by the Indenture Trustee, the Securities Administrator or the Master Servicer, or to the Servicer and the Indenture Trustee, the Securities Administrator or the Master Servicer by Noteholders evidencing at least 25% of the aggregate Class Note Balance of the Offered Notes;

(4)
particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and particular actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations;

(5)	cumulative losses or delinquency levels exceed the levels set forth in the Servicing Agreement;

(6)
(a) any reduction or withdrawal of the ratings or any shadow ratings of any class of Offered Notes attributable principally to the Servicer or the servicing of the Mortgage Loans or (b) the placement by a Rating Agency of any class of Offered Notes on credit watch with negative implications attributable principally to the Servicer or the servicing of the Mortgage Loans;

(7)
any reduction or withdrawal of the ratings of the Servicer as a servicer of subprime mortgage loans by one or more of the Rating Agencies that maintains a servicer rating system and a rating on the Offered Notes to “below average” or below;

(8)
any failure by the Servicer to duly perform, within the required time period, its obligation to provide the annual statement and the accountant’s report described below under “—Evidence as to Compliance” in this prospectus supplement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Master Servicer;

(9)
any failure by the Servicer to provide, within the required time period set forth in the Servicing Agreement, any required reports or data pertaining to the Mortgage Loans, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Master Servicer; and

(10)
the identification under any filing pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 which identifies material weaknesses in connection with the Servicer’s ongoing evaluation of internal controls which materially and adversely affect the Servicer’s ability to perform any of its duties under the Servicing Agreement.

In the event of a default by the Servicer, the Master Servicer will have the right to remove the Servicer and will exercise that right if it considers such removal to be in the best interest of the Noteholders. In the event that the Master Servicer removes the Servicer, the Master Servicer will, in accordance with the Servicing Agreement, act as successor servicer under the Servicing Agreement or will appoint a successor servicer that is an Approved Servicer.

Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the Servicing Agreement, the Master Servicer or another successor servicer will assume all of the rights and obligations of the Servicer and become the successor servicer; provided, however, that there will be a period of transition not to exceed 90 days before the servicing transfer is fully effected. The Master Servicer, in its capacity as successor servicer, and each other successor servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. Notwithstanding the foregoing sentence, the successor servicer will be obligated to make Monthly Advances and Servicing Advances upon the removal of the Servicer unless it determines reasonably and in good faith that the advances would not be recoverable. The successor servicer will have no responsibility or obligation (a) to repurchase or substitute for any Mortgage Loan or (b) for any act or omission of a predecessor servicer prior to or during such 90-day period.

Pending the appointment, the Master Servicer will be obligated to act as successor servicer unless prohibited by law. The successor servicer will be entitled to receive the lesser of the compensation that the Servicer would otherwise have received and the compensation negotiated between the Master Servicer and that successor. A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer if the only event of default that has occurred is an insolvency event. All reasonable out-of-pocket expenses incurred by the Master Servicer relating to the transition of servicing functions to the Master Servicer following the resignation or termination of the Servicer will be paid by the predecessor servicer within 90 days of written demand, itemized in reasonable detail, or to the extent not paid by the predecessor servicer, by the Trust prior to payments to Noteholders.

If an event of default by the Servicer described above occurs, the servicing rights owner or the servicing rights pledgee will have the right to appoint an Approved Servicer as successor servicer in the manner set forth in the Servicing Agreement. All costs and expenses associated with the appointment, whether or not consummated, and the subsequent transfer of servicing by the Servicer (which must be completed within 90 days) are required to be paid by the terminated servicer, the servicing rights owner or servicing rights pledgee out of the proceeds of sale or otherwise.

Master Servicer Events of Default

Events of default with respect to the Master Servicer will include:

(1)
any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports to Noteholders which continues unremedied for a period of one business day after the date upon which written notice of such failure has been given to the Master Servicer by the Indenture Trustee or the Securities Administrator or to the Master Servicer, the Securities Administrator and the Indenture Trustee by Noteholders evidencing at least 25% of the aggregate Class Note Balance of the Offered Notes;

(2)
any failure by the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (6) and (7) below) on the part of the Master Servicer contained in the Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure has been given to the Master Servicer by the Indenture Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Indenture Trustee by Noteholders evidencing at least 25% of the aggregate Class Note Balance of the Offered Notes;

(3)
particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and particular actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations;

(4)
the Master Servicer has been dissolved, or has disposed of all or substantially all of its assets, or has consolidated with or merged into another entity or has permitted another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor Master Servicer as specified in the Servicing Agreement;

(5)
if a representation or warranty made by the Master Servicer in the Servicing Agreement proves to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Noteholders, and the breach has not been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty has been given to the Master Servicer by the Indenture Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Indenture Trustee by Noteholders evidencing at least 25% of the aggregate Class Note Balance of the Offered Notes;

(6)
any sale or pledge of any of the rights of the Master Servicer under the Servicing Agreement or an assignment of the Servicing Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer under the Servicing Agreement has occurred in any manner not otherwise permitted under the Servicing Agreement and without the prior written consent of the Indenture Trustee and Noteholders evidencing at least 50% of the aggregate Class Note Balance of the Offered Notes; and

(7)
after receipt of notice from the Indenture Trustee, any failure of the Master Servicer to make any Monthly Advances when such Monthly Advances are due, as required to be made under the Servicing Agreement.

So long as an event of default with respect to the Master Servicer remains unremedied, the Indenture Trustee may, and at the direction of the holders of Offered Notes evidencing not less than 51% of the aggregate Class Note Balance of the Offered Notes, the Indenture Trustee will, terminate all of the rights and obligations of the Master Servicer as Master Servicer under the Servicing Agreement.

Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the Servicing Agreement, the Indenture Trustee will assume all of the rights and obligations of the Master Servicer and become the successor master servicer in accordance with the terms of the Servicing Agreement. The Indenture Trustee, in its capacity as successor master servicer, and each other successor master servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. Notwithstanding the foregoing sentence, the successor master servicer will be obligated to make Monthly Advances upon the removal of the Master Servicer unless it determines reasonably and in good faith that the advances would not be recoverable. The successor master servicer will have no responsibility or obligation (x) to repurchase or substitute for any Mortgage Loan or (y) for any act or omission of a predecessor master servicer during the 90-day period of transition during which servicing is transferred to the master servicer. If, however, the Indenture Trustee is unable or unwilling to act as successor master servicer, or if the majority of Noteholders so requests, the Indenture Trustee may appoint, or petition a court of competent jurisdiction to appoint, as the successor master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer any established mortgage loan servicing institution that is an Approved Servicer (for these purposes excluding clause (b)(1) from the definition of Approved Servicer as described in this prospectus supplement under “—Certain Matters Regarding the Servicer and Master Servicer.”)

Pending the appointment, the Indenture Trustee will be obligated to act in that capacity unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the Master Servicer would otherwise have received or the lesser compensation as the Indenture Trustee and that successor may agree. A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer if the only event of default that has occurred is an insolvency event. All reasonable out-of-pocket expenses incurred by the Indenture Trustee relating to the transition of servicing functions to the Indenture Trustee following the resignation or termination of the Master Servicer will be paid by the predecessor master servicer within 90 days of written demand, itemized in reasonable detail, or to the extent not paid by the predecessor master servicer, by the Trust prior to payments to Noteholders.

Pledge of Servicing Rights

On or after the Closing Date, the Servicer or the servicing rights owner may pledge and assign all of its rights, title and interest in, to and under the Servicing Agreement to one or more lenders, or servicing rights pledgees, selected by the Servicer or the servicing rights owner. Provided that no event of default exists, the Indenture Trustee, the Seller and the Depositor have agreed that upon delivery to the Indenture Trustee, the Securities Administrator and the Master Servicer by the servicing rights pledgee of a letter signed by the Servicer whereunder the Servicer resigns as Servicer under the Servicing Agreement, the Master Servicer will appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee is an Approved Servicer and that the servicing rights pledgee or such designee agrees to be subject to the terms of the Servicing Agreement.

Optional Purchase of Defaulted Mortgage Loans

The Servicer has the option to purchase from the Trust any Mortgage Loan 90 days or more delinquent at a purchase price equal to the outstanding Principal Balance of the Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on that Principal Balance computed at the Loan Rate.

Evidence as to Compliance

Each of the Servicer, the Master Servicer and the Securities Administrator is required to deliver to the Depositor in March of each year, starting in March 2007, an officer’s certificate stating that (i) a review of such party’s activities during the reporting period and of its performance under the Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the prospectus to the contrary, the Servicing Agreement will generally provide that in March of each year, starting in March 2007, each party participating in the servicing function will provide to the Depositor a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from an independent public accounting firm on the assessment of compliance with the AB Servicing Criteria.

The Indenture

General

The Offered Notes will be issued pursuant to the Indenture. A form of Indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries together with the information in this prospectus supplement under “Description of the Notes” describe the material provisions of the Indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, these sections or defined terms are incorporated by reference in this prospectus supplement. The Indenture, together with the Trust Agreement and the Servicing Agreement, will be available to purchasers of the Offered Notes through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the notes.

Duties of the Indenture Trustee and Securities Administrator

If an Event of Default has occurred and is continuing, each of the Indenture Trustee and the Securities Administrator will exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Except during the continuance of an Event of Default, each of the Indenture Trustee and the Securities Administrator will undertake to perform such duties and only such duties as are specifically set forth in the Indenture and no implied covenants or obligations will be read into the Indenture against the Indenture Trustee or the Securities Administrator and in the absence of bad faith on its part, each of the Indenture Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee or the Securities Administrator and conforming to the requirements of the Indenture; however, each of the Indenture Trustee and the Securities Administrator will examine the certificates and opinions to determine whether or not they conform to the requirements of the Indenture and the Servicing Agreement.

Neither the Indenture Trustee nor the Securities Administrator may be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that neither the Indenture Trustee nor the Securities Administrator will be liable for any error of judgment made in good faith by a responsible officer unless it is proved that the Indenture Trustee or the Securities Administrator was negligent in ascertaining the pertinent facts; and neither the Indenture Trustee nor the Securities Administrator will be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders or from the Issuer, which they are entitled to give under the transaction documents.

Rights of the Indenture Trustee and Securities Administrator

Each of the Indenture Trustee and the Securities Administrator may conclusively rely on, and will be fully protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. Neither the Indenture Trustee nor the Securities Administrator need investigate any fact or matter stated in the document. Before the Indenture Trustee or the Securities Administrator acts or refrains from acting, it may require an officer’s certificate or an opinion of counsel. Neither the Indenture Trustee nor the Securities Administrator will be liable for any action it takes or omits to take in good faith in reliance on an officer’s certificate or opinion of counsel. Neither the Indenture Trustee nor the Securities Administrator will be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the Indenture Trustee’s or the Securities Administrator’s conduct does not constitute willful misconduct, negligence or bad faith. Each of the Indenture Trustee and the Securities Administrator may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to the transaction documents and the Offered Notes will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. Each of the Indenture Trustee and the Securities Administrator may execute any of the trusts or powers under the Indenture or perform any duties under the Indenture, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and will not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

Resignation and Removal of the Indenture Trustee and Securities Administrator

The Indenture Trustee or the Securities Administrator may resign at any time, in which event the Issuer will be obligated to appoint a successor indenture trustee or securities administrator, as applicable, for the Offered Notes or such class of Offered Notes within the period specified in the Indenture. The Indenture Trustee and the Securities Administrator also may be removed at any time by Noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes. The Issuer will remove the Indenture Trustee or the Securities Administrator if the Indenture Trustee or the Securities Administrator, as applicable, ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee or the Securities Administrator, as applicable, becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or the Securities Administrator, as applicable, or its property. Any resignation or removal of the Indenture Trustee or the Securities Administrator and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee or successor securities administrator, as applicable.

Reimbursement and Indemnification by the Issuer

The Issuer will reimburse the Indenture Trustee, the Securities Administrator and the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s, the Securities Administrator’s or the Owner Trustee’s agents, counsel, accountants and experts. The Issuer will indemnify each of the Indenture Trustee, the Master Servicer and the Securities Administrator and hold each of them harmless against any and all claims, taxes, penalties, losses, liabilities or expenses (including attorneys’ fees and expenses) of any kind whatsoever incurred by any of them in connection with the administration of the Trust and the performance of their respective duties under any of the agreements to which it is a party.

Supplemental Indentures

Without the consent of the holders of any notes, the Issuer, the Indenture Trustee and the Securities Administrator, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, (b) to evidence the succession of another person to the Issuer; (c) to add to the covenants of the Issuer; (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity, to correct or supplement any provision in the Indenture; (f) to make any other provisions with respect to matters or questions arising under the Indenture; (g) to evidence and provide for the acceptance of the appointment of a successor indenture trustee; or (h) to modify, eliminate or add to the provisions of the Indenture; provided, that such action (as evidenced by either (i) an opinion of counsel delivered to the Depositor, the Issuer, the Seller, the Securities Administrator and the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the holders of the notes or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any class of Offered Notes).

The Issuer, the Indenture Trustee and the Securities Administrator, also may, with the consent of the holders of not less than a majority of the aggregate Class Note Balance of each class of notes affected thereby, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the holders of the notes under the Indenture; provided that no such supplemental indenture will, without the consent of the holder of each note affected thereby: (a) change the date of payment of any installment of principal of or interest on any note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or the interest thereon is payable; (b) reduce the percentage of the Class Note Balances of the notes, the consent of the holders of which is required for any such supplemental indenture; (c) reduce the percentage of the Class Note Balances of the notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust; (d) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust or terminate the lien of the Indenture.

Notwithstanding anything to the contrary contained herein, the Indenture Trustee will not be required to enter into any supplemental indenture unless it has first received an opinion of counsel stating that such supplemental indenture is authorized and permitted by the terms of the Indenture.

Events of Default

An event of default under the Indenture with respect to the Offered Notes is as follows: (a) a failure by the Issuer to pay (i) with respect to the Offered Notes, (1) the Class Monthly Interest Amount or the Principal Payment Amount on any Payment Date, which failure is not cured within 3 business days or (2) the Class Interest Carryover Shortfall, but only, with respect to clause (2), to the extent funds are available to make such payment as provided in the Indenture or (ii) with respect to the Class N Notes, all interest and principal due on the Class N Notes by the Final Stated Maturity Date; (b) a default by the Issuer in the observance of certain negative covenants in the Indenture; (c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the holders of at least 25% of the aggregate Class Note Balance of the Offered Notes, as applicable; (d) any representation or warranty made by the Issuer in the Indenture or in any Offered Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within 30 days after notice thereof is given to the Issuer by the Indenture Trustee or by the holders of at least 25% of the aggregate Note Balance of the Offered Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; (f) the failure by the Issuer on the Final Stated Maturity Date to reduce the Class Note Balances of any class of Offered Notes then outstanding to zero; or (g) a failure of the Trust to be wholly owned by a REIT or QRS.

Rights Upon Event of Default

In case an event of default under the Indenture should occur and be continuing with respect to the Offered Notes, then (in every such case) the Indenture Trustee, at the written direction of the Noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes then outstanding, will declare the principal of the Offered Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable. Such declarations in respect of the Offered Notes may under certain circumstances be rescinded by the Noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes.

If, following an event of default under the Indenture, any Offered Notes have been declared to be due and payable, the Indenture Trustee may, if directed by the Noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes, refrain from selling such assets and the Securities Administrator will continue to apply all amounts received on such assets to payments due on the Offered Notes in accordance with their terms, notwithstanding the acceleration of the maturity of the Offered Notes. The Indenture Trustee, however, must sell or cause to be sold (in accordance with the direction of the Noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes) the assets included in the Trust if collections in respect of such assets are determined (by an independent appraiser payable by the Trust) to be insufficient to pay certain expenses payable under the Indenture and to make all scheduled payments on the Offered Notes. In the event the assets of the Trust are sold, any collection on, or the proceeds from the sale of, the assets will be applied in accordance with the provisions of the Indenture.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default under the Indenture has occurred and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any Trust or power conferred on the Indenture Trustee with respect to the Offered Notes; and the Noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes may, in certain cases, waive any default with respect thereto.

Limitation on Suits

No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing event of default; (2) the Noteholders representing not less than 25% of the aggregate Class Note Balance of the Offered Notes have made written request to the Indenture Trustee to institute proceedings in respect of such event of default in its own name as Indenture Trustee; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes.

Reports to Noteholders

On each Payment Date, the Securities Administrator will provide or make available to each holder of an Offered Note a statement (based in part on information received from the Servicer) setting forth, among other things:

(i)  the Available Funds and the Note Rate for each class of Offered Notes in respect of interest and principal for the related Payment Date;

(ii)  the aggregate amount of the payment to each class of Offered Notes on such Payment Date (including the amount of any Class Interest Carryover Shortfall and any Class Principal Carryover Shortfall);

(iii)  the amount of Excess Interest paid as principal;

(iv)  the aggregate amount of the servicing fee and the master servicing fee for such Payment Date;

(v)  the Pool Balance and the aggregate Principal Balance of the Mortgage Loans as of the close of business on the last day of the preceding Due Period;

(vi)  the Class Note Balance of each class of notes after giving effect to payments allocated to principal;

(vii)  the Overcollateralization Amount and the Required Overcollateralization Amount as of the close of business on the Payment Date, after giving effect to payments of principal on such Payment Date;

(viii)  whether a Cumulative Loss Event or a Delinquency Event has occurred and is continuing and the calculation thereof;

(ix)  the aggregate amount of principal prepayments received during the related Prepayment Period;

(x)  the amount of all curtailments that were received during the Due Period;

(xi)  the principal portion of all monthly payments received during the Due Period;

(xii)  the interest portion of all monthly payments received on the Mortgage Loans during the Due Period;

(xiii)  the amount of the Monthly Advances (including the general purpose of such Monthly Advances) and the compensating interest payment to be made on the determination date;

(xiv)  the amount to be distributed to the Offered Notes for the Payment Date;

(xv)  the number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

(xvi)  the weighted average remaining term to maturity of the Mortgage Loans and the weighted average Loan Rate as of the first day of the related Due Period;

(xvii)  the amount of all payments or reimbursements to the Servicer pursuant to the Servicing Agreement (as reported by the Servicer);

(xviii)  the amount of liquidation loan losses experienced during the preceding Due Period and the cumulative net losses as a percentage of the aggregate principal balance as of the Cut-Off Date;

(xix)  as of the end of the preceding calendar month, the number and Principal Balance of Mortgage Loans which are 30-59 days delinquent; the number and Principal Balance of Mortgage Loans which are 60-89 days delinquent; the number and Principal Balance of Mortgage Loans which are 90 or more days delinquent (including the number and Principal Balance of Mortgage Loans which are in foreclosure; the number and Principal Balance of Mortgage Loans in bankruptcy; and the number and Principal Balance of Mortgage Loans which are REO Property, each separately set forth) (for the avoidance of doubt, delinquencies in this clause (xix) are measured in accordance with the OTS method);

(xx)  the number and aggregate Principal Balance of Mortgage Loans, other than Mortgage Loans in default or imminent default, that were modified by the Servicer during the related Due Period (as reported by the Servicer);

(xxi)  the amount of Group I Basis Risk Shortfall Amount paid to the Group I Notes and the amount of Group I Basis Risk Shortfall Amount remaining for each such class;

(xxii)  whether a Stepdown Date or Trigger Event is in effect on such Payment Date;

(xxiii)  the amount of any Net Swap Payments or Swap Termination Payments received by each party; and

(xxiv)  the applicable Record Dates, Interest Periods and determination dates for calculating payments for such Payment Date.

In addition, the Securities Administrator will include on Form 10-D (to the extent it receives information from the Servicer) information regarding any material breaches of representations and warranties regarding the Mortgage Loans and material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time.

The Securities Administrator will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

The primary source of information available to investors concerning the Offered Notes will be the monthly reports made available via the Securities Administrator’s internet website, which will include information as to the outstanding Class Note Balance of the Offered Notes and the status of the applicable form of credit enhancement. Also, investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K filed on behalf of the Issuing Entity will be signed by the Master Servicer.

Optional Redemption; Purchase of Mortgage Loans

The Seller will have the right to redeem the Offered Notes, in whole but not in part, on any Payment Date following the Due Period during which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the Pool Balance as of the Cut-Off Date, (the “Optional Redemption Date”), by purchasing all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of (I) the sum of (a) the outstanding Pool Balance, (b) the lesser of (i) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Seller at its expense and (ii) the Principal Balance of the Mortgage Loan related to that REO Property and (c) in each case, the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the end of the related Due Period and (ii) thirty days’ accrued interest on the Mortgage Loans at a rate equal to the weighted average of the Loan Rates, in each case net of the servicing fee and the master servicing fee and (II) the sum of (a) the fair market value of the assets of the Trust and (b) the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the end of the related Due Period and (ii) thirty days’ accrued interest on the Mortgage Loans at a rate equal to the weighted average of the Loan Rates, in each case net of the servicing fee and the master servicing fee, and plus any Swap Termination Payment payable to the Swap Provider. In addition, the Seller has agreed not to exercise its optional redemption rights unless the amounts to be paid to the holders of the Class N Notes are sufficient to permit the redemption in full of such notes.

Use of Proceeds

The net proceeds to be received from the sale of the notes will be applied by the Depositor to the purchase of the Mortgage Loans.

Federal Income Tax Considerations

General

On the Closing Date, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with Indenture, Trust Agreement and other Related Documents, for federal income tax purposes, the Offered Notes (other than any classes, or portions of certain classes, of Offered Notes which, at the time of their issuance, the Seller or one of its QRS’s acquires beneficial ownership thereof), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Offered Notes will agree by their purchase of Offered Notes, to treat the Offered Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of Thacher Proffitt & Wood LLP, assuming compliance with the agreements, for U.S. federal income tax purposes, despite the fact that the Trust will be classified as a taxable mortgage pool, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned QRS’s, 100% ownership interest in the Owner Trust Certificates.

The Seller will hold a 100% ownership interest in the Owner Trust Certificates. The Seller filed with its federal income tax return for its taxable year ending December 31, 2005 an election to be a REIT, and at the time of such filing it was organized in conformity with the requirements for REIT qualification set forth in the Code, and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, Thacher Proffitt & Wood LLP has not independently verified the Seller’s qualification as a REIT, but instead has relied solely upon representations made by the Seller concerning its REIT status. If the Seller were to fail to qualify as a REIT while it or its subsidiary owns the Owner Trust Certificates, the Trust would become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust would reduce cash flow that would otherwise be available to make payments on the Offered Notes. The Trust Agreement sets forth restrictions on the transferability of the Owner Trust Certificates to ensure that they will only be held by a REIT or a QRS. The remainder of this discussion assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

The Offered Notes may be issued with “original issue discount.” See “Federal Income Tax Considerations” in the prospectus.

The Offered Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, interest on the Offered Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Offered Notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

In addition to the opinions referred to above, Thacher Proffitt & Wood LLP will deliver its opinion that the Class N Notes will be classified as debt instruments, subject to the assumptions referred to above. If the Internal Revenue Service (“IRS”) successfully asserted that any class of Offered Notes or the Class N Notes did not represent debt instruments for federal income tax purposes, then such class of Notes would be treated as representing an equity interest in the Issuer. If, as a result of such recharacterization, a REIT did not hold, directly, or indirectly through a QRS, 100% of the equity of the Issuer, the Issuer would be subject to corporate income tax and would not be permitted to be included in a consolidated income tax return of another corporate entity. Moreover, if any class of Offered Notes represented equity in the Issuer, payments of interest on that class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

Prospective investors in the Offered Notes should see “Federal Income Tax Considerations” and “State Tax Considerations” in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Offered Notes.

ERISA Considerations

Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (referred to in this prospectus supplement as ERISA Plans) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and certain other entities (referred to in this prospectus supplement as Tax Favored Plans). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively referred to in this prospectus supplement as Plans) and persons who have certain specified relationships to such Plans (so-called “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Offered Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases an Offered Note, if the assets of the Issuer are deemed to be assets of the Plan. Under the U.S. Department of Labor (“DOL”) Regulations, generally, when a Plan makes an investment in an equity interest in another entity (such as the Issuer), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan’s assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the Offered Notes. Under the DOL Regulations, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, the Issuer anticipates that, as of the date hereof, the Offered Notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan’s investment in the Offered Notes may cause the Mortgage Loans and other assets of the trust estate to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. The Issuer, the Depositor, the underwriters, the Indenture Trustee, the Note Registrar, any other provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

Because the Issuer, the Depositor, the underwriters, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Note Registrar, a holder of the Owner Trust Certificates or any of their affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the Mortgage Loans and other assets of the trust estate were deemed to include Plan Assets, prior to making an investment in the Notes, prospective Plan investors should determine whether the Issuer, the Depositor, the underwriters, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Note Registrar, a holder of the Owner Trust Certificates or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the prospectus. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for certain prohibited transactions between a Plan and a party in interest other than a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction or renders investment advice with respect to those assets, solely by reason of providing services to the Plan or by reason of certain relationship to such a service provider, provided that certain conditions are met. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Offered Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Generally, the DOL exemptions do not apply to all transactions between a plan and a fiduciary that are prohibited under Section 406(b) of ERISA.

In addition to any exemption that may be available under Prohibited Transaction Class Exemption 95-60 for the purchase and holding of the Offered Notes by an insurance company general account, Section 401(c) to ERISA, provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.

As mentioned above, although it is not free from doubt, the Issuer anticipates that the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, the Issuer believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, the subsequent transfer of the Offered Notes or any interest therein to a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any Offered Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the Offered Notes are rated at least investment grade, (ii) such transferee believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Offered Notes and (iii) the acquisition and holding of the Offered Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the Offered Notes, a prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the Securities Administrator an opinion of counsel satisfactory to the Securities Administrator and for the benefit of the Indenture Trustee, the Issuer, the Master Servicer, the Securities Administrator and the Depositor, which opinion will not be at the expense of the trust, the Issuer, the Depositor, the Securities Administrator, the Master Servicer or the Indenture Trustee, that the purchase, holding and transfer of the Offered Notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, the Issuer, the Depositor or the Indenture Trustee, to any obligation in addition to those undertaken in the Indenture.

Any prospective Plan investor considering whether to invest in the Offered Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase Offered Notes on behalf of a Plan.

The sale of any of the Offered Notes to a Plan is in no respect a representation by the Depositor or the underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Legal Investment Considerations

The Offered Notes will not constitute “mortgage related securities” for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Offered Notes. See “Legal Investment” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated the date hereof, among the Depositor, the Originator and the underwriters named below, the Depositor has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from the Depositor the Offered Notes set forth below under such underwriter’s name.

Class	Greenwich Capital Markets, Inc.	Deutsche Bank Securities Inc.	Banc of America Securities LLC	Citigroup Global Markets Inc.	J.P. Morgan Securities Inc.
Class AV-1	$13,760,000.00	$13,760,000.00	$2,293,333.33	$2,293,333.33	$2,293,333.33
Class AV-2	$9,560,000.00	$9,560,000.00	$1,593,333.33	$1,593,333.33	$1,593,333.33
Class AV-3	$6,680,000.00	$6,680,000.00	$1,113,333.33	$1,113,333.33	$1,113,333.33
Class AF-1	$70,880,000.00	$70,880,000.00	$11,813,333.33	$11,813,333.33	$11,813,333.33
Class AF-2	$16,640,000.00	$16,640,000.00	$2,773,333.33	$2,773,333.33	$2,773,333.33
Class AF-3	$40,320,000.00	$40,320,000.00	$6,720,000.00	$6,720,000.00	$6,720,000.00
Class AF-4	$12,520,000.00	$12,520,000.00	$2,086,666.67	$2,086,666.67	$2,086,666.67
Class AF-5	$20,264,800.00	$20,264,800.00	$3,377,466.67	$3,377,466.67	$3,377,466.67
Class AF-6	$14,000,000.00	$14,000,000.00	$2,333,333.33	$2,333,333.33	$2,333,333.33
Class M-1	$8,125,200.00	$8,125,200.00	$1,354,200.00	$1,354,200.00	$1,354,200.00
Class M-2	$7,625,200.00	$7,625,200.00	$1,270,866.67	$1,270,866.67	$1,270,866.67
Class M-3	$4,625,200.00	$4,625,200.00	$770,866.67	$770,866.67	$770,866.67
Class M-4	$3,874,800.00	$3,874,800.00	$645,800.00	$645,800.00	$645,800.00
Class M-5	$3,500,000.00	$3,500,000.00	$583,333.33	$583,333.33	$583,333.33
Class M-6	$3,124,800.00	$3,124,800.00	$520,800.00	$520,800.00	$520,800.00
Class M-7	$3,000,000.00	$3,000,000.00	$500,000.00	$500,000.00	$500,000.00
Class M-8	$2,375,200.00	$2,375,200.00	$395,866.67	$395,866.67	$395,866.67
Class M-9	$2,500,000.00	$2,500,000.00	$416,666.67	$416,666.67	$416,666.67
Total	$243,375,200.00	$243,375,200.00	$40,562,533.33	$40,562,533.33	$40,562,533.33

The Depositor has been advised by the underwriters that they propose initially to offer the Offered Notes of each class to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Class Note Balance of the related class of Offered Notes. The underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of Class Note Balance of the related class of Offered Notes, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

Class of Certificates	Selling Concession (%)	Reallowance Discount
Class AV-1	0.15%	0.09%
Class AV-2	0.15%	0.09%
Class AV-3	0.15%	0.09%
Class AF-1	0.15%	0.09%
Class AF-2	0.15%	0.09%
Class AF-3	0.15%	0.09%
Class AF-4	0.15%	0.09%
Class AF-5	0.15%	0.09%
Class AF-6	0.15%	0.09%
Class M-1	0.15%	0.09%
Class M-2	0.15%	0.09%
Class M-3	0.15%	0.09%
Class M-4	0.15%	0.09%
Class M-5	0.15%	0.09%
Class M-6	0.15%	0.09%
Class M-7	0.15%	0.09%
Class M-8	0.15%	0.09%
Class M-9	0.15%	0.09%

Until the distribution of the Offered Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transaction described above may have on the prices of the Offered Notes. In addition, neither the Depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The underwriters or their affiliates have ongoing banking relationships with the Originator and the Seller. Immediately prior to the sale of the Mortgage Loans to the trust, the Mortgage Loans generally were subject to financing facilities or a mortgage loan repurchase agreement provided by an affiliate of one or more of the underwriters. The Seller will apply a portion of the proceeds it receives from the sale of the Mortgage Loans to the Depositor to repay its obligations under the related financing facility or to repurchase mortgage loans under the related repurchase Agreement.

The underwriting agreement provides that the Depositor and the Originator will indemnify the underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Legal Matters

Certain legal matters with respect to the Offered Notes will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York and for the underwriters by McKee Nelson LLP, New York, New York.

Ratings

The Offered Notes will be rated by S&P and Moody’s. It is a condition to the issuance of the Offered Notes that they receive ratings by the Rating Agencies as follows:

Class	S&P	Moody’s
Class AV-1	AAA	Aaa
Class AV-2	AAA	Aaa
Class AV-3	AAA	Aaa
Class AF-1	AAA	Aaa
Class AF-2	AAA	Aaa
Class AF-3	AAA	Aaa
Class AF-4	AAA	Aaa
Class AF-5	AAA	Aaa
Class AF-6	AAA	Aaa
Class M-1	AA+	Aa1
Class M-2	AA	Aa2
Class M-3	AA	Aa3
Class M-4	A+	A1
Class M-5	A	A2
Class M-6	A-	A3
Class M-7	BBB+	Baa1
Class M-8	BBB	Baa2
Class M-9	BBB-	Baa3

The ratings assigned by the Rating Agencies to mortgage pass-through notes address the likelihood of the receipt of all payments on the Mortgage Loans by the related Noteholders under the agreements pursuant to which such notes are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such notes, and the extent to which the payment stream on such mortgage pool is adequate to make the payments required by such notes. The ratings on such notes do not, however, constitute a statement regarding frequency of prepayments on the related Mortgage Loans.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the likelihood that holders of the Group I Notes will receive any Group I Basis Risk Shortfall Amount. Each securities rating should be evaluated independently of similar ratings on different securities.

There can be no assurance as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the Offered Notes of any class could be lower than the respective ratings assigned by the Rating Agencies.

The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of Offered Notes in accordance with the Rating Agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any Rating Agency not monitor their ratings of the Offered Notes, and the Depositor has not requested that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the globally offered Home Equity Loan Asset-Backed Notes, Series 2006-4 (the “Global Securities”), will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC or, upon request, through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed notes issues. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in this capacity, and as DTC participants.

Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and Originator’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed notes issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon Payment Date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC originator on the settlement date. Thus, to the DTC participants, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The Originator will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.

The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

Under certain circumstances, a Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Annex II

Assumed Mortgage Loan Characteristics

Group	Aggregate Principal Balance ($)	Gross Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original IO Period (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Mortgage Rate Reset

1	148,800.00	10.740000	240	239	0	6.040000	17.740000	10.740000	3.000000	1.000000	23
1	89,250.00	9.540000	360	359	0	5.340000	16.540000	9.540000	3.000000	1.000000	23
1	1,263,750.00	8.853590	360	358	0	4.635790	15.853590	8.853590	3.000000	1.000000	22
1	132,000.00	9.490000	360	358	0	4.740000	16.490000	9.490000	3.000000	1.000000	22
1	14,027,527.10	9.240970	360	359	0	4.976310	16.240970	9.240970	3.000000	1.000000	23
1	1,655,238.50	8.401170	360	359	0	4.213890	15.401170	8.401170	3.000000	1.000000	23
1	227,000.00	9.390000	360	359	60	5.290000	16.390000	9.390000	3.000000	1.000000	23
1	9,292,249.63	9.371740	360	359	0	5.070830	16.371740	9.371740	3.000000	1.000000	23
1	971,714.61	7.690390	360	359	0	3.468090	14.690390	7.690390	3.000000	1.000000	23
1	78,400.00	9.890000	360	359	0	5.490000	16.890000	9.890000	3.000000	1.000000	35
1	1,263,500.00	9.171200	360	358	0	4.757640	16.171200	9.171200	3.000000	1.000000	34
1	869,858.26	8.534720	360	359	0	4.334720	15.534720	8.534720	3.000000	1.000000	35
1	249,950.00	9.409790	360	359	0	5.277810	16.409790	9.409790	3.000000	1.000000	35
1	13,434,698.90	9.400710	360	359	0	5.096930	16.400710	9.400710	3.000000	1.000000	35
1	2,356,223.81	8.959160	360	358	0	4.764730	15.959160	8.959160	3.022070	1.000000	34
1	225,000.00	8.990000	360	359	60	4.790000	15.990000	8.990000	3.000000	1.000000	35
1	212,500.00	6.890000	360	359	60	2.690000	13.890000	6.890000	3.000000	1.000000	35
1	320,000.00	7.690000	360	360	60	3.590000	14.690000	7.690000	3.000000	1.000000	36
1	74,475.21	9.490000	96	94	0	5.090000	16.490000	9.490000	3.000000	1.000000	34
1	19,784,699.41	9.199680	360	359	0	4.915850	16.199680	9.199680	3.000000	1.000000	35
1	2,011,962.00	9.043060	360	359	0	4.848280	16.043060	9.043060	3.000000	1.000000	35
2	792,000.00	6.948710	360	358	60	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	659,300.00	5.990000	360	360	60	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	173,400.00	7.390000	360	360	60	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	115,500.00	7.840000	360	360	60	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	567,111.00	8.235330	360	359	60	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	453,250.00	9.134150	360	358	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	121,000.00	9.464380	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	40,000.00	8.890000	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	57,149,804.77	8.040580	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	20,272,634.31	6.887220	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	251,011.00	9.640000	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,094,650.00	9.091610	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	2,810,500.00	9.734440	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	419,800.00	8.716350	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	53,164,835.69	8.784900	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	16,531,355.14	7.458320	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	38,989,489.56	9.665970	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	7,815,164.10	8.090620	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	45,400.00	9.590000	60	60	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	35,000.00	11.740000	60	59	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	69,500.00	7.490000	60	59	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	87,000.00	6.690000	72	72	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	151,879.36	9.192300	72	71	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	131,500.00	8.100840	72	71	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	86,000.00	8.540000	84	84	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	182,000.00	7.815270	84	83	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	113,750.00	9.276810	84	83	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	346,060.00	6.884820	84	83	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	29,900.00	10.490000	96	95	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	268,350.00	8.292810	96	95	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	51,500.00	5.990000	96	96	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	104,360.00	9.671160	108	107	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	123,300.00	7.840000	108	107	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	64,617.75	9.540000	108	106	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	192,800.00	9.289380	108	107	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	100,000.00	7.340000	108	107	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	30,000.00	10.190000	108	108	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	233,000.00	7.083560	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	55,000.00	9.240000	120	118	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	162,438.06	8.216130	120	119	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	53,303.00	9.640000	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	969,900.00	8.840120	120	119	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	257,694.79	10.465330	120	119	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	500,190.00	7.229340	120	119	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	72,058.00	9.107340	120	119	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	422,480.00	9.137250	132	132	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	114,500.00	9.790000	132	131	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	387,085.00	7.279260	132	131	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	25,600.00	8.990000	132	130	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	86,805.00	10.524320	144	143	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	67,500.00	8.390000	144	144	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	352,720.00	9.593370	144	143	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	191,644.00	10.283030	144	143	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	846,586.90	7.289460	144	143	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	217,200.00	8.222250	156	156	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	388,100.00	8.937630	156	155	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	861,470.00	7.347360	156	155	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	251,500.00	9.948850	168	167	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	445,828.85	8.002600	168	167	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	33,241.00	10.840000	168	167	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	90,001.00	10.790000	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	2,204,708.88	8.887590	168	167	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	97,000.00	11.740000	168	167	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	2,162,050.05	7.326860	168	167	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	92,444.00	9.190000	168	167	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	115,840.00	9.299310	60	59	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	144,000.00	7.956670	60	59	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	63,500.00	9.340000	60	59	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	159,000.00	7.932450	72	72	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	90,000.00	9.712220	84	83	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	111,850.00	8.473970	84	83	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	75,000.00	10.640000	96	96	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	400,620.00	7.762910	96	96	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	31,549.00	8.990000	96	96	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	173,400.00	9.966530	108	107	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	42,800.00	11.540000	108	107	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	59,648.93	9.640000	108	106	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	300,250.00	9.443260	120	119	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	268,117.00	10.592900	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	531,350.00	7.469520	120	119	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	158,000.00	9.958990	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	137,750.00	8.544360	132	131	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	340,400.00	8.735830	144	143	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	125,800.00	7.390000	144	143	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	449,500.00	9.915890	156	155	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	343,043.00	8.065560	156	156	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	145,900.00	10.390000	156	156	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,168,705.00	9.517120	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	137,857.00	10.286480	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,122,643.67	8.526610	168	167	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	144,181.00	9.868500	168	167	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	40,500.00	8.540000	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,467,656.00	8.715380	180	179	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	86,569.00	9.600090	180	179	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,258,600.00	6.874130	180	179	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	164,850.00	9.840000	180	179	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	103,300.00	10.059410	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	3,381,820.53	8.699780	180	179	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	134,403.00	10.498360	180	179	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	3,815,119.37	6.896390	180	179	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	4,229,753.91	8.773360	180	179	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	484,870.00	10.352240	180	179	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,470,398.21	7.361210	180	179	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	150,128.00	10.800500	180	179	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	308,975.00	8.787060	192	192	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	401,425.14	9.411160	204	203	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	133,000.00	10.990000	216	216	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	121,000.00	8.740000	216	215	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	634,775.00	8.607600	216	215	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	219,400.00	9.710030	228	227	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	479,915.00	8.361820	228	227	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	782,220.00	9.412420	228	227	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	430,250.00	8.407940	228	227	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	73,000.00	11.140000	204	203	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	68,200.00	8.740000	204	203	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	24,955.19	10.440000	204	202	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	700,700.00	9.825080	216	216	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	98,832.12	9.840000	216	214	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	273,310.00	10.180220	228	227	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	105,000.00	8.640000	228	228	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	75,950.00	9.290000	228	228	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	40,000.00	7.640000	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	366,020.00	8.013190	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	698,468.97	10.497660	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	584,000.00	7.142400	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	121,946.00	11.530000	240	238	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	55,050.00	9.990000	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,084,219.97	8.907750	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,885,686.78	11.010700	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,274,500.00	7.821560	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	432,297.00	9.657380	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	941,596.00	9.508350	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,324,274.00	11.394750	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	260,000.00	8.378460	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	237,800.00	11.795170	240	239	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	135,750.00	8.490000	252	251	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	502,130.00	10.028700	252	251	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	477,681.92	7.918170	252	251	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	152,000.00	10.690000	264	263	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	744,950.00	9.631280	264	263	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	474,292.00	8.057790	264	263	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	120,000.00	8.790000	276	275	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	159,200.00	10.640000	276	275	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	649,960.00	9.190680	276	275	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	377,000.00	7.362410	276	275	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	25,289.95	13.890000	288	286	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,835,347.00	8.326980	288	288	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	148,800.00	10.340000	288	288	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,119,500.00	8.159320	288	287	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	707,508.17	10.178710	300	298	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	86,500.00	7.590000	300	300	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,801,028.21	8.623440	300	299	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	94,000.00	10.540000	300	299	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,105,925.00	7.268910	300	299	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	31,600.00	12.790000	312	311	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	73,000.00	9.640000	312	311	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,164,181.00	8.077170	312	311	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	639,873.00	7.133280	312	311	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	120,000.00	10.140000	320	319	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,463,445.49	7.191900	324	323	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	50,000.00	7.990000	324	324	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	151,800.00	8.440000	324	323	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,571,500.00	8.861820	324	323	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	204,500.00	12.438040	324	323	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	975,925.00	7.159780	324	323	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	505,250.00	10.148540	336	336	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	208,000.00	9.790000	336	335	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	2,724,475.00	8.631090	336	335	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,694,608.00	7.192850	336	336	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	127,500.00	7.340000	338	337	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	86,959.72	10.290000	348	346	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,029,900.00	9.047130	348	347	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,287,973.00	7.968640	348	347	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	470,750.00	9.702750	252	251	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	33,904.00	13.090000	252	251	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	142,000.00	7.990000	252	252	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	44,843.00	11.840000	252	251	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	398,000.00	9.953570	264	264	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	100,593.96	11.341820	264	262	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	191,185.79	7.640000	264	260	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	768,902.48	9.899200	276	275	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,160,437.06	9.714230	288	287	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	495,270.00	7.894840	288	288	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	279,490.92	9.289570	300	299	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	628,820.00	8.209120	300	300	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	944,200.00	9.123710	312	312	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	55,277.15	12.690000	312	309	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	230,320.00	7.114960	312	312	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	568,650.00	9.471460	324	323	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	61,800.00	8.390000	324	323	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	160,300.00	9.198170	324	324	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	112,200.00	10.540000	330	329	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	2,227,540.00	9.052250	336	335	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	33,200.00	12.740000	336	335	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	496,842.56	7.687580	336	335	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,201,000.00	9.134990	348	347	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	252,900.00	8.122050	348	348	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	305,415.08	8.995160	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	135,000.00	9.894440	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	108,000.00	11.640000	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	911,700.00	9.280480	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	65,000.00	10.190000	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	39,800,499.29	8.706750	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	3,579,356.28	9.839610	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	9,405,405.00	8.170790	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,062,813.88	9.564210	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,566,705.00	10.423000	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	167,076.00	11.421180	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	711,115.00	9.353120	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,269,050.00	9.529370	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	37,928.00	11.990000	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	176,000.00	8.490000	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	126,489.00	10.640000	360	358	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	58,727,611.41	9.298130	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	3,013,206.00	11.038560	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	17,224,037.04	7.995190	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	823,527.99	9.762890	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	37,545,267.12	9.755120	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	2,722,337.23	11.617490	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	6,798,044.92	8.563110	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,232,729.18	10.981910	360	359	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
1	13,671.91	10.680000	240	240	0	5.980000	17.620000	10.740000	3.000000	1.000000	24
1	8,200.39	9.480000	360	360	0	5.280000	16.420000	9.540000	3.000000	1.000000	24
1	116,114.75	8.793590	360	360	0	4.575790	15.733590	8.853590	3.000000	1.000000	24
1	12,128.31	9.430000	360	360	0	4.680000	16.370000	9.490000	3.000000	1.000000	24
1	1,288,864.67	9.180970	360	360	0	4.916310	16.120970	9.240970	3.000000	1.000000	24
1	152,085.15	8.341170	360	360	0	4.153890	15.281170	8.401170	3.000000	1.000000	24
1	20,857.01	9.330000	360	360	60	5.230000	16.270000	9.390000	3.000000	1.000000	24
1	853,782.15	9.311740	360	360	0	5.010830	16.251740	9.371740	3.000000	1.000000	24
1	89,282.22	7.630390	360	360	0	3.408090	14.570390	7.690390	3.000000	1.000000	24
1	7,203.48	9.830000	360	360	0	5.430000	16.770000	9.890000	3.000000	1.000000	36
1	116,091.79	9.111200	360	360	0	4.697640	16.051200	9.171200	3.000000	1.000000	36
1	79,923.53	8.474720	360	360	0	4.274720	15.414720	8.534720	3.000000	1.000000	36
1	22,965.68	9.349790	360	360	0	5.217810	16.289790	9.409790	3.000000	1.000000	36
1	1,234,394.94	9.340710	360	360	0	5.036930	16.280710	9.400710	3.000000	1.000000	36
1	216,492.45	8.899160	360	360	0	4.704730	15.839160	8.959160	3.022070	1.000000	36
1	20,673.25	8.930000	360	360	60	4.730000	15.870000	8.990000	3.000000	1.000000	36
1	19,524.73	6.830000	360	360	60	2.630000	13.770000	6.890000	3.000000	1.000000	36
1	29,401.95	7.630000	360	360	60	3.530000	14.570000	7.690000	3.000000	1.000000	36
1	6,842.86	9.430000	96	96	0	5.030000	16.370000	9.490000	3.000000	1.000000	36
1	1,817,840.05	9.139680	360	360	0	4.855850	16.079680	9.199680	3.000000	1.000000	36
1	184,861.30	8.983060	360	360	0	4.788280	15.923060	9.043060	3.000000	1.000000	36
2	122,086.56	6.888710	360	360	60	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	101,630.89	5.930000	360	360	60	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	26,729.56	7.330000	360	360	60	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	17,804.29	7.780000	360	360	60	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	87,419.99	8.175330	360	360	60	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	69,868.35	9.074150	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	18,652.12	9.404380	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	6,165.99	8.830000	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	8,809,625.05	7.980580	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	3,125,020.45	6.827220	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	38,693.27	9.580000	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	168,739.96	9.031610	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	433,237.72	9.674440	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	64,712.04	8.656350	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	8,195,343.25	8.724900	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	2,548,303.38	7.398320	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	6,010,218.01	9.605970	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,204,705.19	8.030620	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	6,998.40	9.530000	60	60	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	5,395.24	11.680000	60	60	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	10,713.40	7.430000	60	60	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	13,411.02	6.630000	72	72	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	23,412.16	9.132300	72	72	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	20,270.69	8.040840	72	72	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	13,256.87	8.480000	84	84	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	28,055.24	7.755270	84	84	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	17,534.52	9.216810	84	84	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	53,345.04	6.824820	84	84	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	4,609.08	10.430000	96	96	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	41,366.07	8.232810	96	96	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	7,938.71	5.930000	96	96	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	16,087.06	9.611160	108	108	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	19,006.66	7.780000	108	108	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	9,960.81	9.480000	108	108	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	29,720.07	9.229380	108	108	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	15,414.97	7.280000	108	108	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	4,624.49	10.130000	108	108	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	35,916.88	7.023560	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	8,478.23	9.180000	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	25,039.78	8.156130	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	8,216.64	9.580000	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	149,509.80	8.780120	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	39,723.57	10.405330	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	77,104.14	7.169340	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	11,107.72	9.047340	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	65,125.17	9.077250	132	132	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	17,650.14	9.730000	132	132	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	59,669.03	7.219260	132	132	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	3,946.23	8.930000	132	132	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	13,380.96	10.464320	144	144	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	10,405.10	8.330000	144	144	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	54,371.68	9.533370	144	144	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	29,541.87	10.223030	144	144	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	130,501.11	7.229460	144	144	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	33,481.31	8.162250	156	156	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	59,825.50	8.877630	156	156	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	132,795.34	7.287360	156	156	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	38,768.65	9.888850	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	68,724.38	7.942600	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	5,124.09	10.780000	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	13,873.63	10.730000	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	339,855.19	8.827590	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	14,952.52	11.680000	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	333,279.35	7.266860	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	14,250.21	9.130000	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	17,856.70	9.239310	60	60	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	22,197.56	7.896670	60	60	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	9,788.51	9.280000	60	60	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	24,509.81	7.872450	72	72	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	13,873.47	9.652220	84	84	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	17,241.64	8.413970	84	84	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	11,561.23	10.580000	96	96	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	61,755.45	7.702910	96	96	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	4,863.27	8.930000	96	96	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	26,729.56	9.906530	108	108	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	6,597.61	11.480000	108	108	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	9,194.86	9.580000	108	108	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	46,283.45	9.383260	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	41,330.16	10.532900	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	81,907.43	7.409520	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	24,355.65	9.898990	120	120	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	21,234.12	8.484360	132	132	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	52,472.55	8.675830	144	144	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	19,392.03	7.330000	144	144	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	69,290.30	9.855890	156	156	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	52,879.97	8.005560	156	156	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	22,490.44	10.330000	156	156	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	180,155.52	9.457120	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	21,250.61	10.226480	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	173,055.20	8.466610	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	22,225.46	9.808500	168	168	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	6,243.06	8.480000	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	226,238.72	8.655380	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	13,344.58	9.540090	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	194,012.80	6.814130	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	25,411.58	9.780000	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	15,923.66	9.999410	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	521,306.61	8.639780	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	20,718.18	10.438360	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	588,099.50	6.836390	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	652,015.27	8.713360	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	74,742.57	10.292240	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	226,661.44	7.301210	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	23,142.19	10.740500	180	180	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	47,628.41	8.727060	192	192	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	61,879.56	9.351160	204	204	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	20,501.91	10.930000	216	216	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	18,652.11	8.680000	216	216	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	97,850.38	8.547600	216	216	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	33,820.44	9.650030	228	228	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	73,978.75	8.301820	228	228	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	120,578.97	9.352420	228	228	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	66,322.92	8.347940	228	228	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	11,252.93	11.080000	204	204	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	10,513.01	8.680000	204	204	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	3,846.83	10.380000	204	204	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	108,012.69	9.765080	216	216	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	15,234.94	9.780000	216	216	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	42,130.66	10.120220	228	228	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	16,185.72	8.580000	228	228	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	11,707.67	9.230000	228	228	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	6,165.99	7.580000	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	56,421.88	7.953190	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	107,668.78	10.437660	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	90,023.43	7.082400	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	18,797.94	11.470000	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	8,485.94	9.930000	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	167,132.17	8.847750	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	290,678.05	10.950700	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	196,463.79	7.761560	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	66,638.46	9.597380	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	145,146.74	9.448350	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	204,136.42	11.334750	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	40,078.92	8.318460	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	36,656.80	11.735170	240	240	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	20,925.82	8.430000	252	252	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	77,403.19	9.968700	252	252	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	73,634.53	7.858170	252	252	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	23,430.75	10.630000	264	264	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	114,833.81	9.571280	264	264	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	73,111.97	7.997790	264	264	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	18,497.96	8.730000	276	276	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	24,540.63	10.580000	276	276	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	100,191.14	9.130680	276	276	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	58,114.44	7.302410	276	276	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	3,898.44	13.830000	288	288	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	282,918.19	8.266980	288	288	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	22,937.47	10.280000	288	288	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	172,570.57	8.099320	288	288	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	109,062.16	10.118710	300	300	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	13,333.95	7.530000	300	300	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	277,627.96	8.563440	300	300	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	14,490.07	10.480000	300	300	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	170,478.01	7.208910	300	300	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	4,871.13	12.730000	312	312	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	11,252.93	9.580000	312	312	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	179,458.15	8.017170	312	312	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	98,636.23	7.073280	312	312	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	18,497.96	10.080000	320	320	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	225,589.67	7.131900	324	324	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	7,707.48	7.930000	324	324	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	23,399.92	8.380000	324	324	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	242,246.25	8.801820	324	324	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	31,523.61	12.378040	324	324	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	150,438.53	7.099780	324	324	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	77,884.13	10.088540	336	336	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	32,063.14	9.730000	336	336	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	419,977.02	8.571090	336	336	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	261,223.30	7.132850	336	336	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	19,654.09	7.280000	338	338	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	13,404.81	10.230000	348	348	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	158,758.78	8.987130	348	348	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	198,540.65	7.908640	348	348	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	72,565.96	9.642750	252	252	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	5,226.29	13.030000	252	252	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	21,889.26	7.930000	252	252	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	6,912.53	11.780000	252	252	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	61,351.58	9.893570	264	264	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	15,506.53	11.281820	264	264	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	29,471.23	7.580000	264	264	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	118,526.07	9.839200	276	276	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	178,881.02	9.654230	288	288	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	76,345.72	7.834840	288	288	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	43,083.44	9.229570	300	300	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	96,932.42	8.149120	300	300	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	145,548.14	9.063710	312	312	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	8,520.96	12.630000	312	312	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	35,503.76	7.054960	312	312	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	87,657.23	9.411460	324	324	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	9,526.45	8.330000	324	324	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	24,710.20	9.138170	324	324	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	17,295.60	10.480000	330	330	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	343,374.60	8.992250	336	336	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	5,117.77	12.680000	336	336	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	76,588.13	7.627580	336	336	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	185,133.79	9.074990	348	348	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	38,984.46	8.062050	348	348	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	47,079.52	8.935160	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	20,810.21	9.834440	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	16,648.17	11.580000	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	140,538.28	9.220480	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	10,019.73	10.130000	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	6,135,234.86	8.646750	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	551,756.71	9.779610	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,449,840.34	8.110790	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	163,832.46	9.504210	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	241,507.09	10.363000	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	25,754.71	11.361180	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	109,618.17	9.293120	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	195,623.67	9.469370	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	5,846.59	11.930000	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	27,130.35	8.430000	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	19,498.24	10.580000	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	9,052,843.60	9.238130	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	464,484.78	10.978560	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	2,655,080.03	7.935190	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	126,946.58	9.702890	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	5,787,591.55	9.695120	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	419,647.47	11.557490	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	1,047,916.56	8.503110	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0
2	190,024.83	10.921910	360	360	0	0.000000	0.000000	0.000000	0.000000	0.000000	0

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Prospectus

ASSET-BACKED NOTES

ASSET-BACKED CERTIFICATES

____________________

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

DEPOSITOR

____________________

Securities Offered

•  asset-backed notes, asset-backed certificates or a combination

•  rated in one of four highest rating categories by at least one nationally recognized rating organization

•  not listed on any trading exchange
Assets
•  sub-prime mortgage loans secured by first or second liens on residential or mixed use properties

The securities are obligations only of the related trust and are not insured or guaranteed by any governmental agency.

The securities involve significant risks. It is recommended that you review the information under “Risk Factors” in the related prospectus supplement.

This prospectus must be accompanied by a prospectus supplement for the particular series.

• securities backed by those types of sub-prime mortgage loans • may include one or more forms of enhancement

Neither the Securities and Exchange Commission (“Commission”) nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The Depositor may offer securities through underwriters or by other methods described under the caption “Plan of Distribution.”

The date of this prospectus is November 30, 2006.

Incorporation of Certain Documents by Reference

The Depositor, as creator of each trust, has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (“Securities Act”), with respect to the notes and the certificates offered pursuant to this prospectus. The Registration Statement includes information about the securities which is not included in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission’s main office located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission’s regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Prospective investors who have access to the Internet also may read the Registration Statement at the Commission’s site on the World Wide Web located at http://www.sec.gov.

Each trust will be required to file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (a) a Current Report on Form 10-D each month after the month of formation of that trust and prior to the expiration of the calendar year in which that trust was formed and (b) an annual report on Form 10-K within 90 days after the end of the calendar year in which the trust was formed. Each Form 10-D will include as an exhibit the monthly statement to securityholders of the related series. The Form 10-K will include certain summary information about the trust. Any reports and documents so filed by or on behalf of a trust before the termination of the offering of the securities of that trust will be incorporated in this prospectus. If the information incorporated in this prospectus modifies or changes the information in this prospectus the modified or changed information will control if any information incorporated by reference in this prospectus is itself modified or changed by subsequent information incorporated by reference, the latter information will control. Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

The Depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement, other than exhibits to the documents unless these exhibits are specifically incorporated by reference in the document. Written requests for copies should be directed to Corporate Secretary, Renaissance Mortgage Acceptance Corp., 1000 Woodbury Road, Woodbury, New York 11797. Telephone requests for copies should be directed to the Depositor, at (516) 364-8500. In order to receive any requested information in a timely fashion, prospective investors must make their requests no later than five business days before they must make their investment decisions.

Table of Contents

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE DEPOSITOR
THE SELLER AND THE ORIGINATOR
Delta Funding Corporation
Loan Underwriting
STATIC POOL INFORMATION
DESCRIPTION OF THE SECURITIES
General
Book-Entry Securities
Valuation of the primary assets
Payments of interest
Payments of principal
Final scheduled distribution date
Special redemption
Optional redemption, purchase or termination
Weighted average life of the securities
THE TRUST FUNDS
The loans
Collection, certificate and distribution accounts
Pre-funding and capitalized interest accounts
Eligible investments
ENHANCEMENT
SERVICING OF LOANS
Collection procedures; escrow accounts
Deposits to and withdrawals from the collection account or the certificate account
Advances and limitations on advances
Maintenance of insurance policies and other servicing procedures
Realization upon defaulted loans
Enforcement of due-on-sale clauses
Servicing compensation and payment of expenses
Evidence as to compliance
Certain matters regarding the servicer
THE AGREEMENTS
Assignment of primary assets
Reports to holders
Events of default; rights upon event of default
The trustee
Duties of the trustee
Resignation of trustee
Amendment of agreement
Voting rights
List of holders
Book-entry securities
REMIC administrator
Termination
CERTAIN LEGAL ASPECTS OF THE LOANS
Mortgages
Foreclosure
Rights of redemption
Junior mortgages; rights of senior mortgagees
Anti-deficiency legislation and other limitations on lenders
Due-on-sale clauses in mortgage loans
Enforceability of prepayment and late payment fees
Equitable limitations on remedies
Applicability of usury laws
Environmental legislation
Servicemembers Civil Relief Act
USE OF PROCEEDS
FEDERAL INCOME TAX CONSIDERATIONS
Opinions
Taxation of debt securities including regular interest securities
Taxation of the REMIC and its holders
REMIC expenses; single class REMICs
Taxation of the REMIC
Taxation of holders of residual interest securities
Administrative matters
Tax status as a grantor trust
Miscellaneous tax aspects
Tax treatment of foreign investors
Tax characterization of the trust as a partnership
Tax consequences to holders of the notes issued by a partnership
Tax consequences to holders of the certificates issued by a partnership
STATE TAX CONSIDERATIONS
REPORTABLE TRANSACTIONS
PENALTY AVOIDANCE
ERISA CONSIDERATIONS
General
ERISA Considerations Relating to Certificates
ERISA Considerations Relating to Notes
LEGAL INVESTMENT
PLAN OF DISTRIBUTION
LEGAL MATTERS

The Depositor

The Depositor is a limited purpose, finance subsidiary of the originator. The Depositor was incorporated in the State of Delaware in November 2001. The Depositor does not have, and is not expected to have in the future, any significant assets. The Depositor’s headquarters are located at 1000 Woodbury Road, Suite 200, Woodbury, New York 11797. Its telephone number is (516) 364-8500.

The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Seller and the Originator

The seller for each trust may be Renaissance REIT Investment Corp. or another entity identified in the applicable prospectus supplement. If another entity acts as seller for a trust, the prospectus supplement will describe that seller’s underwriting guidelines and procedures and loan products. Securitization of mortgage loans originated by the Originator is an integral part of the Sponsor’s management of its capital. Since 1995, the Sponsor has engaged in public securitizations of mortgage loans originated by the Originator through affiliated depositors.

Delta Funding Corporation

Delta Financial Corporation, called “Delta Financial,” or the “Company,” and referred to as “we,” “our” or “us,” through its subsidiaries, engages in the consumer finance business by originating, securitizing and selling non-conforming mortgage loans. Our loans are primarily secured by first mortgages on one- to four-family residential properties. Throughout our 24-year operating history, we have focused on lending to individuals who generally do not satisfy the credit, documentation or other underwriting standards set by more traditional sources of mortgage credit, including those entities that make loans in compliance with conforming lending guidelines of Fannie Mae and Freddie Mac. We make mortgage loans to these borrowers for purposes such as debt consolidation, refinancing, education, home purchase and home improvements. We provide our customers with a variety of loan products designed to meet their needs, using a risk-based pricing strategy to develop products for different risk categories. Historically, the majority of our loan production has been fixed-rate with amortization schedules ranging from five years to 30 years.

We originate mortgage loans through our wholly owned subsidiary, Delta Funding Corporation, through two distribution channels, wholesale and retail. In the wholesale loan channel we receive applications from independent third-party mortgage brokers who submit loan applications on the borrower’s behalf. We currently originate the majority of our wholesale loans in 34 states, through a network of approximately 3,000 independent brokers. The broker’s role is to source the business, identify the applicant, assist in completing the loan application, and process the loans, including, among other things, gathering the necessary information and documents, and serving as the liaison between the borrower and us through the entire origination process. We review, process and underwrite the applications submitted by the broker, approve or deny the application, set the interest rate and other terms of the loan and, upon acceptance by the borrower and satisfaction of all conditions that we impose as the lender, lend the money to the borrower. Due to the fact that brokers conduct their own marketing and employ their own personnel to complete loan applications and maintain contact with borrowers - for which they charge a broker fee - originating loans through our broker network is designed to allow us to increase our loan volume without incurring the higher marketing and employee costs associated with retail originations. Additionally, on a limited basis, we purchased loans on a flow basis (which is typically the purchasing of individual loans shortly after the loans are originated, as opposed to bulk purchases, which entails purchasing typically larger pools of loans at one time) from several select independent correspondents. We re-underwrite every correspondent loan, in accordance with our underwriting standards, prior to purchasing.

Delta Funding originates retail loans under the name Fidelity Mortgage. Retail loan leads are developed primarily through our telemarketing system located in Cincinnati, Ohio, and also through Internet leads, direct mail and our network of ten origination centers located in nine states. The origination centers are typically staffed with considerably more loan officers and cover a broader area than the retail offices. Typically, contact with the customer is initially handled through our telemarketing center. Through our marketing efforts, the retail loan channel is able to identify, locate and focus on individuals who, based on historic customer profiles, are likely customers for our products. Our telemarketing representatives identify interested customers and forward these potential borrowers to a branch manager through our Click & Close® (“C&C”) system. The branch managers, in turn, distribute these leads to mortgage analysts via C&C by queuing the loan to a mortgage analyst’s “to do” list in C&C. The assigned mortgage analyst discusses the applicant’s qualifications and available loan products, negotiates loan terms with the borrower, ensures that an appraisal has been ordered from an independent third-party appraisal company (or may, when certain underwriting criteria have been met, obtain an insured automated valuation model (“Insured AVM”) value), orders a credit report from an independent, nationally recognized credit reporting agency and processes the loan through completion. Our mortgage analysts are trained to structure loans that meet the applicant’s needs while satisfying our lending guidelines. C&C is utilized to queue the loan to underwriters at the appropriate times for approvals and help to facilitate the loan application process through closing.

Delta Financial’s business strategy is to increase its loan originations platform by focusing its efforts on its broker and retail channels of originations by:

(1)	increasing the number of commission-based account executives responsible for generating new business;

(2)	continuing to provide top quality service to its network of brokers and retail clients;

(3)	maintaining its underwriting standards;

(4)	further penetrating its established and recently-entered markets and expanding into new geographic markets;

(5)           purchase loans on a flow basis from several select correspondents;

(6)	expanding its retail origination capabilities through larger call centers; and

(7)	continuing to leverage off of its proprietary web-based and workflow technology platform.

The Company’s corporate headquarters is located in approximately 99,000 square feet in a 230,600 square foot building located at 1000 Woodbury Road, Suite 200, Woodbury, New York 11797. Its telephone number is (516) 364-8500.

Loan Underwriting

Underwriting Guidelines. We maintain written underwriting guidelines that are utilized by all employees associated with the underwriting process. Throughout our 24 year history, these guidelines have been reviewed and updated from time to time by senior underwriters and the head of risk management. We provide our underwriting guidelines to all of the brokers from whom we accept loan applications. Loan applications received from brokers are classified according to particular characteristics, including, but not limited to, the applicant’s:

•	ability to pay;

•	credit history (with emphasis on the applicant’s existing mortgage payment history);

•	credit score;

•	income documentation type;

•	lien position;

•	loan-to-value (“LTV”) ratio;

•	property type; and

•	general stability, in terms of employment history, time in residence, occupancy and condition and location of the collateral.

We have established classifications with respect to the credit profile of the applicant, and each loan is placed into one of four letter ratings ‘‘A’’ through ‘‘D,’’ with sub-ratings within those categories. Terms of loans that we make, as well as maximum LTV ratios and debt-to-income ratios, vary depending on the classification of the applicant and the borrower’s credit score. Loan applicants with less favorable credit ratings and/or lower credit scores are generally offered loans with higher interest rates and lower LTV ratios than applicants with more favorable credit ratings and/or higher credit scores. The general criteria our underwriting staff uses in classifying loan applicants are set forth in the following table:

We use these categories and characteristics as guidelines only. On a case-by-case basis, we may determine that the prospective borrower warrants an exception from the guidelines if sufficient compensating factors exist. Examples of compensating factors we consider include the following:

•	low debt ratio;

•	long-term stability of employment and/or residence;

•	excellent payment history on past mortgages; or

•	a significant reduction in monthly expenses.

The mortgage loans we originate generally have amortization schedules ranging from five years to 30 years, and bear interest at fixed rates and require equal monthly payments, which are due as of a scheduled day of each month. The adjustable-rate loans we originate, referred to as “2/28” or “3/27” products, generally contain features where rates are fixed for some period of time (two to three years) and then adjust every six months thereafter. We also offer an interest-only loan product that requires interest-only payments for the first five years of the loan, and then becomes a fully amortizing loan in year six through the end of its 30 year term. Additionally, we offer a product which has a fixed rate throughout its term, and a thirty year maturity without a balloon payment that is comprised of a fixed monthly payment based on a forty-year amortization during the first ten years of such Mortgage Loan’s term and a fixed monthly payment based on a twenty year amortization during the next twenty years of such Mortgage Loan’s term. Substantially all of our mortgage loans are fully amortizing loans. The principal amounts of the loans we originate generally range from $40,000 to $800,000, however, we will consider loans of up to $1.0 million. We will lend up to 100% of the combined LTV ratio. Our loans are generally secured by one- to four-family residences, including condominiums and town-houses, and these properties are usually occupied by the owner. It is our policy not to accept commercial properties or unimproved land as collateral. However, we will accept mixed-use properties, such as a property where a portion of the property is used for residential purposes and the balance is used for commercial purposes, and we will accept small multifamily properties of five to eight units, both at reduced LTV ratios. We do not originate loans where any senior mortgage contains an open-end advance, negative amortization or shared appreciation provisions - all of which could have the effect of increasing the amount of the senior mortgage, thereby increasing the combined LTV, and increasing the risk of the loan to us.

Documentation and Review. Our mortgage loan programs include:

•	a full documentation program;

•	a limited documentation program;

•	a no income verification program for self-employed borrowers; and

•	a stated income program.

Our borrowers’ total monthly debt obligations - which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness - generally are 50% or less of the borrower’s monthly gross income. Some of our borrowers will qualify using our maximum debt-to-income ratio of 55%. For loans to borrowers who are salaried employees, we require current employment information in addition to employment history. We verify this information based on one or more of the following items: written confirmation from employers, recent pay-stub, recent W-2 tax form, recent tax return, bank statements and telephone confirmation from the employer. For our limited documentation program, we require either six months of bank statements or a job letter to be submitted which contains substantially the same information one would find on a standard verification of employment form, including:

•	job position;

•	length of time on job;

•	current salary; and

•	the job letter should appear on the employer’s letterhead and include the telephone number and signature of the individual completing the letter on behalf of the employer.

For our no income verification program, we require proof of self-employment in the same business for two years. We only offer our stated income program, which represents a very small percentage of our loans, for better credit quality borrowers where telephone verification is performed by an underwriter to verify that the borrower is employed. We usually require lower combined LTV ratios with respect to loans made under programs other than the full documentation program.

We assess a borrower’s credit-worthiness primarily based on the borrower’s mortgage history and credit score, and we generally adjust our pricing and LTV ratios based on many other risk parameters. Our borrowers often have either (a) mortgage or other credit delinquencies, (b) problems providing documentation generally required by traditional lenders, and/or (c) collateral types against which traditional lenders generally will not lend. Qualification for a loan is based primarily upon our risk-based pricing model and guidelines, which we have developed over our 24-year history and our extensive database of prior loan performance. Because there are compelling circumstances with some borrowers, we employ experienced non-conforming mortgage loan underwriters to review the applicant’s credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. An applicant’s credit record will often be impaired by personal circumstances, including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing.

As of December 31, 2005, we had a staff of 98 underwriters with an average of eight years of non-conforming lending experience and four years working for us. All underwriting functions for broker originations are conducted in our Woodbury, New York headquarters, our Cincinnati, Ohio underwriting office and our regional offices in Jacksonville, Florida and Dallas, Texas. All underwriting functions for retail originations are conducted in our Cincinnati, Ohio retail underwriting ‘‘hub,’’ our Dallas, Texas and Phoenix, Arizona regional offices and our Woodbury, New York headquarters. We do not delegate underwriting authority to any third party. Our underwriting department functions independently of our business development and sales departments and does not report to any individual directly involved in the sales origination process. Our underwriters are trained to review all components of the loan to determine its compliance with our underwriting guidelines.

As the underwriting department employs underwriters with different levels of experience and seniority, we have instituted underwriting internal controls that limit approval authority by underwriting position. These limits are based on maximum loan amount and LTV ratios, ensuring that loans at the highest dollar or LTV-limits we offer are reviewed and approved only by the underwriting department’s most senior members. Also, for all files initially reviewed by lower level underwriters, a second review of the file is performed by a more senior underwriter prior to closing the loan.

Appraisals; Insured AVMs and Quality Control. We underwrite every loan submitted by thoroughly reviewing credit and by performing the following:

•	a separate appraisal review is conducted by our underwriter and/or appraisal review department, except where an appraisal is centrally ordered by us or an Insured AVM is utilized; and

•	a full compliance review, to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and proper compliance with all federal and state regulations.

When we utilize appraisals, we require that they be performed by third-party, fee-based appraisers and to conform generally to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of both the exterior and interior of the subject property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property. We perform an appraisal review on each loan prior to closing on appraisals that were not centrally ordered by us. We do not believe that the general quality control practices of many conventional mortgage lenders, which is to perform only drive-by appraisals after closings, provides sufficient protection for non-centrally ordered appraisals. As such, in addition to reviewing each of these appraisals for accuracy, we access alternate sources to validate sales used in the appraisals to determine market value. These sources include:

•	Multiple Listing Services;

•	assessment and sales services, such as Comps, Inc., Pace and RealQuest;

•	on-line Internet services, such as Realtor.com; and

•	other sources for verification, including broker price opinions and market analyses by local real estate agents.

For quality control purposes, using the criteria that we have developed over time, we actively track and grade all appraisers from whom we accept appraisals. We do not accept work from appraisers who have not conformed to our review standards.

When certain underwriting criteria have been met, we may utilize an Insured AVM in lieu of an appraisal for certain originations. If a borrower has a 620 or higher credit score, the property is either one-family or condominium and the loan amount is $500,000 or less, we may utilize an Insured AVM in lieu of an appraisal, as described below. An Insured AVM is the coupling of a third party valuation estimate and insurance on that value. The third-party automated valuation models (“AVM”) providers have created computer programs that use relevant real estate information, such as sales prices, property characteristics and demographics, to calculate a value for a specific property. Public records are the primary data source for an Insured AVM, and the quality of the values that they generate varies depending upon the data they use and their design. AVMs are complex programs incorporating a variety of forecasting techniques including linear regression, expert systems, neural networks, artificial intelligence and other methodologies. The different methodologies, algorithms, and variables used by the third-party AVM providers may vary greatly and affect their reliability and accuracy.

Once an acceptable AVM has been generated, we will order a property condition report through the third-party AVM provider. One of the weaknesses in using an AVM to value a property is the lack of a physical exterior or interior inspection of the property. To mitigate some of this inherent weakness, we require a property condition report for each AVM considered for use. A property condition report is a limited physical external inspection of the property. The primary benefit of using Insured AVMs is that they reduce the time to complete a value estimate on a property.

At the closing of the loan, we will purchase insurance that will insure the value of the property. In the event the borrower defaults upon their loan, resulting in the liquidation of the property, the insurance company may have to pay a portion of any losses we incur. A retroactive appraisal is performed as of the original valuation date when a loss arises involving an Insured AVM. If the Insured AVM value is found to exceed the appraisal value by more than a specific tolerance percentage (i.e., 10%), the insurer must reimburse us for the losses incurred from the disposal of the property or for the difference in values, whichever is less, plus certain other expenses.

For quality control purposes, we perform post-funding reviews on Insured AVMs, similar to our appraisal post-funding reviews.

After completing the underwriting and processing of a brokered loan, we schedule the closing of the loan with an approved closing attorney or settlement agent. We hold the closing attorney or settlement agent responsible for completing the loan closing transaction in accordance with applicable law and our operating procedures. We also require title insurance that insures our interest as a lender, and evidence of adequate homeowner’s insurance naming us or our servicing agent as an additional insured party on all loans.

We perform a post-funding quality control review to monitor and evaluate our loan origination policies and procedures. The quality control department is separate from the underwriting department and reports directly to a member of senior management.

Our quality control department samples at least 10% of all loan originations and performs a full quality control re-underwriting and review, the results of which are reported to senior management on a quarterly basis. On a daily basis, should the need arise, the manager of quality control underwriting will notify senior management of any critical loan findings. The sample of loans reviewed is selected in the following manner:

•	all early default payments and customer complaints;

•	at least 5% of all funded loans each month are selected on a random basis; and

•
targets, which may be based on sources of business (both internal branches/teams and external brokers, areas or other third parties) or products (perceived riskier products and newly offered products).

If any discrepancies are discovered during the review process, a senior quality control underwriter re-reviews the loan and proceeds with any necessary follow-up actions. Discrepancies noted by the review are analyzed and corrective actions are instituted. A typical quality control underwriting review currently includes:

•	re-verifying the credit report;

•	reviewing loan applications for completeness, signature, and consistency with other processing documents;

•	obtaining new written and/or verbal verification of income and employment from employer;

•	obtaining new written and/or verbal verification of mortgage to re-verify any outstanding mortgages, if necessary;

•	obtaining a new verification of value and/or photo for each property; and

•	analyzing the underwriting and program selection decisions.

We update the quality control process from time to time as our policies and procedures change.

Click & Close®. C&C is a proprietary web-based system that we developed internally to streamline and integrate our origination process. C&C opens an online channel of communications between us, brokers, borrowers and a wide range of other mortgage information sources. C&C includes an integrated imaging system that reduces paper flow and allows loans to be handled simultaneously by multiple employees in the originations process. We currently use C&C to automate and facilitate many of our origination processes, including but not limited to:

•	logging in and tracking applications in our retail and wholesale channels;

•	increasing the amount of internal loan origination processes that can be handled electronically, which reduces paper flow between account managers, mortgage analysts, loan processors and underwriters;

•	generating pre-approvals utilizing our risk-based pricing model;

•	generating stipulation sheets, preliminary disclosures and other documents; and

•	easy, real time supervisory oversight to ensure all applications are being worked on in a timely manner.

We are continuing to improve C&C to further streamline our processes and to reduce the paper flow required throughout the mortgage origination process. Our goal is to become paperless and, ultimately, lower our cost to originate.

Static Pool Information

For each trust fund discussed above, the Depositor will provide, to the extent material, static pool information with respect to the experience of the Sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the Depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average LTV ratio; the distribution of mortgage loans by mortgage rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the Depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Description of the Securities

General

Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will also be issued in series pursuant to either a separate servicing agreement or trust agreement among the seller, the servicer, if the series relates to loans, and the trustee. A form of the servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates.

The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions, including definitions of terms, are incorporated in this prospectus by reference as part of the summaries.

Each series of securities will consist of one or more classes of securities, one or more of which may have different payment characteristics. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement, which may be different for each class or for the payment of principal and interest. Payments will be made by check mailed to holders of the applicable series, registered at the close of business on the record date specified in the related prospectus supplement applicable to that distribution date at their addresses appearing on the security register. However, payments may be made by wire transfer which shall be at the expense of the holder requesting payment by wire transfer in the circumstances described in the related prospectus supplement. In addition, the final payment of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment is expected to be made to the holder of that security.

Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the primary assets for a series, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement will be deposited directly into the collection account or the certificate account. If provided in the related prospectus supplement, the deposited amounts may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts may subsequently be deposited into the distribution account and will be available to make payments on the securities of the applicable series on the next applicable distribution date.

Book-Entry Securities

If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”) in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more securities which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC (“Cede”). Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold the omnibus positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical security representing that security called a “definitive security.” Unless and until definitive securities are issued, it is anticipated that the only “certificateholder” or “noteholder”, as applicable, will be Cede, as nominee of DTC. Owners are only permitted to exercise their rights indirectly through participants and DTC.

Ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for that purpose. In turn, the financial intermediary’s ownership of that book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective owners. Accordingly, although owners will not possess definitive securities, the rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

Beneficial owners will not receive or be entitled to receive definitive securities representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing those participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the rules of DTC and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream is incorporated under the laws of Luxembourg as a limited liability company. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in multiple currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance System plc, a United Kingdom corporation. All operations are conducted by Euroclear Bank SA/NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank SA/NV, not Euroclear Clearance System plc. Euroclear Clearance System plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear Bank SA/NV are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. Terms and conditions and the related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear Bank SA/NV acts under the terms and conditions and the related operating procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing these payments to the owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the owners that it represents.

Under a book-entry format, owners may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of these securities in the secondary market since potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports on the applicable trust fund will be provided to Cede, and may be made available by Cede to owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the owners’ book-entry securities are credited.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include book-entry securities. Clearstream or Euroclear Bank SA/NV, as the case may be, will take any other action permitted to be taken by a holder under the applicable agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive securities will be issued to owners, or their nominees, rather than to DTC, only if:

•
DTC or the Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the Depositor or the trustee is unable to locate a qualified successor, or

•	the Depositor, with the consent of the related DTC participants, elects to terminate a book-entry system through DTC, or

•
after the occurrence of an event of default, owners owning a majority in principal amount of the applicable securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the best interests of owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will then recognize the holders of the definitive securities as certificateholders or noteholders, as applicable, under the applicable agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

Neither the Depositor, the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Valuation of the primary assets

If specified in the related prospectus supplement for a series of notes, each mortgage loan or underlying security—sometimes called the primary asset—included in the related trust fund for a series will be assigned an initial asset value. At any time the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of:

•
the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the assumed reinvestment rate, if any, discounted to present value at the highest interest rate on the notes of the related series over periods equal to the interval between payments on the notes, and

•	the then principal balance of the primary assets.

The initial asset value of the primary assets will be set forth in the prospectus supplement and generally will be at least equal to the principal amount of the notes of the related series at the date of issuance those notes.

The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is so insured, the related prospectus supplement will set forth the terms of that arrangement.

Payments of interest

The securities of each class by their terms entitled to receive interest will bear interest calculated on the basis of a 360-day year and either the actual number of days in the applicable accrual period or twelve 30-day months, from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on the securities of a series will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal of that class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to the principal of the applicable zero coupon security on the related distribution date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the related distribution date.

Payments of principal

On each distribution date for a series, principal payments will be made to the holders of the securities of that series on which principal is then payable, to the extent set forth in the related prospectus supplement. Payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority set forth in the related prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to that class of securities be distributed to such holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If so specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

Final scheduled distribution date

The final scheduled distribution date with respect to each class of notes is the latest date by which the principal of that class will be fully paid and with respect to each class of certificates will be the date on which the entire aggregate principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution of principal of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution of principal of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series.

Special redemption

If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of securities of a series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement if, as a result of prepayments on the primary assets or low yields then available for reinvestment the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest that will have accrued on such securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to the designated interest accrual date. In this event and as further described in the related prospectus supplement, the trustee will redeem a sufficient principal amount of outstanding securities of the series so that the available interest amount will equal the amount of interest that will have accrued through the designated interest accrual date for such series of securities outstanding immediately after this redemption.

Optional redemption, purchase or termination

The Depositor, the seller, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of one or more classes of securities by purchasing all or part of the primary assets from the trust fund on or after a date specified in the related prospectus supplement, or on or after the time when the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement is less than the amount or percentage, not more than 25%, specified in the related prospectus supplement. In addition, if so specified in the related prospectus supplement upon particular events of insolvency or receivership of the Depositor, the seller or another affiliated entity specified in the related prospectus supplement, the related primary assets of the trust fund will be liquidated and the trust fund will be terminated, subject to the conditions set forth in the related prospectus supplement. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a real estate mortgage investment conduit (“REMIC”) election has been made, the trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended (the “Code”).

Weighted average life of the securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of the securities will be influenced by the rate at which the principal of the related primary assets is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities of a series, and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the related prospectus supplement.

There is, however, no assurance that prepayment of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans or underlying loans either from time to time or over the lives of the loans or underlying loans.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans for a series, these loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by these loans. In this regard, it should be noted that the loans or underlying loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans. If any loans or underlying loans for a series have actual terms-to-stated maturity that are less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate.

The Trust Funds

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Each trust fund will include:

•	the primary assets;

•	amounts available from the reinvestment of payments on the primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

•	any credit enhancement or the rights to that credit enhancement;

•	any mortgaged property that secured a mortgage loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

•
the amount, if any, initially deposited in the pre-funding account, capitalized interest account, collection account, certificate account or distribution account for a series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the Depositor or the related trust fund not pledged to secure the notes.

The primary assets for a series will be transferred by the Depositor to the trust fund. Loans relating to a series will be serviced by the servicer pursuant to a pooling and servicing agreement, with respect to a series consisting of only certificates or a sale and servicing agreement among the Depositor, the seller, the trust fund and the servicer, with respect to a series that includes notes.

As used in this prospectus, agreement means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series that includes notes, the indenture and the sale and servicing agreement, as the context requires.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the related trust fund specified in the related prospectus supplement.

Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds of the primary assets and other contemplated assets, issuing securities and making payments and distributions on the issued securities and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement.

An applicable agreement may provide that additional loans may be added to the trust fund if these loans were originated or acquired by the seller in the ordinary course of its business, the inclusion of the loans will maintain or increase the level of overcollateralization and the inclusion of the loans will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

The loans

The primary assets for a series of securities may consist, in whole or in part, of closed-end home equity loans secured by mortgages primarily on single-family mortgaged properties which may be subordinated to other mortgages on the same mortgaged property. The home equity loans may have fixed or adjustable interest rates and may provide for other payment characteristics.

The full principal amount of a home equity loan is advanced at origination of the loan and generally (other than interest-only mortgage loans or stepped fixed rate mortgage loans) is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the home equity loan rate on the loan and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on the actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date payment will not affect the relative applications of principal and interest. The loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated maturity of home equity loans will generally not exceed 360 months.

The mortgaged properties will include single family property, including one- to four-family residential housing, condominium units and cooperative dwellings, five- to eight-family residential properties and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Uses may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers. The properties may be located in suburban or metropolitan districts. Any non-residential use will be in compliance with local zoning laws and regulations. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for determining that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

•
the making of a representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

•	a finding that the address of the underlying mortgaged property is the mortgagor’s mailing address as reflected in the servicer’s records.

The mortgaged properties also may include non-owner occupied investment properties, vacation and second homes.

The prospectus supplement for each series will provide information with respect to the loans that are primary assets as of the cut-off date, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans;

•
the range and weighted average home equity loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current home equity loan rates and the lifetime rate caps, if any;

•	the range and average outstanding principal balance of the loans;

•	the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

•	the range and weighted average of combined LTV ratios or LTV ratios for the loans, as applicable;

•	the percentage, by outstanding principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

•	any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

•	the geographic distribution of the mortgaged properties securing the loans;

•
the percentage of loans, by principal balance as of the cut-off date, that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

•	the lien priority of the home equity loans; and

•	the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

If information of the nature described above respecting the loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 10-D to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the related securities.

In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 10-D.

Collection, certificate and distribution accounts

A separate collection account or certificate account will be established for each series of securities for receipt of all amounts received on or with respect to the related primary assets. Amounts on deposit in the collection account and amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, may be deposited in one or more distribution accounts. Funds in the collection, certificate and distribution accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the collection account, than the day preceding the date the funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account and the certificate account, than the day preceding the next distribution date for the related series of securities.

Pre-funding and capitalized interest accounts

If specified in the related prospectus supplement, a trust fund will include one or more segregated trust accounts, referred to in this prospectus as a pre-funding account, established and maintained with the trustee for the related series. If so specified, on the closing date for the related series, a portion of the proceeds of the sale of the securities of the related series not to exceed 50% of the aggregate principal amount of the series, referred to as the pre-funded amount, may be deposited in the pre-funding account and may be used to purchase additional primary assets during the period of time not to exceed six months specified in the related prospectus supplement, referred to as the pre-funding period. Pending the purchase of additional primary assets, funds deposited in the pre-funding account will be invested in eligible investments. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, that amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of the applicable series.

Each additional primary asset must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. The eligibility criteria will be determined in consultation with each rating agency and/or any credit enhancer prior to the issuance of the related series and are designed to ensure that if additional primary assets were included as part of the initial primary assets, the credit quality of the initial primary assets would be consistent with the initial rating of the securities of the related series. The eligibility criteria will apply to the pool of primary assets, including the subsequent primary assets, and will include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined LTV ratio. Depending on the composition of the original primary assets and the type of credit enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of primary assets such as balloon loans or loans secured by other than primary residences. The Depositor will certify to the trustee that all conditions precedent to the transfer of the additional primary assets, including the satisfaction of the eligibility criteria, to the trust fund, have been satisfied. It is a condition to the transfer of any additional primary assets to the trust fund that each rating agency, after receiving prior notice of the proposed transfer of the additional primary assets to the trust fund, shall not have advised the Depositor or the trustee or any credit enhancer that the conveyance of additional primary assets will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional primary assets to the trust fund, the aggregate characteristics of the primary assets then held in the trust fund may vary from those of the initial primary assets of the trust fund. As a result, the additional primary assets may adversely affect the performance of the related securities.

If a pre-funding account is established, one or more segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the securities of that series will be deposited in the segregated trust account and used to fund the excess, if any, of the sum of:

(a)	the amount of interest accrued on the securities of the series, and

(b)	if specified in the related prospectus supplement, fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over

(c)	the amount of interest available for these fees or expenses from the primary assets in the trust fund.

If so specified in the related prospectus supplement, amounts on deposit in the segregated trust account may be released to the seller prior to the end of the pre-funding period subject to the satisfaction of tests specified in the related prospectus supplement. Any amounts on deposit in the segregated trust account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

Eligible investments

Each agreement generally will define eligible investments to include the following:

(a)
direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that these obligations are backed by the full faith and credit of the United States;

(b)
repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of their acquisition, provided that the short-term unsecured debt obligations of the party agreeing to repurchase these obligations are at the time rated by each rating agency in its highest short-term rating category;

(c)
certificates of deposit, time deposits and bankers’ acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state of the United States and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of the depository institution or trust company at the date of their acquisition have been rated by each rating agency in its highest unsecured short-term debt rating category;

(d)
commercial paper, having original maturities of not more than 90 days of any corporation incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their highest short-term rating categories;

(e)
short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their respective highest rating category of long-term unsecured debt; and

(f)
interests in any money market fund which at the date of acquisition of the interests in that money market fund and throughout the time as the interest is held in that money market fund has a rating of “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”), and either “AAAm” or “AAAm-G” by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”);

provided that no instrument described above may evidence either the right to receive:

(a)	only interest with respect to the obligations underlying the instrument, or

(b)
both principal and interest payments derived from obligations underlying the instrument where the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and

provided, further, that no instrument described above may be purchased at a price greater than par if that instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

To the extent any investment would require registration of the trust fund as an investment company, the investment will not constitute an eligible investment.

Enhancement

The amounts and types of credit enhancement arrangements and the provider of credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and subsequently be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

If and to the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following or any combination of the following:

•
Financial Guaranty Insurance Policy which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate, as opposed to timely, payment of principal of, the applicable class or classes of securities;

•
Excess Interest which will equal the excess, if any, of the interest paid or advanced on the mortgage loans over the interest owed on the securities will be used to cover losses and maintain the required amount of overcollateralization on the securities;

•
Overcollateralization which will equal the excess of the aggregate principal balance of the primary assets over the aggregate principal balance of the securities. Overcollateralization may take the form of the initial or subsequent deposit of primary assets to create this excess or may build over time from the application of excess cash amounts generated by the primary assets to accelerate the amortization of the applicable class or classes of securities;

•	Cross Collateralization which will require that the payments received on one group of mortgage loans be used to make payments on securities relating to a different group of mortgage loans;

•
Letter of Credit which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from excess cash amounts generated by the primary assets. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

•
Cash Reserve Fund which may be partially or fully funded on the date of issuance or may be funded over time from excess cash amounts generated by the primary assets. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

•
Insurance Policies which may insure a portion of the loans or underlying loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

•
Subordinate Securities which will be subordinated in the right to receive distributions to one or more other classes of securities of the same series, some or all of which may themselves be subordinated to other classes of that series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of particular types of losses on the primary assets may be allocated to one or more classes of the subordinate securities prior to the allocation of those losses to other classes of subordinate certificates and/or the senior securities of the applicable series;

•	Interest Rate Swap Agreements which convert floating or fixed rate payments, as applicable, on the primary assets into fixed or floating rate payments, as applicable, on the securities; or

•	Interest Rate Cap or Floor Agreements which are intended to provide protection against changes in floating rates of interest payable on the primary assets and/or the securities.

The presence of credit enhancement is intended to increase the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due on the applicable certificates and notes and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related prospectus supplement. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest on a class of securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, securityholders of that class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

Servicing of Loans

Customary servicing functions with respect to loans comprising the primary assets in the trust fund will be provided by the servicer directly pursuant to the related sale and servicing agreement or pooling and servicing agreement, as the case may be, with respect to a series of securities. The servicer will be the entity identified in the related prospectus supplement.

Collection procedures; escrow accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related agreement for a series and any applicable credit enhancement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a home equity loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan.

The servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors with respect to taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require these payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to the loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related home equity loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to these accounts when a deficiency exists in any of these escrow accounts.

Deposits to and withdrawals from the collection account or the certificate account

The trustee or the servicer will establish a separate account in the name or for the benefit of the trustee. The collection account and/or certificate account will be an account maintained:

•
at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit in the account are rated by each rating agency rating the securities of the related series at levels satisfactory to each rating agency or

•
in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, referred to as FDIC, or which are secured in a manner meeting requirements established by each rating agency.

The funds held in the collection account or the certificate account may be invested, pending remittance to the trustee, in eligible investments. The servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account or certificate account.

The servicer will segregate and hold all funds that are collected and received pursuant to each mortgage loan separate and apart from any of its own funds and general assets. The servicer will also establish and maintain in the name of the trustee one or more collection accounts held in trust for the benefit of the trustee and the securityholders.

With respect to either affiliated sub-servicers or sub-servicers that service 20% of the mortgage loans, such sub-servicer will deposit into a clearing account all payments, collections and proceeds, less its servicing compensation, received on mortgage loans in connection with its mortgage loan servicing activities. The sub-servicer will establish and maintain one or more sub-servicer accounts for the purpose of holding such amounts, and in no more than two business days after the deposit of such funds into the clearing account, the sub-servicer will deposit these funds into the sub-servicer account. Within two business days after the sub-servicer deposits the funds into the sub-servicer account, the sub-servicer will either deposit the funds into a Collection Account or remit the funds to the master servicer for deposit into the collection account.

The servicer will provide static pool information through its internet website as set forth in the prospectus supplement.

The servicer, the seller or the trustee will deposit into the collection account for each series, within the period specified in the related prospectus supplement, the following payments and collections received or made by it, other than, in respect of principal of and interest on the related primary assets due or, in the case of simple interest loans, received, on or before the related cut-off date:

(a)	all payments on account of principal, including prepayments, on the primary assets;

(b)
all payments on account of interest on the primary assets after deducting from these payments, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of the primary assets;

(c)
all amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect of the primary assets, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account or the certificate account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset and, to the extent specified in the related prospectus supplement, net of reimbursements for related delinquency advances and servicer advances;

(d)
all proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

(e)	all amounts required to be deposited in the collection account from any applicable reserve fund for the series pursuant to the related agreement;

(f)	all delinquency advances made by the servicer required pursuant to the related agreement; and

(g)	all repurchase prices of any primary assets repurchased by the servicer or the seller pursuant to the related agreement.

The servicer is permitted, from time to time, to make withdrawals from the collection account or the certificate account for each series for the following purposes:

(a)
to reimburse itself for delinquency advances and servicing advances for a series made by it pursuant to the related agreement; the servicer’s right to reimburse itself for delinquency advances and servicing advances is limited to amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

(b)
to reimburse itself for any delinquency advances and servicing advances for a series that the servicer determines in good faith it will be unable to recover from amounts of liquidation proceeds or the proceeds of insurance policies;

(c)
in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

(d)	to reimburse itself or the seller for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

(e)
to pay to the applicable person with respect to each primary asset or real estate owned (“REO”) property acquired in respect of each primary asset that has been repurchased or removed from the trust fund by the seller or the servicer pursuant to the related agreement, all amounts received on the primary asset and not distributed as of the date on which the related repurchase price was determined;

(f)
to make payments to the trustee of the related series for deposit into the distribution account, if any, or for remittance to the holders of the related series in the amounts and in the manner provided for in the related agreement; and

(g)	to clear and terminate the collection account pursuant to the related agreement.

In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited in the collection account, it may, at any time, withdraw that amount from the collection account.

Advances and limitations on advances

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments of principal and/or interest on loans. If specified in the related prospectus supplement, the servicer will be obligated to make delinquency advances, and this obligation may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Delinquency advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related prospectus supplement, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any delinquency advance was made or, to the extent provided in the prospectus supplement, from payments or proceeds from other loans. If and to the extent specified in the related prospectus supplement, the servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated loan or related property. The servicer will be entitled to be reimbursed for any advances by the servicer to the extent provided in the prospectus supplement. If an advance by the servicer is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer will be entitled to reimbursement from other funds in the collection account, certificate account or distribution account, as the case may be, or from a specified reserve fund as applicable.

Maintenance of insurance policies and other servicing procedures

The servicer will be required to maintain or to cause the obligor on each home equity loan to maintain a hazard insurance policy naming the servicer as loss payee under that policy and providing for extended coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans.

In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from any of the following:

•	war;

•	revolution;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	nuclear reactions;

•	wet or dry rot;

•	vermin;

•	rodents;

•	insects or domestic animals;

•	theft; and

•	in some cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located in a federally designated special flood hazard area at the time of origination of the related loan, the applicable agreement requires the servicer to cause to be maintained flood insurance, to the extent available, in an amount equal in general to the lesser of the maximum insurance available under the federal flood insurance program and the sum of the loan balance of the applicable loan the principal balance of any mortgage loan senior to that loan from time to time.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of:

(a)	the replacement cost of the improvements less physical depreciation or

(b)	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Each obligor will be required to maintain, coverage in an amount at least equal to the greater of:

(a)	the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or

(b)	the outstanding principal balance of the related loan plus the balance of any senior mortgage.

The servicer will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a default loan, other than pursuant to any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. Except as described below, all amounts collected by the servicer under any hazard policy, except for amounts applied or expected to be applied to the restoration or repair of the property or released to the borrower in accordance with the servicer’s normal servicing procedures, will be deposited in the collection account. The applicable agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies insuring against hazard losses to the collateral securing the home equity loans. If the blanket policy contains a deductible clause, the servicer will deposit into the collection account the amount not otherwise payable under the blanket policy because of that deductible clause.

Realization upon defaulted loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

•	restoration or foreclosure will increase the liquidation proceeds in respect of the related home equity loan available to the holders after reimbursement to itself for its expenses and

•	the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within three years after the year of the acquisition of the beneficial ownership of that mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the seller will be required to do so.

Enforcement of due-on-sale clauses

When any mortgaged property is being conveyed by the obligor, the servicer will be obligated to exercise its rights to accelerate the maturity of the related loan under the applicable “due-on-sale” clause, if any, unless exercise of the servicer’s rights is not permitted under applicable law or if the enforcement of the due on sale clause would result in loss of coverage under any primary mortgage insurance policy. In this event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom property has been or is about to be conveyed, pursuant to which the person becomes liable under the loan. To the extent permitted by applicable law, the assumption of liability will not release the original borrower from its obligation under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption except to the extent specified in the related prospectus supplement.

Servicing compensation and payment of expenses

The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the trustee for distribution to securityholders an amount equal to one month’s interest on the related loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee or other specified amount for that month, a shortfall to holders may occur.

The servicer will be entitled to reimbursement for servicing advances by the servicer. The related holders will suffer no loss by reason of these servicing advances to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the applicable insurance policies has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicing advances by the servicer, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. The servicer is generally also entitled to reimbursement from the collection account for servicing advances made. In addition, the servicer will be entitled to reimbursement for delinquency advances as described above under “—Advances and limitations on advances.”

The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of delinquency advances and servicing advances by the servicer, expenses or otherwise, are not subordinate to the rights of holders of that series.

Evidence as to compliance

Each servicing agreement with respect to a series of certificates will provide that, on or before March 31st of each calendar year (beginning in March of the calendar year following the closing date), a firm of independent public accountants will furnish to the trustee, for inclusion as an exhibit to the Form 10-K of the issuing entity, a report on an assessment of compliance with the servicing criteria set forth in Section 1122(d) of Regulation AB of the Exchange Act, including, but not limited to, the following:

General Servicing Criteria

1.	policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction documents;

2.	if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities;

3.	any requirement in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained; and

4.
a fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction documents.

Cash Collection and Administration

1.	payments on the mortgage loans are deposited in the collection account in any clearing accounts in accordance with the terms of the servicing agreement

2.	wire transfers to investors are made by authorized personnel;

3.	advances are made in accordance with the terms of the servicing agreement; and

4.	all accounts are separately maintained in accordance with the terms of the servicing agreement.

Investor Remittances and Reporting

1.	reports to investors are maintained in accordance with the terms of the servicing agreement; and

2.	amounts due to investors are allocated and remitted in accordance with the terms of the servicing agreement.

Pool Asset Administration

1.	the mortgage loans are safeguarded in accordance with the terms of the servicing agreement;

2.	any additions made to the mortgage pool are reviewed and approved in accordance with the terms of the servicing agreement;

3.	payments on the mortgage loans are posted to the servicer’s records in accordance with the terms of the servicing agreement;

4.	changes with respect to the terms or status of the mortgage loan are made, reviewed and approved in accordance with the terms of the servicing agreement;

5.	records documenting collection efforts with respect to delinquent mortgage loans are kept in accordance with the terms of the servicing agreement;

6.	adjustments to mortgage rates are computed in accordance with the terms of the servicing agreement; and

7.	escrow accounts are kept in accordance with the terms of the servicing agreement.

Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the servicer to the effect that a review was conducted of the servicer’s activities and performance during the applicable reporting period under such officer’s supervision and that based on such review, the servicer has fulfilled its obligations under the related agreement throughout the preceding year, or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to the officer and the nature and status thereof. To the extent that there are any affiliated sub-servicers or sub-servicers that service 10% or more of the mortgage loans, a separate servicer compliance statement will be provided to the trustee. Such annual statement will be included as an exhibit to the Form 10-K of the issuing entity.

Copies of the annual accountants’ statement and the officer’s statement of the servicer may be obtained by securityholders without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

Certain matters regarding the servicer

If an event of default occurs under either a sale and servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee, master servicer or a successor servicer. Unless otherwise specified in the related prospectus supplement, events of default and the rights of the trustee upon an event of default under the applicable agreement for the related series will be substantially similar to those described under “The Agreements—Events of default; Rights upon event of default—Pooling and servicing agreement; Sale and servicing agreement.”

The servicer may assign its rights and delegate its duties and obligations under the related agreement for each series if the successor servicer accepting the assignment or delegation:

(a)	services similar loans in the ordinary course of its business,

(b)	is reasonably satisfactory to the trustee for the related series,

(c)
would not cause any rating agency’s rating of the securities for the series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of that assignment, sale or transfer and

(d)
executes and delivers to the trustee and the credit enhancer, if any, an agreement, in form and substance reasonably satisfactory to the trustee, and the credit enhancer, if any, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of the related agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the related agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

The servicer will not be under any liability to the trust fund or the securityholders for taking any action or for refraining from taking any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties under the applicable agreement. Each applicable agreement further will provide that the servicer and any director, officer, employee or agent of the servicer will be entitled to indemnification by the trust fund and will be held harmless to the extent provided in the applicable agreement against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the applicable agreement, and any loss, liability or expense incurred by the servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the applicable agreement or by reason of the servicer’s reckless disregard of its obligations and duties under the applicable agreement.

Each applicable agreement will provide that the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the applicable agreement and that in its opinion may involve it in any expense or liability. The servicer, however, in its discretion, may undertake any action that it may deem necessary or desirable with respect to the applicable agreement and the rights and duties of the parties to that agreement and the interest of the securityholders and the credit enhancer, if any, under that agreement. In this event, the legal expenses and costs of an action and any liability resulting from the action will be expenses, costs and liabilities of the trust fund and the servicer will be entitled to be reimbursed for these expenses to the extent provided in the applicable agreement. The servicer’s right to indemnity or reimbursement will survive any resignation or termination of the servicer with respect to any losses, expenses, costs or liabilities arising prior to the servicer’s resignation or termination, or arising from events that occurred prior to any resignation or termination. Any claims by or on behalf of the securityholders or the trust fund will be made only against the servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

The Agreements

The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

Assignment of primary assets

At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the Depositor and the Depositor will transfer, convey and assign to the trust fund, all right, title and interest of the transferor in the primary assets and other property to be transferred to the trust fund for a series. An assignment will include all principal and interest due or received on or with respect to the primary assets after the cut-off date to the extent specified in the related prospectus supplement, except for any retained interests. The trustee will, concurrently with an assignment, execute and deliver the securities.

Assignment of loans. The Depositor will, as to each loan, deliver or cause to be delivered by the seller to the trustee, or, as specified in the related prospectus supplement a custodian on behalf of the trustee:

•	the mortgage note endorsed without recourse to the order of the trustee or in blank;

•
the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case the seller will certify that the original of such mortgage was delivered to such recording office; and

•	an assignment of the mortgage in recordable form.

The trustee or the custodian will hold such documents in trust for the benefit of the holders.

The seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related loans. If specified in the related prospectus supplement, the seller will cause assignments to the trustee to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement, in which event, the applicable agreement may require the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the specified time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Each loan will be identified in a schedule appearing as an exhibit to the related agreement. This schedule will specify with respect to each loan:

•	the original principal amount and unpaid principal balance as of the cut-off date;

•	the current interest rate;

•	the current scheduled payment of principal and interest;

•	the maturity date, if any, of the related mortgage note; and

•	if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the index.

Assignment of private securities. The Depositor will cause private securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. The trustee generally will not be in possession of or be assignee of record of any underlying assets for a private security. Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the applicable agreement, the Depositor will represent and warrant to the trustee regarding the private securities that:

(a)	the information contained in the applicable schedule is true and correct in all material respects;

(b)
immediately prior to the conveyance of the private securities, the Depositor had good title to the private securities, and was the sole owner of the private securities, subject to any retained interest;

(c)	there has been no other sale by it of the private securities; and

(d)	there is no existing lien, charge, security interest or other encumbrance, other than any retained interest, on the private securities.

Repurchase and substitution of non-conforming primary assets. If any document in the file relating to the primary assets delivered to the trustee, or custodian, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the seller does not cure that defect within 90 days, or within any other period specified in the related prospectus supplement, the seller will, not later than 90 days or within any other period specified in the related prospectus supplement, after the trustee’s notice to the seller of the defect, repurchase the related primary asset or any property acquired in respect of the primary asset from the trustee at a price equal to the outstanding principal balance of the primary asset and accrued and unpaid interest to the date of the repurchase/substitution of the primary asset at the rate set forth in the related agreement.

The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that:

(a)	with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities, and

(b)
with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Any substitute primary asset will have, on the date of substitution,

•
an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders;

•	an interest rate not less than, and not more than 1% greater than, the interest rate or margin of the removed primary asset;

•	a mortgage rate of the same or higher level of priority as the removed primary asset;

•	a remaining term-to-stated maturity not greater than, and not more than six months less than, that of the removed primary asset; and

•	will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of any of the representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a substitute primary asset for the affected primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

Reports to holders

The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon after the distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(a)	all amounts received on the mortgage loans during the related due period and the prepayment period and any amounts received from any other source used to make distributions on the securities;

(b)	the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

(c)	the amount of interest distributed to holders of the related securities and the current interest on the securities;

(d)	the amounts of

(1)	any overdue accrued interest included in the distribution,

(2)	any remaining overdue accrued interest with respect to the securities or

(3)	any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

(4)	reimbursement of advances and reimbursement from amounts on deposit in the collection account

(5)
deposits in the collection account, distribution account, and any other account maintainedfor the benefit of the securityholders as of the previous distribution date and of the related distribution date, and any material account activity during the period;

(d)	the amounts of distribution,

(1)	any overdue payments of scheduled principal included in the distribution,

(2)	any remaining overdue principal amounts with respect to the related securities,

(3)	any current shortfall in receipt of scheduled principal payments on the related primary assets or

(4)	any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the related securities;

(e)
the amount received under any related credit enhancement, the remaining amount available under that credit enhancement and the amount reimbursed to the enhancer, if any, as well as any amounts drawn on such credit support to the extent applicable;

(f)	the number and aggregate principal balance of loans that were delinquent

(1) one monthly payment,

(2) two monthly payments and

(3) three or more monthly payments,

as of the end of the prior collection period;

(g)	the number and aggregate principal balance of loans in foreclosure, as of the end of the prior collection period;

(h)
the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, such distribution date and of the previous distribution date and the weighted average life, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans;

(i)	the aggregate principal balance of loans which became REO during the prior collection period;

(j)	the book value of any REO property acquired by the related trust fund;

(k)	the amount of losses realized during the prior collection period;

(l)	the aggregate principal balance of loans repurchased during the prior collection period;

(m)	the amount of the servicing fee for the prior collection period;

(n)	during the pre-funding period, the remaining pre-funded amount and the portion of the pre-funding amount used to acquire additional primary assets since the preceding distribution date;

(o)	during the pre-funding period, the amount remaining in the segregated trust account;

(p)	if applicable, any tests or calculations to determine whether any trigger events were met or not;

(q)	material breaches of representations and warranties or covenants with respect to the mortgage loans, as well as any material modifications or waivers of trigger events;

(r)
material breaches of representations and warranties or covenants, as well as any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that cumulatively become material over time;

(s)
if the related prospectus supplement provides for pre-funding, the aggregate principal balance of all subsequent mortgage loans added to the mortgage pool and the balance remaining in the pre-funding account; and

(p)	any other information as specified in the related agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the applicable calendar year the aggregate of amounts reported pursuant to (a), (b), and (d)(1) above for that calendar year and any information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent registered public accounting firm. However, the servicer will provide to the trustee a report by an independent registered public accounting firm with respect to the servicer’s servicing of the loans.

If so specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this event, owners of beneficial interests in the securities will not be considered holders and will not receive reports directly from the trustee.

The trustee will forward the reports only to the entity or its nominee which is the registered holder of the global certificate which evidences book-entry securities. Beneficial owners will receive their reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of the entities.

Events of default; rights upon event of default

Pooling and servicing agreement; Sale and servicing agreement. Events of default under the pooling and servicing agreement or sale and servicing agreement for each series of securities relating to loans will be specified in the related prospectus supplement and may include:

(a)
any failure by the servicer to deposit amounts in the collection account and/or certificate account and/or distribution accounts required to be made under the applicable agreement, which failure continues unremedied for three business days after the giving of written notice of the failure to the servicer by the trustee for the related series, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series;

(b)
any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for 30 days after the giving of written notice of failure to the servicer by the trustee, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series; and

(c)
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, the trustee for the series or holders of securities of the series evidencing not less than 51% of the aggregate voting rights of the securities for that series with, if specified in the related prospectus supplement, the consent of the enhancer, may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of expenses and amounts advanced pursuant to the terms of the applicable agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the applicable agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the applicable agreement.

In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the applicable agreement.

During the continuance of any event of default of the servicer under an agreement for a series of securities, the trustee for the series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of the related series, and, unless otherwise specified in the related prospectus supplement, holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in or by pursuit of a remedy or exercise of any trusts or powers. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

Indenture. Events of default under the indenture for each series of notes will include:

(a)	a default for 30 days or more in the payment of any principal of or interest on any note of a series;

(b)
failure to perform any other covenant of the seller or the trust fund in the indenture which continues for a period of 60 days after notice of the failure to perform is given in accordance with the procedures described in the related prospectus supplement;

(c)
any representation or warranty made by the seller or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within 60 days after notice of it is given in accordance with the procedures described in the related prospectus supplement;

(d)	some events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust fund; or

(e)	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series with, if specified in the related prospectus supplement, the consent of the enhancer, may declare the principal amount, or, if the notes of that series are zero coupon securities, a portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. This declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the related series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of the series for 30 days or more, unless:

(a)	the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to sale;

(b)	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

(c)
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if these notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

If specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of these notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with a request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in some cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series affected by the default in payment.

The trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the Depositor, or the seller. In addition, for the purpose of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the applicable agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by the appointment; provided that the trustee will continue to be responsible for its duties and obligations under the applicable agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificateholders and for the notes.

Duties of the trustee

The trustee will not make any representations as to the validity or sufficiency of the applicable agreement, the securities or of any primary asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the applicable agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the applicable agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of its funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of trustee

The trustee may, upon written notice to the Depositor, and if specified in the related prospectus supplement, the enhancer, if any, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable agreement after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

(a)	if the trustee ceases to be eligible to continue as trustee under the applicable agreement;

(b)	if the trustee becomes insolvent; or

(c)	by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the Depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of agreement

The applicable agreement for each series of securities may be amended by the Depositor, the seller, the servicer and the trustee with respect to the series, without notice to or consent of the holders:

(a)	to cure any ambiguity,

(b)	to correct any defective provisions or to correct or supplement any provision in the agreement,

(c)	to add to the duties of the seller, the trust fund or servicer,

(d)	to add any other provisions with respect to matters or questions arising under the applicable agreement or related credit applicable enhancement,

(e)
to add or amend any provisions of the applicable agreement as required by a rating agency in order to maintain or improve the rating of the securities, it being understood that none of the seller, the servicer or trustee is obligated to maintain or improve such rating, or

(f)	to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (f) above will not materially and adversely affect the interests of any holders of the series or, if specified in the related prospectus supplement, the enhancer, as evidenced by an opinion of counsel. Any amendment except pursuant to clause (f) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to withdraw or reduce the then current rating of the securities.

The applicable agreement for each series may also be amended by the trustee, the servicer, if applicable, the Depositor and the seller with respect to the series with the consent of the enhancer, if specified in the related prospectus supplement or the holders possessing not less than 51% of the aggregate outstanding principal amount of the securities of the series or, if only certain classes of the series are affected by the amendment, 51% of the aggregate outstanding principal amount of the securities of each class of the series affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may:

(a)	reduce the amount or delay the timing of payments on any security without the consent of the holder of that security; or

(b)	reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment; or

(c)
if specified in the related prospectus supplement, adversely affect the interests of the enhancer, without, in the case of clauses (a) or (b), the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by the amendment.

Voting rights

The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series. No holder of securities of a series, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement for the relevant series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series have made written request upon the trustee to institute a proceeding in its own name as trustee under the applicable agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

List of holders

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the applicable agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford these holders access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

Book-entry securities

If specified in the prospectus supplement for a series of securities, a series or one or more classes of a series may be issued in book-entry form. In this event, beneficial owners of the securities will not be considered “holders” under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC administrator

For any series with respect to which a REMIC election is made, preparation of specific reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

Termination

Pooling and Servicing agreement; Trust agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them pursuant to the applicable agreement after the earlier of

(a)	the later of:

(1)	the final payment or other liquidation of the last primary asset remaining in the trust fund for the series; and

(2)	the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset; or

(b)
the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for the series of all primary assets and other property at that time subject to the applicable agreement.

The applicable agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for the series all remaining primary assets at a price equal to, unless otherwise specified in the related prospectus supplement, 100% of the aggregate principal balance of the primary assets plus, with respect to any property acquired in respect of a primary asset, if any, the outstanding principal balance of the related primary asset at the time of foreclosure, less, in either case, related unreimbursed advances, in the case of the primary assets, only to the extent not already reflected in the computation of the aggregate principal balance of the primary assets, and unreimbursed expenses, that are reimbursable pursuant to the terms of the pooling and servicing agreement, plus, in either case, accrued interest at the weighted average rate on the related primary assets through the last day of the due period in which repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

(a)	100% of the aggregate principal balance of the primary assets, plus accrued interest at the applicable net rates on the primary assets through the last day of the month of the repurchase, or

(b)	the aggregate fair market value of the primary assets plus the fair market value of any property acquired in respect of a primary asset and remaining in the trust fund.

The exercise of this right will effect early retirement of the securities of the series, but an entity’s right to so purchase is subject to the aggregate principal balance of the primary assets at the time of repurchase being less than a fixed percentage, not more than 25%, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified the agreement. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the seller or another entity may effect an optional termination of the trust fund under the circumstances described in the related prospectus supplement.

Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of the related series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except:

•	for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series;

•	to replace stolen, lost or mutilated notes of the series;

•	to maintain paying agencies and to hold monies for payment in trust; and

•
upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect of the notes in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the related series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Certain Legal Aspects of the Loans

The following discussion contains summaries of legal aspects of mortgage loans which are general in nature. Because some of these legal aspects are governed by applicable state law which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state other than the state of New York where it is anticipated that a material percentage of the mortgaged properties will be located, nor encompass the laws of all states in which the properties securing the loans are situated.

Mortgages

The loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, referred to as mortgage loans, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In New York, the prevailing practice is a mortgage. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

Priority between mortgages and deeds of trust, or other instruments of record, generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, particular types of federal liens, some mechanics and materialmen’s liens, and other liens given priority by applicable law.

There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the “grantor,” grants the security property to a third-party grantee, called the “trustee,” for the benefit of the lender, called the “beneficiary.” The deed of trust, upon the instructions of the beneficiary, gives the trustee the authority, if the borrower defaults, to sell the security property in a “foreclosure” or “trustee’s sale” and to apply the sale proceeds to the secured debt. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

No more than 20% of the mortgage loans included in any trust may be comprised of mortgage loans originated in Guam or Puerto Rico.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee’s sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure, either judicially or non-judicially, prior to collecting on the loan. Whether a lender may subsequently collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state.

The trustee’s sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder’s final bid in cash, or a cash equivalent satisfactory to the trustee, prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a “credit bid” up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee’s fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee’s deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser’s title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee’s sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a “due-on-sale” clause contained in the senior deed of trust.

Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee’s sale or judicial foreclosure sale. The lender, or other purchaser at the trustee’s sale, will be subject to the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender’s investment.

The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor.

Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within two years, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will subsequently assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Rights of redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for this cure generally becomes a part of the indebtedness secured by the junior deed of trust.

Junior mortgages; rights of senior mortgagees

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust fund may be or become subject to liens for real estate taxes and other obligations. Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller’s standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller’s best interests to do so.

The standard form of the mortgage used by most institutional lenders, like that used by the seller, confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the deed of trust securing its loan, to apply insurance proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust, in any order the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provide that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-deficiency legislation and other limitations on lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In New York there is no statutory prohibition limiting remedies to the lender, and the liability for deficiency in a mortgage foreclosure action depends upon the contract. However, by statute, where no express covenant or other separate instrument, such as a guarantee, provides for the liability of a deficiency, the remedies of a lender are confined to the mortgaged property.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemember’s Civil Relief Act (“SCRA”) was signed into law on December 19, 2003, revising the Federal Soldiers’ and Sailors’ Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Federal Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security, provided no sale of the property has yet occurred, prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications, contained in the debtor’s rehabilitative payment plan, may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor, or other real property purchased by the mortgagor within one year prior to commencement of the mortgagor’s bankruptcy. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a Chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The bankruptcy code provides priority to specified tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994, Federal Debt Collection Practices Act, Home Mortgage Disclosure Act and Consumer Credit Protection Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-sale clauses in mortgage loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (“Garns-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

(a)	originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

(b)	originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period” states, five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of “window period” loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of prepayment and late payment fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by a non-offered class of securities or servicers as additional servicing compensation.

Equitable limitations on remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such loans.

Applicability of usury laws

New York has usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”), provides that state usury limitations shall not apply to specific types of residential first mortgage loans originated by lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Environmental legislation

A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property.

This type of lien generally will have priority over all subsequent liens on the property and, in some of these states, will have priority over prior recorded liens, including the lien of a deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender, such as the applicable trust fund, if it promptly marketed the foreclosed property for resale. In the event that a trust fund acquired title to a property securing a mortgage home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay in the payment if the clean up costs were required to be paid by the trust fund.

Servicemembers Civil Relief Act

Under the SCRA, members of all branches of the military on active duty, including draftees and reservists in military service:

(a)	are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service;

(b)
may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on any obligations entered into prior to military service for the duration of military service; and

(c)
may have the maturity of any obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (a), (b), or (c) above are subject to challenge by creditors and if, in the opinion of the court or administrative agency of the United States or of any state, the ability of a person to comply with their obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a home equity loan included in a trust fund for a series is relieved pursuant to the SCRA, none of the trust fund, the servicer, the seller nor the trustee will be required to advance these amounts, and any loss in respect of the borrower’s obligation may reduce the amounts available to be paid to the holders of the securities of the related series. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the private securities, as applicable, included in a trust fund for a series resulting from application of the SCRA will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had an interest shortfall not occurred.

Use of Proceeds

The Depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

•	to establish any reserve fund, pre-funding account or segregated trust account;

•	to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement; and

•	to pay for the purchase of the primary assets from the seller.

Federal Income Tax Considerations

This section sets forth:

•	certain federal income tax opinions of Thacher Proffitt & Wood LLP, special counsel to the Depositor, referred to as federal tax counsel, and

•	a summary, based on the advice of federal tax counsel, of the material federal income tax consequences of the purchase, ownership and disposition of securities.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold securities as capital assets, generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisors concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion, except with respect to information reporting, or where the context indicates otherwise, any reference to the holder means the beneficial owner of a security.

The summary is based upon the provisions of the Code, the regulations promulgated under the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

The federal income tax consequences to holders will vary depending on whether:

(a)	the securities of a series are classified as indebtedness for federal income tax purposes;

(b)	an election is made to treat the trust fund, or certain assets of the trust fund, relating to a particular series of securities as a REMIC, under the Code;

(c)	the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; or

(d)	for federal income tax purposes the trust fund relating to a particular series of securities is classified as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to each series.

Opinions

Federal tax counsel is of the opinion that:

(a)
If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated (other than those certain classes, or portions of certain classes, of securities which, at the time of their issuance, Renaissance REIT Investment Corp., or one of its qualified real estate investment trust (“REIT”), subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments for federal income tax purposes;

(b)
If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable agreement are complied with:

(1)	each segregated pool of assets specified in the applicable agreement will constitute a REMIC for federal income tax purposes,

(2)
the class or classes of securities of the related series which are designated as “regular interests” in the related prospectus supplement will be considered regular interests in a REMIC for federal income tax purposes and

(3)
the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of “residual interests” in the applicable REMIC for federal income tax purposes;

(c)	If a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

(1)	the trust fund will be considered to be a grantor trust under Subpart E, Part I of Subchapter J of Code and will not be considered to be an association taxable as a corporation and

(2)	a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the primary assets included in the trust fund; and

(d)
If a prospectus supplement indicates that a trust fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable agreements are complied with, that trust fund will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service (“IRS”) or any third-party.

Taxation of debt securities including regular interest securities

Interest and acquisition discount. Securities representing a regular interest in a REMIC, which are referred to as regular interest securities, are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders of those securities in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will from here be referred to in this prospectus collectively as debt securities.

Debt securities that are compound interest securities will, and certain of the other debt securities may, be issued with original issue discount (“OID”). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued under the Code. A holder should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute qualified stated interest.

Under the OID regulations, interest payments will not be qualified stated interest unless the interest payments are unconditionally payable. The OID Treasury regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment, other than late payment that occurs within a reasonable grace period, or nonpayment of interest a remote contingency, as defined in the OID Treasury regulations. It is unclear whether the terms and conditions of the loans underlying the debt securities, or those of the debt securities, are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency.

Some debt securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID regulations either (a) as part of the issue price and the stated redemption price at maturity of the debt securities or (b) as not included in the issue price or stated redemption price. The OID Treasury regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Treasury regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess, if any, of the instrument’s stated principal amount over its issue price.

Under the de minimis rule, OID on a debt security will be considered to be zero if OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and this income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the daily portions of original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the debt securities, that is subject to acceleration due to prepayments on other debt obligations securing these instruments, called a pay-through security, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument, called the prepayment assumption. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the sum of the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price of the pay-through security, over the adjusted issue price of the pay-through security at the beginning of the accrual period, over the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

(a)	the original yield to maturity of the pay-through security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

(b)	events which have occurred before the end of the accrual period and

(c)	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

It is unclear whether the seller may adjust the accrual of OID on a class of regular interest securities, or other regular interests in a REMIC, to take account of realized losses on the loans. The OID regulations do not provide for adjustments. If the IRS were to require that OID be accrued without adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

Some classes of regular interest securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but a subsequent holder of a debt security who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security’s issue price, to offset the OID by comparable economic accruals of portions of the excess.

Effects of defaults and delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest-only debt securities. The trust fund intends to report income from interest-only classes of debt securities to the IRS and to holders of interest-only debt securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, interest-only debt securities certificates will be treated as having original issue discount.

Variable rate debt securities. Under the OID regulations, debt securities paying interest at a variable rate are subject to special rules. A variable rate debt security will qualify as a variable rate debt instrument if:

(a)	its issue price does not exceed the total noncontingent principal payments due under the variable rate debt security by more than a specified de minimis amount;

(b)	it provides for stated interest, paid or compounded at least annually, at

(1)	one or more qualified floating rates,

(2)	a single fixed rate and one or more qualified floating rates,

(3)	a single objective rate, or

(4)	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

(c)	it does not provide for any principal payments that are contingent, as defined in the OID regulations, except as provided in (a) above.

A qualified floating rate is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt security is denominated.

A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Treasury regulations. However, a variable rate equal to:

(a)	the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35; or

(b)	the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate,

will constitute a qualified floating rate for purposes of the OID Treasury regulations. In addition, under the OID Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt security will be treated as and presumed to be a single qualified floating rate. Two or more qualified floating rates with values within 25 basis points of each other as determined on the variable rate debt security’s issue date will be conclusively presumed to be a presumed single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Treasury regulations unless the restriction is fixed throughout the term of the variable rate debt security or the restriction will not significantly affect the yield of the variable rate debt security.

An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Treasury regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. An interest rate on a REMIC regular interest that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a variable rate debt security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the variable rate debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the variable rate debt security’s term. Further, an objective rate does not include a rate that is based on information that is in the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Treasury regulations also provide that if a variable rate debt security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable rate debt security’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be called a presumed single variable rate. If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the variable rate debt security’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For variable rate debt securities that qualify as a variable rate debt instrument under the OID Treasury regulations and provide for interest at either a single qualified floating rate, a single objective rate, a presumed single qualified floating rate or a presumed single variable rate throughout the term, original issue discount is computed as described above based on the following:

(a)
stated interest on the single variable rate debt security which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute qualified stated interest;

(b)	by assuming that the variable rate on the single variable rate debt security is a fixed rate equal to:

(1)
in the case of a single variable rate debt security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate, or

(2)
in the case of a single variable rate debt security with an objective rate, other than a qualified inverse floating rate, a fixed rate which reflects the reasonably expected yield for the single variable rate debt security; and

(c)
the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (b) above.

In general, any variable rate debt security other than a single variable rate debt security, called a multiple variable rate debt security, that qualifies as a variable rate debt instrument will be converted into an equivalent fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the multiple variable rate debt security. The OID Treasury regulations generally require that a multiple variable rate debt security be converted into an equivalent fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the multiple variable rate debt security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the multiple variable rate debt security’s issue date. Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the multiple variable rate debt security is converted into a fixed rate that reflects the yield that is reasonably expected for the multiple variable rate debt security. In the case of a multiple variable rate debt security that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate or a qualified inverse floating rate, if the multiple variable rate debt security provides for a qualified inverse floating rate. Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the multiple variable rate debt security as of the multiple variable rate debt security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the multiple variable rate debt security is then converted into an equivalent fixed rate debt instrument in the manner described above.

Once the multiple variable rate debt security is converted into an equivalent fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument by applying the original issue discount rules to the equivalent fixed rate debt instrument in the manner described above. A holder of the multiple variable rate debt security will account for original issue discount and qualified stated interest as if the holder held the equivalent fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the multiple variable rate debt security during the accrual period.

If a variable rate debt security does not qualify as a variable rate debt instrument under the OID Treasury regulations, then the variable rate debt security would be treated as a contingent payment debt obligation. It is not clear under current law how a variable rate debt security would be taxed if the debt security were treated as a contingent payment debt obligation.

The IRS issued final regulations governing the calculation of OID on instruments having contingent interest payments. The final regulations specifically do not apply for purposes of calculating OID on debt instruments to Section 1272(a)(6) of the Code, such as the pay-through securities, including regular interest securities. Additionally, the OID regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation on Section 1272(a)(6) of the Code and the OID Treasury regulations as described in this prospectus. However, because no regulatory guidance exists under Section 1272(a)(6) of the Code, there can be no assurance that the methodology represents the correct manner of calculating OID.

Market discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, generally, the excess of the principal amount of the debt security over the purchaser’s purchase price will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until applicable regulations are issued, market discount would in general accrue either:

(a)	on the basis of a constant yield, in the case of a pay-through security, taking into account a prepayment assumption, or

(b)	in the ratio of:

(1)
in the case of securities, or in the case of a pass-through security, as set forth below, the loans underlying the security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period, or

(2)
in the case of securities or in the case of a pass-through security, as described below, the loans underlying the security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security, or, in the case of a pass-through security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a pass-through security, as described below, the underlying loans, with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a pass-through security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by that holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a debt security, other than an interest weighted security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although there are regulations addressing amortizable bond premium, they specifically do not apply to prepayable debt instruments subject to Internal Section 1272(a)(6) of the Code, such as the pay-through securities. The legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing that class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. It is recommended that purchasers who pay a premium for the securities consult their tax advisors regarding the election to amortize premium and the method to be employed.

Election to treat all interest as OID. The OID Treasury regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or OID, and premium in income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during the year of the election or after. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or exchange. A holder’s tax basis in its debt security is the price the holder pays for a debt security, plus amounts of OID or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a debt security, measured by the difference between the amount realized and the debt security’s basis as so adjusted, will generally be capital gain or loss, assuming that the debt security is held as a capital asset. In the case of a debt security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a debt security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

(a)
the amount that would have been includible in the holder’s income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over

(b)	the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

In addition, gain on the sale of a debt security purchased at a market discount would be taxable as ordinary income in an amount not exceeding the market discount that accrued while the security was held by the seller, reduced by market discount included in income under the rules described above under “Market discount.”

Taxation of the REMIC and its holders

Status of regular interest securities as real property loans. Regular interest securities and securities representing a residual interest in a REMIC will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code to the extent that the REMIC’s assets are qualifying assets. However, if at least 95 percent of the REMIC’s assets are qualifying assets, then 100 percent of the REMIC securities will be qualifying assets. Similarly, income on the REMIC securities will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to loans, the REMIC’s assets will include payments on loans held pending distribution to holders of REMIC securities, amounts in reserve accounts, if any, other credit enhancements, if any, and possibly buydown funds. The loans generally will be qualifying assets under both of the foregoing sections of the Code. However, loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and federal tax counsel is unable to opine whether the loan will be qualifying assets. The regulations under Sections 860A through 860G of the Code are known as the REMIC regulations and treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC regulations provide that amounts paid on loans and held pending distribution to holders of regular interest securities will be treated as qualifying assets. It is unclear whether reserve funds or buydown funds would also constitute qualifying assets under any of those provisions.

REMIC expenses; single class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including pass-through entities but not including real estate investment trusts, expenses will be deductible only to the extent that these expenses, plus other miscellaneous itemized deductions of the holder, exceed 2% of the holder’s adjusted gross income and the holder may not be able to deduct any fees and expenses to any extent in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of:

(a)	3% of the excess of adjusted gross income over the applicable amount, or

(b)	80% of the amount of itemized deductions otherwise allowable for the related taxable year.

For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to a holder. In general terms, a single class REMIC is one that either:

(a)
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

(b)	is similar to a grantor trust which is not a REMIC and which is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Tiered REMIC structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on these certificates is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Calculation of REMIC income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between:

(a)	the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and

(b)	deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including certain pass-through entities, but not including REITs, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of such holder’s adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing his alternative minimum tax liability. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally the day that the interests are issued. This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on loans originated on or after March 2, 1984 will be equivalent to the method under which holders of pay-through securities accrue OID, that is, under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include discount in income, but without regard to the de minimis rules. However, a REMIC that acquires loans at a market discount must include market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, presumably taking into account the prepayment assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before September 27, 1985, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited transactions; Contributions tax; Tax on net income from foreclosure property. The REMIC will be subject to a 100% tax on any net income derived from a prohibited transaction. For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the startup day. In addition, a REMIC is subject to tax, deductible from its income, on any net income from foreclosure property, determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT. The holders of residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of holders of residual interest securities

The holder of a security representing a residual interest will take into account the daily portion of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the relevant quarter, and by allocating that amount among the holders, on that day, of the Residual interest securities in proportion to their respective holdings on that day.

The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a corporate bond or stripped instrument.

Limitation on losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a residual interest security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, and it is recommended that holders consult their tax advisors.

Distributions. Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of a payment exceeds a holder’s adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

Sale or exchange. A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

Excess inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of excess inclusion income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder’s excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a residual security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and is subject to certain additional limitations.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder:

(a)	alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions;

(b)	a residual holder’s alternative minimum income for a tax year cannot be less than excess inclusions for the year;

(c)	the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the related quarterly period of:

(a)	120% of the long-term applicable federal rate on the startup date multiplied by

(b)	the adjusted issue price of the residual interest security at the beginning of the related quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC regulations, in some circumstances, transfers of residual interest securities may be disregarded.

Restrictions on ownership and transfer of residual interest securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any disqualified organization. Disqualified organizations include the United States, any state or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from tax, other than certain farmers’ cooperatives, unless the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of electing partnerships having 100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

The REMIC regulations provide that a transfer of a noneconomic residual interest will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a noneconomic residual interest unless, at the time of the transfer

(1)	the present value of the expected future distributions on the residual interest at least equals the product of:

(x)	the present value of all anticipated excess inclusions with respect to the residual interest and

(y)           the highest corporate tax rate, currently 35 percent, and

(2)
the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on the excess inclusion accrue, sufficient to pay the taxes that excess inclusion.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to know or have reason to know if the following conditions are met:

(a)
the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future,

(b)	the transferee represents to the transferor that:

(1)	the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest,

(2)	the transferee intends to pay the taxes associated with owning the residual interest as they come due, and

(3)
the transferee will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and

(c)
either (1) the amount received by the transferee is no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (2) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a residual interest, prospective purchasers are encouraged to consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a transfer of the residual interest by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

A different formulation of this rule applies to transfers of residual interest security by or to foreign transferees.

Inducement Fees: The IRS issued final regulations addressing the tax treatment of payments made by the transferor of a non-economic residual interest to induce the transferee to acquire that residual interest (“Inducement Fees”). The regulations (i) require the transferee to recognize an Inducement Fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that Inducement Fees constitute income from sources within the United States.

Mark to market rules. Treasury regulations provide that for purposes of the mark to market requirements of Section 475 of the Code, a REMIC residual interest acquired after January 3, 1995 is not a security and cannot be marked to market, regardless of the value of the REMIC residual interest.

Administrative matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax status as a grantor trust

As further described below, each holder of a security representing an ownership interest in a grantor trust must report on its federal income tax return the gross income from the portion of the mortgages that is allocable to that security and may deduct the portion of the expenses incurred or accrued by the trust fund that is allocable to that security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly an interest in the mortgages and received or accrued directly its share of the payments on the mortgages and incurred or accrued directly its share of expenses incurred or accrued by the trust fund when those amounts are received, incurred or accrued by the trust fund.

A holder of a pass-through security that is an individual, estate, or trust will be allowed deductions for expenses only to the extent that the sum of those expenses and the holder’s other miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. Moreover, a holder of a pass-through security that is not a corporation cannot deduct expenses for purposes of the alternative minimum tax, if applicable. Deductions will include servicing, guarantee and administrative fees paid to the servicer of the mortgage loans. As a result, the trust fund will report additional taxable income to holders of pass-through securities in an amount equal to their allocable share of deductions, and individuals, estates, or trusts holding pass-through securities may have taxable income in excess of the cash received.

Status of the pass-through securities as real property loans. The pass-through securities will be real estate assets for purposes of Section 856(c)(5)(B) of the Code and loans secured by an interest in real property within the meaning of Section 7701(a)(19)(C)(v) of the Code to the extent that the trust fund’s assets are qualifying assets. The pass-through securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the trust fund’s assets include buydown funds, reserve funds, or payments on mortgages held pending distribution to certificateholders. Further, the pass-through securities may not be qualifying real property loans to the extent loans held by the trust fund are not secured by improved real property or real property which is to be improved using the loan proceeds, may not be real estate assets to the extent loans held by the trust are not secured by real property, and may not be loans secured by an interest in real property to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and federal tax counsel is unable to opine whether the loans will be qualifying assets.

Taxation of pass-through securities under stripped bond rules. The federal income tax treatment of the pass-through securities will depend on whether they are subject to the rules of Section 1286 of the Code. The pass-through securities will be subject to those rules if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the IRS may contend that the rules of Section 1286 of the Code apply on the ground that the servicer’s servicing fee, or other amounts, if any, paid to, or retained by, the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm’s length consideration for servicing the loans and should be characterized for federal income tax purposes as an ownership interest in the loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a stripped coupon under the rules of Section 1286 of the Code.

If interest retained for the servicer’s servicing fee or other interest is treated as a stripped coupon, the pass-through securities will either be subject to the OID rules or the market discount rules. A holder of a pass-through security will account for any discount on the pass-through security as market discount rather than OID if either (a) the amount of OID with respect to the pass-through security was treated as zero under the OID de minimis rule when the pass-through security was stripped or (b) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off from the loans. If neither of the above exceptions applies, the OID rules will apply to the pass-through securities.

If the OID rules apply, the holder of a pass-through security, whether a cash or accrual method taxpayer, will be required to report interest income from the pass-through security in each taxable year equal to the income that accrues on the pass-through security in that year calculated under a constant yield method based on the yield of the pass-through security, or, possibly, the yield of each mortgage underlying the pass-through security, to the holder. The yield would be computed at the rate, assuming monthly compounding, that, if used in discounting the holder’s share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the pass-through security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. Section 1272(a)(6) of the Code has been amended to apply to pools of debt instruments the yield on which may be affected by prepayments. If required to report interest income on the pass-through securities to the IRS under the rules of Section 1286 of the Code, it is anticipated that the trustee will calculate the yield of the pass-through securities based on a representative initial offering price of the pass-through securities and a reasonable assumed rate of prepayment of the mortgages, although this yield may differ from the yield to any particular holder that would be used in calculating the interest income of that holder. The prospectus supplement for each series of pass-through securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the mortgages will prepay at that rate or at any other rate.

Assuming that holders are not taxed as directly owning the loans, in the case of a pass-through security acquired at a price equal to the principal amount of the mortgages allocable to the pass-through security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a pass-through security acquired at a discount or premium, that is, at a price less than or greater than this principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. The method of allocating the basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

Pass-through securities of some series may provide for a pass-through rate based on the weighted average of the interest rates of the mortgages held by the trust fund, which interest rates may be fixed or variable. In the case of a variable rate pass-through security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in “--Taxation of debt securities including regular interest securities--Variable rate debt securities.”

Taxation of pass-through securities if stripped bond rules do not apply. If the stripped bond rules do not apply to a pass-through security, then the holder will be required to include in income its share of the interest payments on the mortgages in accordance with its tax accounting method. In addition, if the holder purchased the pass-through security at a discount or premium, the holder will be required to account for that discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether this other discount exceeds a de minimis amount. In the case of OID, the holder, whether a cash or accrual method taxpayer, will be required to report as additional interest income in each month the portion of the discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the mortgages. However, OID could arise with respect to a loan, known as an adjustable rate mortgage (“ARM”), that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in “Taxation of debt securities including regular interest securities--Variable rate debt securities.”

If discount other than OID exceeds a de minimis amount, the holder will also generally be required to include in income in each month the amount of discount accrued through the applicable month and not previously included in income, but limited, with respect to the portion of discount allocable to any mortgage, to the amount of principal on the mortgage received by the trust fund in that month. Because the mortgages will provide for monthly principal payments, a discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues, and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID. The holder may elect to accrue discount under a constant yield method based on the yield of the pass-through security to the holder, or possibly based on the yields of each loan. In the absence of an election, it may be necessary to accrue discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a pass-through security will be considered to be zero if it is less than the product of:

(a)	0.25% of the principal amount of the mortgages allocable to the pass-through security, and

(b)	the weighted average life, in complete years, of the mortgages remaining at the time of purchase of the pass-through security.

If a holder purchases a pass-through security at a premium, the holder may elect under Section 171 of the Code to amortize the portion of premium that is allocable to a loan under a constant yield method based on the yield of the loan to the holder, provided that the loan was originated after September 27, 1985. Premium allocable to a loan originated on or before that date should be allocated among the principal payments on the loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the loans or taking account of a reasonable prepayment assumption, and federal tax counsel is unable to opine on this issue.

If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. The method of allocating basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

Miscellaneous tax aspects

Backup withholding. A holder, other than a holder of a residual interest security, may, under some circumstances, be subject to backup withholding under Section 3406 of the Code with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security:

•	fails to furnish the trustee with its taxpayer identification number;

•	furnishes the trustee an incorrect taxpayer identification number;

•	fails to report properly interest, dividends or other reportable payments as defined in the Code; or

•
under particular circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to payments made to holders, including payments to exempt recipients, such as exempt organizations, and to foreign investors. Holders are encouraged to consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax treatment of foreign investors

Subject to the discussion below with respect to trust funds which are treated as partnerships for federal income tax purposes and with respect to certificates treated as debt for federal income tax purposes, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest, except where:

(a)	the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

(b)	the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax.

For this purpose, a foreign investor is any holder that is not:

(a)	a citizen or resident of the United States;

(b)
a corporation or partnership, including any entity that is classified as either a corporation or partnership for federal income tax purposes, organized under the law of the United States or any state, including the District of Columbia;

(c)	an estate the income of which is includible in gross income regardless of its source; or

(d)	a trust other than a foreign trust, as the term is defined in Section 7701(a)(31) of the Code.

Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless the rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of pass-through securities however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders who are foreign investors are not subject to withholding if they are effectively connected with a United States business conducted by the holder and timely provide an IRS Form W-8ECI Certificate of Foreign Person’s claim for exemption from withholding on income effectively generated with the conduct of a person in the United States. They will, however, generally be subject to the regular United States income tax.

Payments to holders of residual interest securities who are foreign investors will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders should assume that income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Treasury regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a foreign investor will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a residual interest security to a United States person, that is, a person that is not a foreign investor, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code.

Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign investor will be exempt from United States federal income and withholding tax, provided that:

(a)	the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign investor, and

(b)	in the case of an individual foreign investor, the foreign investor is not present in the United States for 183 days or more in the taxable year.

Tax characterization of the trust as a partnership

If a trust fund is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

Tax consequences to holders of the notes issued by a partnership

Treatment of the notes as indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, federal tax counsel has advised the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in “Taxation of debt securities including regular interest securities” above for debt securities which are not regular interest securities.

Possible alternative treatment of the notes. If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund’s expenses.

Tax consequences to holders of the certificates issued by a partnership

Treatment of the trust fund as a partnership. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the trust fund and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. This type of characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in United States dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID Treasury regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account a holder’s allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

(a)
the interest that accrues on the certificates in accordance with their terms for the related month, including interest accruing at the pass-through rate for the related month and interest on amounts previously due on the certificates but not yet distributed;

(b)	any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(c)	prepayment premium payable to the certificateholders for the related month; and

(d)	any other amounts of income payable to the certificateholders for the related month.

This taxable income allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to this type of holder under the Code.

An individual taxpayer’s share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that tax calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and premium. It is believed that the loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any market discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

Section 708 termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the trust fund as a new partnership. The trust fund will not comply with the technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

Disposition of certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income, includible in income, and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations between sellers and transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher or lower basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

Administrative matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes:

(a)	the name, address and taxpayer identification number of the nominee, and

(b)	as to each beneficial owner:

(1)	the name, address and identification number of the person;

(2)	whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

(3)	information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish an information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The seller will be designated as the tax matters partner in the related trust agreement and, as the tax matters partner, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax consequences to foreign securityholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for tax withholding purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign securityholders pursuant to Section 1446 of the Code, as if the taxable income were effectively connected to a U.S. trade or business, at the highest rate applicable to corporations for foreign holders that are taxable as corporations and the highest rate applicable to individuals for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund’s income. Each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent these interest payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered portfolio interest. As a result, securityholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax under Section 3406 of the Code if, in general, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

State Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Considerations,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, it is recommended that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) should consider the fiduciary standards under ERISA, in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors: (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”). Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The Depositor, the seller, each servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan assets

In 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The securities will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the trust fund and not merely an interest in the certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets, and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Class exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a party in interest or disqualified person, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Underwriter exemptions

As may be more fully discussed in the prospectus supplement, the DOL has granted to the underwriters individual exemptions (collectively, the “Exemption”) which is applicable to securities such as the certificates which meet its requirements. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets of the type described in this prospectus and participation interests therein and the purchase, sale and holding in the initial offering and secondary market of certificates which represent beneficial ownership interests in the assets of such trusts.

General conditions of exemption

Among the general conditions which must be satisfied for a transaction involving the certificates to be eligible for exemptive relief under the Exemption are:

(1)	the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arms-length transaction with an unrelated party;

(2)
the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “Loans”);

(3) unless the certificates are backed by fully-secured loans, they may not be subordinated;

(4)
the certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(5)
the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group”, other then the underwriter. The Restricted Group consists of: (i) underwriter as defined in the Exemption, (ii) the Depositor, (iii) the servicer, (iv) each other servicer, (v) any insurer, (vi) the counterparty of any “interest swap” (as described below) held as an asset of the trust fund, and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates;

(6)
the sum of all payments made to, and retained by, the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the servicer and any other servicer must represent not more than reasonable compensation for such person’s services under the pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith;

(7)
the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of certificates; and certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of certificates;

(8)
the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates; and

(9)
one subset of transactions, residential (one- to- four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such transactions are: (a) not subordinated to the rights and interests evidenced by securities of the same trust fund; (b) such certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

Insurance company general accounts

In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain permitted assets

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1)           is an “eligible Swap;”

(2)           is with an “eligible counterparty;”

(3)           is purchased by a “qualified plan investor;”

(4)	meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap”; and

(5)	permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:

(1)           is denominated in U.S. dollars;

(2)
pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(3)
has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

(4)
is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

(5)	has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

(6)	does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

(1)           a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

(2)           an “in-house asset manager” under PTCE 96-23; or

(3)	has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)
obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

(2)
cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)
obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

(2)	cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

(3)           terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (“ISDA”) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

(1)           it is denominated in U.S. dollars;

(2)           it pays an Allowable Interest Rate;

(3)           it is not Leveraged;

(4)	it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trust fund;

(5)           it is entered into between the trust fund and an eligible counterparty; and

(6)           it has an Allowable Notional Amount.

Pre-funding accounts

The Exemption permits transactions using pre-funding accounts (“Pre-Funding Account”) whereby a portion of the Loans are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met:

(1)	the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%);

(2)
all Loans transferred after the closing date (referred to here as “additional Loans”) must meet the same terms and conditions for eligibility as the original Loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency;

(3)
the transfer of such additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

(4)
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust fund on the closing date;

(5)
either: (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement (“Offering Documents”) and/or the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date;

(6)
the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement;

(7)
amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans (“Capitalized Interest Account”) used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency. Such investments must consist only of: (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency; and

(8)           certain disclosure requirements must be met.

Revolving pool features

The Exemption only covers certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on scope of the exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that: (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. The Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Section 4975 of the Code, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Section 4975 of the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

Unless otherwise specified in the related prospectus supplement, the securities will not constitute mortgage-related securities within the meaning of The Secondary Mortgage Marketing Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions are encouraged to consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to each trust fund, the Depositor will agree to sell to each of the underwriters named in the related prospectus supplement, and each of those underwriters will severally agree to purchase from the Depositor, the principal amount of each class of securities of the related series set forth in the related prospectus supplement.

In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that agreement, to purchase all of the securities which are offered by this prospectus and by the related prospectus supplement if any of those securities are purchased. If an underwriter defaults in its obligations, each underwriting agreement will provide that purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

Each prospectus supplement will either:

(x)	set forth the price at which each class of securities will be offered to the public and any concessions that may be offered to dealers participating in the offering of those securities or

(y)	specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

After the initial public offering of any securities, the public offering price and concessions may be changed.

Each underwriting agreement will provide that the Depositor will indemnify underwriters against particular liabilities, including liabilities under the Securities Act of 1933, as amended.

Under each underwriting agreement, the closing of the sale of any class of securities subject to that agreement will be conditioned on the closing of the sale of all other classes also subject to that agreement.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

Legal Matters

Legal matters in connection with the securities will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York or such other counsel as may be identified in the applicable prospectus supplement.

$608,438,000 (Approximate)

Renaissance Home Equity Loan Trust 2006-4
(Issuing Entity)

Delta Funding Corporation
(Originator and Sponsor)

Renaissance Mortgage Acceptance Corp.
(Depositor)

Wells Fargo Bank, N.A.
(Master Servicer and Securities Administrator)

Ocwen Loan Servicing, LLC
(Servicer)

Home Equity Loan
Asset-Backed Notes, Series 2006-4

_____________________________________

PROSPECTUS SUPPLEMENT

December 1, 2006
_____________________________________

RBS Greenwich Capital		Deutsche Bank Securities
Banc of America Securities LLC	Citigroup	JPMorgan